Filed Pursuant to Rule 424(b)(5)

Registration No. 333-202420

PROSPECTUS SUPPLEMENT

(To prospectus dated February 25, 2016)

HSBC

HSBC HOLDINGS PLC

$2,000,000,000 6.875% Perpetual Subordinated Contingent Convertible Securities

(Callable June 2021 and Every Five Years Thereafter)

We are offering $2,000,000,000 principal amount of 6.875% Perpetual Subordinated Contingent Convertible Securities (Callable June 2021 and Every Five Years Thereafter) (the “Securities”). The Securities will be issued pursuant to the indenture dated August 1, 2014 (as amended or supplemented from time to time), as supplemented and amended by a fourth supplemental indenture, expected to be entered into on June 1, 2016 (together, the “Indenture”). From (and including) the issue date to (but excluding) June 1, 2021 (such date and each fifth anniversary date thereafter, a “Reset Date”), the interest rate on the Securities will be 6.875% per annum. From and including each Reset Date to (but excluding) the next following Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Mid-Market Swap Rate on the relevant Reset Determination Date and 5.514%. Subject to cancellation as described further below, we will pay interest on the Securities, if any, in arrear on June 1 and December 1 of each year, beginning on December 1, 2016.

The interest rate following any Reset Date may be less than the interest rate that applies immediately prior to such Reset Date, including the initial interest rate of 6.875%. Moreover, interest will be due and payable on an interest payment date only to the extent it is not cancelled or deemed to have been cancelled in accordance with the terms of the Securities. We will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. The terms of the Securities also provide for circumstances under which we will be restricted from making an interest payment (in whole or in part) on an interest payment date, and the interest payable in respect of any such interest payment date will be deemed to have been cancelled (in whole or in part).

The Securities are perpetual and have no fixed maturity or fixed redemption date. As a result, you may not receive any payments with respect to the Securities as we are not required to pay the principal amount of the Securities at any time prior to a Winding-up Event and we will have the sole and absolute discretion at all times and for any reason to cancel in whole any interest payment.

We may redeem the Securities in whole (but not in part) at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (excluding any cancelled or deemed to have been cancelled interest) on any Reset Date or upon the occurrence of certain tax and regulatory events as described in this prospectus supplement under “Description of the Securities—Redemption—Special Event Redemption.” Any redemption of the Securities is subject to the restrictions described in this prospectus supplement under “Description of the Securities—Redemption—Redemption Conditions.”

If a Capital Adequacy Trigger Event occurs, then an Automatic Conversion will occur without delay (but no later than one month following the date on which it is determined such Capital Adequacy Trigger Event has occurred), at which point all of our obligations under the Securities will be released irrevocably and automatically in consideration of our issuance of Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date, and under no circumstances will such released obligations be reinstated. On the Settlement Date, we expect the Conversion Shares Depository to deliver to the securityholders either (i) Conversion Shares (based on the Conversion Price) or (ii) if we elect, in our sole and absolute discretion, that a Conversion Shares Offer be made, the Conversion Shares Offer Consideration (consisting of the pro rata share of cash proceeds from the sale of any Conversion Shares pursuant to the Conversion Shares Offer (based on the Conversion Shares Offer Price) and the pro rata share of any Conversion Shares not sold pursuant to the Conversion Shares Offer (based on the Conversion Price)). The realizable value of any Conversion Shares received by a securityholder following an Automatic Conversion may be significantly less than the initial Conversion Price of $3.94740 and/or the US dollar equivalent of the initial Conversion Shares Offer Price of £2.70, and the securityholders could lose all or part of their investment in the Securities as a result of the Automatic Conversion.

By its acquisition of the Securities, among other things, each securityholder (which, for these purposes, includes each beneficial owner) will (i) acknowledge and agree that interest is payable solely at our discretion and no amount of interest will become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed to have been cancelled (in whole or in part), (ii) consent to all of the terms and conditions of the Securities, including (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), the issuance of the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer and (iii) acknowledge and agree that effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of our winding-up or the appointment of an administrator for our administration as described in this prospectus supplement, no securityholder will have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on or in respect of such Securities, in each case that is not due and payable, which liabilities will be automatically released.

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements or understandings between us and any securityholder, to be bound by (a) the effect of the exercise of any UK bail-in power (as defined herein) by the relevant UK resolution authority (as defined herein); and (b) the variation of the terms of the Securities or the Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due (as defined below) will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. For these purposes, “Amounts Due” are the principal amount of, and any accrued but unpaid interest, including any Additional Amounts (as defined herein), on, the Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority. See “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power.” Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of the UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Securities.

For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any UK bail-in power by the relevant UK resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act of 1939, as amended, will waive any and all claims, in law and/or in equity, against The Bank of New York Mellon, London Branch, as trustee, for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities.

Application will be made to The Irish Stock Exchange plc (the “Irish Stock Exchange”) for the Securities to be admitted to the Official List and to trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange. Admission to the Official List and trading on the Global Exchange Market is expected to begin within 30 days of the initial delivery of the Securities.

Investing in the Securities involves certain risks. See “Risk Factors” beginning on Page S-19.

The Securities are not intended to be sold and should not be sold to retail clients in the European Economic Area (the “EEA”), as defined in the rules set out in the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015, as amended or replaced from time to time, other than in circumstances that do not and will not give rise to a contravention of those rules by any person. Prospective investors are referred to the section headed “Restrictions on marketing and sales to retail investors” on page S-2 of this prospectus supplement.

Unless otherwise defined, terms that are defined in “Description of the Securities” beginning on page S-47 have the same meaning when used on this cover page.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

	Per Security	Total
Public Offering Price(1)	100.000%	$2,000,000,000
Underwriting Discount	1.000%	$20,000,000
Proceeds to us (before expenses)	99.000%	$1,980,000,000

(1)	Plus accrued interest, if any, from June 1, 2016.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in any of these Securities after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by HSBC Securities (USA) Inc. or another of our affiliates, unless we or our agent informs the purchaser otherwise in the confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

The underwriters expect to deliver the Securities to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV on or about June 1, 2016.

Sole Structuring Adviser and Book-Running Manager

HSBC

The date of this prospectus supplement is May 24, 2016.

Prospectus Supplement

Prospectus

Restrictions on marketing and sales to retail investors

The Securities described in this prospectus supplement are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Securities to retail investors. In particular, in June 2015, the Financial Conduct Authority (the “FCA”) published the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015, which took effect from October 1, 2015 (the “PI Instrument”). Under the rules set out in the PI Instrument (as amended or replaced from time to time, the “PI Rules”) (i) certain contingent write-down or convertible securities (including any beneficial interests therein), such as the Securities, must not be sold to retail clients in the European Economic Area (the “EEA”); and (ii) there must not be any communication or approval of an invitation or inducement to participate in, acquire or underwrite such securities (or the beneficial interest in such securities) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the EEA (in each case, within the meaning of the PI Rules), other than in accordance with the limited exemptions set out in the PI Rules.

The underwriters are required to comply with the PI Rules. By purchasing, or making or accepting an offer to purchase, any Securities (or a beneficial interest in such Securities) from HSBC and/or any underwriter, each prospective investor represents, warrants, agrees with and undertakes to HSBC and its affiliates and each of the underwriters and their affiliates that: (1) it is not a retail client in the EEA (as defined in the PI Rules); (2) whether or not subject to the PI Rules, it will not (A) sell or offer the Securities (or any beneficial interest therein) to retail clients in the EEA or (B) communicate (including the distribution of this prospectus supplement or the accompanying prospectus) or approve an invitation or inducement to participate in, acquire or underwrite the Securities (or any beneficial interests therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the EEA (in each case within the meaning of the PI Rules), in any such case other than (i) in relation to any sale, or offer to sell the Securities (or any beneficial interests therein) to a retail client in or resident in the United Kingdom, in circumstances that do not and will not give rise to a contravention of the PI Rules by any person and/or (ii) in relation to any sale or offer to sell the Securities (or any beneficial interests therein) to a retail client in any EEA member state other than the United Kingdom, where (a) it has conducted an assessment and concluded that the relevant retail client understands the risks of an investment in the Securities (or such beneficial interests therein) and is able to bear the potential losses involved in an investment in the Securities (or such beneficial interests therein) and (b) it has at all times acted in relation to such sale or offer in compliance with the Markets in Financial Instruments Directive (2004/39/EC) (“MiFID”) to the extent it applies to it or, to the extent MiFID does not apply to it, in a manner which would be in compliance with MiFID if it were to apply to it; and (3) it will at all times comply with all applicable laws, regulations and regulatory guidance (whether inside or outside the EEA) relating to the promotion, offering, distribution and/or sale of the Securities (or any beneficial interests therein), including (without limitation) any such laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Securities (or any beneficial interests therein) by investors in any relevant jurisdiction.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Securities (or any beneficial interests therein) from HSBC or any underwriter, the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client. For the avoidance of doubt, the restrictions described above do not affect the distribution of the Securities in jurisdictions outside the EEA, such as the United States provided that any distribution into the EEA complies with the PI Rules.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorize, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the Securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In connection with the issue of the Securities, HSBC Securities (USA) Inc. or any person acting for it may over-allot or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on HSBC Securities (USA) Inc. or any agent of it to do this. Such stabilizing, if commenced, may be discontinued at any time and must be brought to an end after a limited period.

The Securities may not be a suitable investment for all investors and you must determine the suitability (either alone or with the help of a financial adviser) of an investment in the Securities in light of your own circumstances. In particular, each potential investor should:

•	have sufficient knowledge and experience to make a meaningful evaluation of the Securities, the merits and risks of investing in the Securities and the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus;

•	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Securities and the impact such investment will have on its overall investment portfolio;

•	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Securities, including where the currency for principal or interest payments (US dollars) is different from the currency in which such potential investor’s financial activities are principally denominated;

•	understand thoroughly the terms of the Securities, such as the provisions regarding the cancellation of interest, Automatic Conversion upon a Capital Adequacy Trigger Event and the UK bail-in power, and be familiar with the behavior of any relevant indices and financial markets and the potential impact on the Securities of the cancellation of interest, Automatic Conversion upon a Capital Adequacy Trigger Event and/or the exercise of the UK bail-in power;

•	understand that the price, if any, at which securities dealers may be willing to purchase or sell the Securities in the secondary market may be influenced by factors that are beyond our control, and such potential investor may not be able to obtain a price equal to the price it paid for its Securities in the secondary market; and

•	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

You should not invest in the Securities unless you have the knowledge and expertise (either alone or with a financial adviser) to evaluate how the Securities will perform under changing conditions, the resulting effects on the value of the Securities due to the likelihood of our cancelling interest, the occurrence of a Capital Adequacy Trigger Event and corresponding Automatic Conversion or an exercise of the UK bail-in power and the impact this investment will have on your overall investment portfolio. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement has been prepared on the basis that any offer of the Securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus for offers of the Securities. Accordingly any person making or intending to make an offer in that Member State of the Securities which are the subject of an offering contemplated in this prospectus supplement as completed by final terms in relation to the offer of those Securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the Securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of the Securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Securities contemplated in this prospectus supplement. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in the Member State.

Each securityholder (which, for these purposes, includes each beneficial owner) acknowledges that The Stock Exchange of Hong Kong Limited (the “HKSE”) and the Securities and Futures Commission of Hong Kong (the “SFC”) may request us to report certain information with respect to such securityholder (which may be obtained from the underwriters), including, among other things, such securityholder’s name, countries of operation and allotment sizes, that we may provide the HKSE and the SFC with any such requested information with respect to such securityholder and that our major securityholders (which may include those who have invested in the Securities) and their respective interests may be disclosed in our annual and interim reports (which disclosure as of the date of this prospectus supplement would be required by those who have an interest in 5% or more of any class of our voting shares, including any interest in unissued shares that may be issuable upon conversion of the Securities) and/or other public filings as may be required to be made in the future by us in accordance with applicable stock exchange rules or regulatory requirements.

CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL AND OTHER DATA

Definitions

As used in this prospectus supplement and the accompanying prospectus, the terms “HSBC Holdings,” “we,” “us” and “our” refer to HSBC Holdings plc. “HSBC Group” and “HSBC” mean HSBC Holdings together with its subsidiary undertakings.

Presentation of Financial Information

The consolidated financial statements of HSBC Group have been prepared in accordance with International Financial Reporting Standards (“IFRSs”), as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”). EU-endorsed IFRSs could differ from IFRSs as issued by the IASB, if, at any point in time, new or amended IFRSs were to be endorsed by the EU. At December 31, 2015, there were no unendorsed standards effective for the year ended December 31, 2015 affecting our consolidated financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended December 31, 2015 were prepared in accordance with IFRSs as issued by the IASB.

We use the US dollar as our presentation currency in our consolidated financial statements because the US dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

With the exception of the capital ratios presented under “HSBC Holdings plc,” the financial information presented in this document has been prepared in accordance with IFRSs as issued by the IASB and as endorsed by the EU. See “Where You Can Find More Information About Us.”

Currency

In this prospectus supplement, all references to (i) “US dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America, (ii) “euro” or “€” are to the lawful currency of the Member States of the EU that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended, (iii) “sterling” “pounds sterling” or “£” are to the lawful currency of the United Kingdom and (iv) “CAD” are to the lawful currency of Canada.

LIMITATIONS ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus supplement and the accompanying prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case in effect at the time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy. These forward-looking statements include statements relating to: Moody’s Investor Service’s statement regarding our financial strength; implementation and exercise of the UK bail-in powers; our plan to issue additional senior debt securities; interest payments, restrictions and cancellations; sale, price and delivery of Conversion Shares; occurrence and effects of certain trigger and conversion events; our capital requirements and potential management actions taken to meet such requirements; potential remedies and protections; changes in the market price of our ordinary shares; and listing of the Securities. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, as described under “Cautionary statement regarding forward-looking statements” in HSBC Holdings’ Annual Report on Form 20-F for the year ended December 31, 2015 filed with the SEC on February 25, 2016 (the “2015 Form 20-F”). We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in the 2015 Form 20-F, the Form 6-K furnished to the SEC on February 29, 2016 (furnishing additional information about our business and capital structure) and the Form 6-K furnished to the SEC on May 3, 2016 (furnishing the earnings release for the period ended March 31, 2016).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the SEC a post-effective amendment to the registration statement on Form F-3 (No. 333-202420) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities offered by this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to us or the Securities, please refer to the Registration Statement, including its exhibits and the financial statements, notes and schedules filed as a part thereof. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. In addition, we file with the SEC annual reports and special reports, proxy statements and other information. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

We are “incorporating by reference” in this prospectus supplement and the accompanying prospectus the information in the documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference in this prospectus supplement and the accompanying prospectus the 2015 Form 20-F, the Form 6-K furnished to the SEC on February 29, 2016 (furnishing additional information about our business and capital structure), the Form 6-K furnished to the SEC on March 18, 2016 (furnishing the notice of annual general meeting) and the Form 6-K furnished to the SEC on May 3, 2016 (furnishing the earnings release for the period ended March 31, 2016).

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent expressly stated therein, certain reports on Form 6-K furnished by us after the date of this prospectus supplement will also be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such document.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square London E14 5HQ England

Tel: +44-20-7991-8888

HSBC Holdings plc

c/o HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York, 10018

Attn: Company Secretary

Tel: +1-212-525-5000

SUMMARY OF THE OFFERING

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial statements and related notes incorporated by reference herein, before making an investment decision. Terms which are defined in “Description of the Securities” included in this prospectus supplement beginning on page S-47 have the same meaning when used in this summary.

Issuer	HSBC Holdings plc.

Securities Offered	6.875% Perpetual Subordinated Contingent Convertible Securities (Callable June 2021 and Every Five Years Thereafter) in an aggregate principal amount of $2,000,000,000 ( the “Securities”).

Issue Date	June 1, 2016.

Interest	From (and including) the issue date to (but excluding) June 1, 2021, the interest rate on the Securities will be 6.875% per annum. From and including each Reset Date to (but excluding) the next following Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Mid-Market Swap Rate on the relevant Reset Determination Date and 5.514%.

Reset Dates	June 1, 2021 and each fifth anniversary date thereafter (each such date, a “Reset Date”).

Each period from (and including) a Reset Date to (but excluding) the following Reset Date shall be a “Reset Period.”

Reset Determination Date	The second business day immediately preceding a Reset Date (each, a “Reset Determination Date”).

Mid-Market Swap Rate	Means the rate for US dollar swaps with a five-year term commencing on the relevant Reset Date which appears on Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) (the “relevant screen page”) as at approximately 11:00 a.m. (New York time) on the relevant Reset Determination Date, all as determined by the calculation agent (the “Mid-Market Swap Rate”).

If no such rate appears on the relevant screen page for such five-year term, then the Mid-Market Swap Rate will be determined through the use of straight-line interpolation by reference to two rates, one of which will be determined in accordance with the above provisions, but as if the relevant Reset Period were the period of time for which rates are available next shorter than the length of the actual Reset Period and the other of which will be determined in accordance with the above provisions, but as if the relevant Reset Period were the period of time for which rates are available next longer than the length of the actual Reset Period.

If on any Reset Determination Date the relevant screen page is not available or the Mid-Market Swap Rate does not appear on the relevant screen page, the calculation agent will request the principal office in New York of four major banks in the swap, money, securities or other market most closely connected with the relevant Mid-Market Swap Rate (as selected by us on the advice of an investment bank of international repute) (the “Reference Banks”) to provide it with its Mid-Market Swap Rate Quotation as at approximately 11:00 a.m. (New York time) on the relevant Reset Determination Date. If two or more of the Reference Banks provide the calculation agent with Mid-Market Swap Rate Quotations, the interest rate for the relevant Reset Period will be the sum of 5.514% and the arithmetic mean (rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards)) of the relevant Mid-Market Swap Rate Quotations, as determined by the calculation agent. If only one or none of the Reference Banks provides the calculation agent with a Mid-Market Swap Rate Quotation, the interest will be determined to be the rate of interest as at the last preceding Reset Date or, in the case of the initial Reset Determination Date, 6.875%.

Interest Payment Dates	Interest on the Securities, if any, will be payable in arrear on June 1 and December 1 of each year, beginning on December 1, 2016.

Discretionary Interest Payments	We will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date (the “Discretionary Interest Payment Right”).

Restriction on Interest Payments	Without prejudice to the Discretionary Interest Payment Right or the prohibition contained in Article 141(2) of CRD (as defined under “Description of the Securities—Definitions”) (and any implementation of such provision in the United Kingdom or, as the case may be, any succeeding provision amending or replacing such Article or any such implementing provision) on the making of payments on the Securities before the Maximum Distributable Amount has been calculated, subject to the extent permitted in the following paragraph in respect of partial interest payments in respect of the Securities, we will not make an interest payment on any interest payment date (and such interest payment will therefore be deemed to have been cancelled and thus will not be due and payable on such interest payment date) if:

(a)	the amount of Relevant Distributions exceeds the amount of Distributable Items as of such interest payment date;

(b)	the aggregate of (x) the interest amount payable in respect of the Securities and (y) the amounts of any distributions of the kind referred to in Article 141(2) of CRD (and any implementation of such provision in the United Kingdom or, as the case may be, any succeeding provision amending or replacing such Article or any such implementing provision) exceeds the Maximum Distributable Amount (if any) applicable to us as of such interest payment date;

(c)	the Solvency Condition is not satisfied in respect of such interest payment; or

(d)	the Relevant Regulator orders us to cancel (in whole or in part) the interest otherwise payable on such interest payment date.

We may, in our sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph. For the avoidance of doubt, the portion of interest not paid on the relevant interest payment date will be deemed to have been cancelled and thus will not be due and payable on such interest payment date.

“Distributable Items” means the amount of our profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of the Securities and any Parity Securities and Junior Securities less any losses brought forward, profits which are non-distributable pursuant to the Companies Act 2006 (United Kingdom), as amended from time to time (the “Companies Act”) or other provisions of English law from time to time applicable to us or our Memorandum and Articles of Association (our “Articles of Association”) and sums placed to non-distributable reserves in accordance with the Companies Act or other provisions of English law from time to time applicable to us or our Articles of Association, those losses and reserves being determined on the basis of our individual accounts and not on the basis of our consolidated accounts.

“Junior Securities” means, in respect of the Securities, (i) any of our ordinary shares or our other securities that rank, or are expressed to rank, junior to the Securities in our winding-up or administration as described under “Description of the Securities—Subordination” and/or (ii) any securities issued by any other member of the HSBC Group where the terms of such securities benefit from a guarantee or support agreement entered into by us that ranks, or is expressed to rank, junior to the Securities in our winding-up or administration as described under “Description of the Securities—Subordination” and/or (iii) any of our capital instruments that qualify as common equity Tier 1 instruments under the Relevant Rules.

“Maximum Distributable Amount” means any applicable maximum distributable amount relating to us required to be calculated in accordance with Article 141 of CRD (and any implementation of such provision in the United Kingdom or, as the case may be, any succeeding provision amending or replacing such Article or any such implementing provision).

“Parity Securities” means, (i) the most senior ranking class or classes of preference shares in our capital from time to time and any other of our securities ranking, or expressed to rank, pari passu with the Securities and/or such senior preference shares in our winding-up or administration as described under “Description of the Securities—Subordination,” and/or (ii) any securities issued by any other member of the HSBC Group where the terms of such securities benefit from a guarantee or support agreement entered into by us which ranks or is expressed to rank pari passu with the Securities and/or such senior preference shares in our winding-up or administration as described under “Description of the Securities—Subordination.”

“Relevant Distributions” means, in relation to any interest payment date, the sum of (i) all distributions or interest payments made or declared by us since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities and (ii) all distributions or interest payments payable by us (and not cancelled or deemed to have been cancelled) on such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items.

“Solvency Condition” means the condition that, other than in the event of our winding-up or administration, as described in “Description of the Securities—Subordination,” or with respect to the payment of the cash proceeds from any Conversion Shares Offer Consideration, as described under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer,” payments in respect of, or arising from, the Securities will be conditional (x) upon our being solvent at the time of payment by us, and (y) in that no sum in respect of or arising from the Securities may fall due and be paid except to the extent that we could make such payment and still be solvent immediately thereafter. For purposes of determining whether the Solvency Condition is met, we will be considered to be solvent at a particular point in time if (x) we are able to pay our debts owed to Senior Creditors as they fall due and (y) the Balance Sheet Condition has been met.

Notice of Interest Cancellation	If practicable, we will provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the securityholders through the Depository Trust Company (“DTC”) (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) and to the trustee and the paying agent directly on or prior to the relevant interest payment date. If practicable, we will endeavor to do so at least five business days prior to the relevant interest payment date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest (and accordingly, such interest will not be due and payable), or give the securityholders any rights as a result of such failure.

Agreement to Interest Cancellation	By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that:

(a)	interest is payable solely at our discretion and no amount of interest will become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed to have been cancelled (in whole or in part), including as a result of our Distributable Items or the Maximum Distributable Amount being exceeded, failing to satisfy the Solvency Condition or an order from the Relevant Regulator; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture (as defined below) and the Securities will not constitute a default in payment or otherwise under the terms of the Indenture or the Securities.

Optional Redemption	The Securities will not be redeemable at the option of the securityholders at any time.

The Securities may be redeemed in whole (but not in part) at our option on any Reset Date at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “Description of the Securities—Interest—Interest Cancellation”). Any redemption of the Securities is subject to the restrictions described under “Description of the Securities—Redemption—Redemption Conditions.”

Special Event Redemption	The Securities may be redeemed in whole (but not in part) at our option upon the occurrence of a Tax Event or a Capital Disqualification Event. See “Description of the Securities—Redemption—Special Event Redemption.” In each case, the redemption price will be equal to 100% of the principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “Description of the Securities—Interest—Interest Cancellation”). Any redemption of the Securities is subject to the restrictions described under “Description of the Securities—Redemption—Redemption Conditions.”

Notice of Redemption	Any redemption of the Securities will be subject to our giving prior notice to the securityholders as described under “Description of the Securities—Redemption—Notice of Redemption.”

A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if either (x) the Solvency Condition is not satisfied in respect of the relevant redemption amount on the applicable redemption date, (y) a Capital Adequacy Trigger Event occurs prior to the applicable redemption date (in which case, an Automatic Conversion will occur as described under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event”) or (z) the relevant UK resolution authority exercises its UK bail-in power prior to the applicable redemption date.

Capital Adequacy Trigger Event	A “Capital Adequacy Trigger Event” will occur if at any time the end-point CET1 Ratio is less than 7.0%. Whether a Capital Adequacy Trigger Event has occurred at any time will be determined by us, the Relevant Regulator or any agent of the Relevant Regulator appointed for such purpose by the Relevant Regulator.

“end-point CET1 Ratio” means, as at any date, the ratio of CET1 Capital to the Risk Weighted Assets, in each case as of such date, expressed as a percentage.

“CET1 Capital” means, as of any date, the sum, expressed in US dollars, of all amounts that constitute common equity Tier 1 capital of the HSBC Group as of such date, less any deductions from common equity Tier 1 capital required to be made as of such date, in each case as calculated by us on a consolidated basis and without applying the transitional provisions set out in Part Ten of the CRR in accordance with the Relevant Rules applicable to us as at such date (which calculation will be binding on the trustee, the paying agent and the securityholders). For the purposes of this definition, the term “common equity Tier 1 capital” will have the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Relevant Rules then applicable to the HSBC Group or by the Relevant Regulator.

“Risk Weighted Assets” means, as of any date, the aggregate amount, expressed in US dollars, of the risk weighted assets of the HSBC Group as of such date, as calculated by us on a consolidated basis and without applying the transitional provisions set out in Part Ten of the CRR in accordance with the Relevant Rules applicable to us as at such date (which calculation will be binding on the trustee, the paying agent and the securityholders). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by us in accordance with the Relevant Rules.

Automatic Conversion upon a Capital Adequacy Trigger Event

If a Capital Adequacy Trigger Event occurs, then an Automatic Conversion will occur without delay (but no later than one month following the date on which it is determined such Capital Adequacy Trigger Event has occurred), as described under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Automatic Conversion Procedure,” at which point all of our obligations under the Securities will be irrevocably and automatically released in consideration of our issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the date on which the Automatic Conversion will take place, or has taken place, as applicable (such date, the “Conversion Date”), and under no circumstances will such released obligations be reinstated.

After a Capital Adequacy Trigger Event, subject to the conditions described under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure,” we expect the Conversion Shares Depository to deliver to the securityholders on the Settlement Date either (i) Conversion Shares or (ii) if we elect, in our sole and absolute discretion, that a Conversion Shares Offer be made, the Conversion Shares Offer Consideration.

The Securities will not be convertible into Conversion Shares at the option of the securityholders at any time.

“Conversion Shares” means our ordinary shares to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion, which ordinary shares will be in such number as is determined by dividing the aggregate principal amount of the Securities outstanding immediately prior to the Conversion Date by the Conversion Price rounded down, if necessary, to the nearest whole number of ordinary shares. The “Conversion Price” is fixed initially at $3.94740 and is subject to certain anti-dilution adjustments as described under “Description of the Securities—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price.” On the issue date, the Conversion Shares Offer Price and the Conversion Price will be equal (based on an exchange rate of £1.00 = $1.46200).

“Conversion Shares Offer” means, our election, at our sole and absolute discretion, that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of our ordinary shareholders at a cash price per Conversion Share equal to the Conversion Shares Offer Price, subject to the conditions described further under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure.”

“Conversion Shares Offer Price” is fixed initially at £2.70 and is subject to certain anti-dilution adjustments as described under “Description of the Securities—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price.” On the issue date, the Conversion Shares Offer Price and the Conversion Price will be equal (based on an exchange rate of £1.00 = $1.46200).

“Conversion Shares Offer Consideration” means in respect of each Security (i) if all the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds from such sale attributable to such Security converted from sterling (or any such other currency in which our ordinary shares are denominated) into US dollars at the Prevailing Rate as of the date that is three Depository Business Days prior to the relevant Settlement Date as determined by the Conversion Shares Depository (less the pro rata share of any foreign exchange transaction costs) (the “pro rata cash component”), (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata cash component and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares, and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) in order for the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) to conduct the Conversion Shares Offer.

Agreement with Respect to a Capital Adequacy Trigger Event

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will (i) consent to all of the terms and conditions of the Securities, including (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), the issuance of the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) acknowledge and agree that effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of our winding-up or the appointment of an administrator for our administration as described under “Description of the Securities—Subordination,” no securityholder will have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on or in respect of such Securities, in each case that is not due and payable, which liabilities will be automatically released, (iii) acknowledge and agree that events in, and related to, clause (i) may occur without any further action on the part of such securityholder (or beneficial owner), the trustee or the paying agent, (iv) authorize, direct and request DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such securityholder (or beneficial owner), the trustee or the paying agent and (v) waive, to the extent permitted by the Trust Indenture Act of 1939, as amended, any claim against the trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

Agreement with Respect to a Conversion Shares Offer	If we elect, in our sole and absolute discretion, that a Conversion Shares Offer be conducted, by its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will: (i) consent to (x) any Conversion Shares Offer and to the Conversion Shares Depository’s using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the Securities, notwithstanding that such Conversion Shares are held by the Conversion Shares Depository on behalf of the securityholders and (y) the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the Securities, and (ii) irrevocably agree that (x) we, the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, and (y) neither we, the trustee, the paying agent, the Conversion Shares Depository nor the Conversion Shares Offer Agent, if any, will, to the extent permitted by applicable law, incur any liability to the securityholders in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the securityholders’ entitlement to any Conversion Shares Offer Consideration).

Agreement with Respect to the Exercise of UK Bail-in Power

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements or understandings between us and any securityholder, to be bound by (a) the effect of the exercise of any UK bail-in power (as defined under “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power”) by the relevant UK resolution authority (as defined under “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power”); and (b) the variation of the terms of the Securities or the Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. For these purposes, “Amounts Due” are the principal amount of, and any accrued but unpaid interest, including any Additional Amounts (as defined under

“Description of the Securities—Additional Amounts”), on, the Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority. See “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power.”

Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of the UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Securities.

For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any UK bail-in power by the relevant UK resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

Payment of Additional Amounts	We will pay additional amounts in respect of the Securities in the circumstances described under “Description of the Securities—Additional Amounts.”

Subordination	The Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The Securities will be subordinated to the claims of Senior Creditors.

“Senior Creditors” means our creditors (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated to the claims of our unsubordinated creditors but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of our other creditors, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the securityholders in a winding-up occurring prior to a Capital Adequacy Trigger Event. For the avoidance of doubt, holders of any of our existing or future Tier 2 capital instruments will be Senior Creditors.

Form of Securities	The Securities will be issued in the form of one or more global securities registered in the name of the nominee for, and deposited with, DTC.

Trading through DTC, Clearstream Luxembourg and Euroclear

Initial settlement for the Securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking, société anonyme, in Luxembourg (“Clearstream Luxembourg”) customers and/or Euroclear Bank SA/NV (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Listing	Application will be made to The Irish Stock Exchange plc (the “Irish Stock Exchange”) for the Securities to be admitted to the Official List and to trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange.

Sinking Fund	There will be no sinking fund for the Securities.

Trustee	We will issue the Securities under the indenture dated August 1, 2014 (as amended or supplemented from time to time), as supplemented and amended by a fourth supplemental indenture, expected to be entered into on June 1, 2016, in each case with The Bank of New York Mellon, London Branch, as trustee (the indenture, together with the fourth supplemental indenture, the “Indenture”).

Paying Agent	HSBC Bank USA, National Association, or its successor appointed by us pursuant to the Indenture.

Calculation Agent	HSBC Bank USA, National Association, or its successor appointed by us, pursuant to a calculation agent agreement expected to be entered into on June 1, 2016.

Use of Proceeds	We will use the net proceeds from the sale of the Securities for general corporate purposes and to further strengthen our capital base pursuant to requirements under CRD IV (as defined under “Description of the Securities—Definitions”).

Conflicts of Interest	HSBC Securities (USA) Inc. is an affiliate of HSBC Holdings and, as such, the offering is being conducted in compliance with the FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority (“FINRA”).

Minimum Denominations	The Securities will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Business Day	A day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in New York City, New York.

Governing Law and Jurisdiction	The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions of the Indenture and of the Securities (see “Description of the Securities—Subordination”) will be governed by, and construed in accordance with, the laws of England and Wales. Any legal proceedings arising out of, or based upon, the Indenture or the Securities may be instituted in any state or federal court in the Borough of Manhattan in New York City, New York.

RISK FACTORS

An investment in the Securities involves significant risk. Accordingly, you should consider carefully all of the information set forth in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors,” before you decide to invest in the Securities. Terms which are defined in “Description of the Securities” included in this prospectus supplement beginning on page S-47 have the same meaning when used in this section.

Risks Relating to HSBC’s Business

For information on risks relating to HSBC’s business, you should read the risks described in the 2015 Form 20-F, including the section entitled “Risk Factors” on pages 109a through 109l and Note 40 (Legal proceedings and regulatory matters) to the consolidated financial statements included therein on pages 446 through 454, which is incorporated by reference in this prospectus supplement and/or similar disclosure in subsequent filings incorporated by reference in this prospectus supplement.

Risks Relating to the Securities

The Securities have no fixed maturity and no fixed redemption date and you do not have the right to accelerate the repayment of the principal amount of the Securities prior to a Winding-up Event.

The Securities are perpetual securities and have no fixed maturity date or fixed redemption date. Moreover, you do not have the right to cause the Securities to be redeemed or otherwise accelerate the repayment of the principal amount of the Securities prior to a Winding-up Event (as described under “Description of the Securities—Default and Remedies”). Accordingly, we are under no obligation to repay or redeem (in whole or in part) the principal amount of the Securities at any time prior to such Winding-up Event and, as a result, you may not receive any payments of principal on the Securities.

Interest on the Securities will be due and payable on an interest payment date only if it is not cancelled or deemed to have been cancelled, and we may cancel interest (in whole or in part), in our absolute and sole discretion, at any time.

Interest will be due and payable only on an interest payment date to the extent it is not cancelled or deemed to have been cancelled in accordance with the terms of the Securities. Although we may, in our sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, we may do so only to the extent that such partial interest payment may be made without breaching the restriction described below. Moreover, any portion of interest not paid on the relevant interest payment date will be deemed to have been cancelled.

We will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If we do not make an interest payment in respect of the Securities on the relevant interest payment date (or if we elect to make a payment of a portion, but not all, of such interest payment), such non-payment will evidence the exercise of our discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) will not be due and payable. Moreover, notwithstanding such cancellation or that the Securities rank senior to our ordinary shares, we may use funds that could have been applied to make such cancelled interest payments to pay dividends on our ordinary or preference shares or to meet our other obligations as they become due, including on any Parity Securities (such as any other series of contingent convertible securities we may issue under the Indenture). It is the current intention of our board of directors to take into account the relative ranking in our capital structure of our ordinary shares and outstanding additional Tier 1 securities whenever exercising its discretion to declare dividends on the former or to cancel interest on the latter. However, our board of directors may depart from this policy at any time in its sole discretion.

In addition, we will not make an interest payment on any interest payment date, and such interest payment will therefore be deemed to have been cancelled (and thus will not be due and payable on such interest payment date), if:

•	the amount of Relevant Distributions date exceeds the amount of Distributable Items as of such interest payment date;

•	the aggregate of (x) the interest amount payable in respect of the Securities and (y) the amounts of any distributions of the kind referred to in Article 141(2) of CRD (and any implementation of such provision in the United Kingdom or, as the case may be, any succeeding provision amending or replacing such Article or any such implementing provision) (as discussed under “—Risks Relating to the Securities—CRD IV introduces capital requirements and powers to the PRA that will restrict us from making interest payments on the Securities in certain circumstances, and certain regulatory proposals may restrict or prohibit us further from making such interest payments, in which case interest payments will be cancelled, which you may not be able to anticipate”) exceeds the Maximum Distributable Amount (if any) applicable to us as of such interest payment date;

•	the Solvency Condition (as described under “Description of the Securities—Subordination”) is not satisfied in respect of such interest payment; or

•	the Relevant Regulator orders us to cancel (in whole or in part) the interest otherwise payable on such interest payment date.

Interest will not be due and will not accumulate or be payable at any time after cancellation or deemed cancellation, and you will have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. Furthermore, no cancellation or deemed cancellation of interest in accordance with the terms of the Indenture will constitute a default in payment or otherwise under the terms of the Securities. Although we will endeavor to provide notice of cancellation or deemed cancellation at least five business days prior to the relevant interest payment date, we will only do so if practicable and failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest.

CRD IV introduces capital requirements and powers to the PRA that will restrict us from making interest payments on the Securities in certain circumstances, and certain regulatory proposals may restrict or prohibit us further from making such interest payments, in which case interest payments will be cancelled, which you may not be able to anticipate.

CRD IV introduces capital buffer requirements that are in addition to the Pillar 1 requirements and Pillar 2A guidance and are required to be met with common equity Tier 1 capital. The five new capital buffers include: (i) the capital conservation buffer, (ii) the institution-specific counter-cyclical buffer, (iii) the global systemically important institutions (“G-SII”) buffer, (iv) the buffer for other systemically important institutions and (v) the systemic risk buffer. Some or all of these buffers may be applicable to the HSBC Group as determined by the UK Prudential Regulation Authority (the “PRA”). See pages 239 through 241 in the 2015 Form 20-F.

Under Article 141 of CRD (and any implementation of such provision in the United Kingdom or, as the case may be, any succeeding provision amending or replacing such Article or any such implementing provision) (“Article 141”), Member States must require that institutions that fail to meet the combined buffer requirement (broadly, the combination of the capital conservation buffer, the institution-specific counter-cyclical buffer and the higher of (depending on the institution) the systemic risk buffer, G-SII buffer and the other systemically important institution buffer, in each case as applicable to the institution) will be subject to restricted “discretionary payments” (which are defined broadly by CRD IV as payments or distributions relating to common equity Tier 1, variable remuneration and payments on additional Tier 1 instruments (such as the Securities)). Since these requirements apply to institutions on a consolidated basis, the PRA can indirectly impose these restrictions on us. The restrictions for failing to meet the combined buffer requirement will be scaled according to the extent of the breach of the combined buffer requirement and calculated as a percentage of the profits of the institution since the last distribution of profits or discretionary payment. Such calculation will result in a maximum distributable amount in each relevant period. As an example, the scaling is such that in the bottom quartile of the combined buffer requirement, no discretionary payments will be permitted to be paid.

As a consequence, in the event of breach of the combined buffer requirement, it may be necessary to reduce discretionary payments in whole or in part, including potentially cancelling (in whole or in part) interest payments in respect of the Securities. Moreover, the HSBC Group’s capital requirements, including Pillar 2A guidance, by their nature, are calculated by reference to a number of factors, any one or combination of which may not be easily observable or capable of calculation by you. As a result, you may not be able to anticipate whether we will need to reduce discretionary payments, including by cancelling interest payments (in whole or in part) in respect of the Securities, which may affect the value of your investment in the Securities. Additionally, although the PRA implemented Article 141 on May 1, 2014 in the PRA Rulebook, the interaction of such restriction with the capital requirements and buffers referred to above remains uncertain in many respects. Such uncertainty is expected to continue while the relevant authorities in the EU and the United Kingdom consult on and develop their proposals and provide guidance on the application of the rules.

The PRA also has the power under section 55M of the Financial Services and Markets Act 2000 (the “FSMA”) (implementing Article 104 of CRD) to impose requirements on us, the effect of which will be to restrict or prohibit payments of interest to you, which is most likely to materialize if at any time we are failing, or are expected to fail, to meet our capital requirements. If the PRA exercises its discretion, we will cancel (in whole or in part, as required by the PRA) interest payments in respect of the Securities.

In addition, the PRA’s supervisory statement establishes that all firms, which includes us, will be expected to satisfy the new PRA buffer with 100% CET1 capital, which will be in addition to the CET1 capital used to meet the combined buffer requirement, by January 2019. The PRA also has recently introduced requirements in relation to minimum leverage ratios, as described on page 241 of the 2015 Form 20-F. Failure to meet the PRA buffer or leverage ratios could result in the preparation of a capital restoration plan. Such capital restoration plan may impose restrictions on discretionary payments, which may result in the cancellation (in whole or in part) of interest payments in respect of the Securities.

Separately, certain current regulatory proposals may restrict or prohibit us further from making interest payments on the Securities in certain circumstances. For example, the BRRD (as defined under Description of the Securities—Definitions) requires member states to enable their resolution authorities to set a minimum requirement for eligible liabilities (“MREL”) for banks in their jurisdiction. The United Kingdom has implemented the MREL requirement through the Banking Act 2009 (the “Banking Act”) and the Bank Recovery and Resolution (No 2) Order 2014, which may be further amended to reflect the final regulatory technical standards developed by the European Banking Authority (the “EBA”). The EBA has stated that it expects these technical standards to be broadly compatible with the proposed term sheet published by the Financial Stability Board (the “FSB”) on total loss absorbing capacity (“TLAC”) requirements for global systemically important banks, such as us. In particular, the FSB’s TLAC proposal suggests that capital buffers that influence the maximum distributable amount under CRD IV are intended to be met separately from the TLAC requirements. As a result, our capital buffer requirements may be effectively increased. If United Kingdom authorities implement the MREL requirement in accordance with the FSB’s TLAC proposal as it currently stands, this will increase the possibility that we breach our combined buffer requirement. Such implementation may result in the reduction of discretionary payments (in whole or in part), including the cancellation (in whole or in part) of interest payments in respect of the Securities.

Cancellation (in whole or in part) of interest payments in respect of the Securities may affect the value of your investment in the Securities.

As a holding company, our level of Distributable Items is affected by a number of factors, and insufficient Distributable Items may restrict our ability to make interest payments on the Securities.

As a holding company, our level of Distributable Items is affected by a number of factors, principally our ability to receive funds, directly or indirectly, from our operating subsidiaries in a manner that creates Distributable Items for us. Consequently, our future Distributable Items, and therefore our ability to make interest payments (see “—Risks Relating to the Securities—Interest on the Securities will be due and payable on an interest payment date only if it is not cancelled or deemed to have been cancelled, and we may cancel interest (in whole or in part), in our absolute and sole discretion, at any time”), are a function of our existing Distributable Items, our future operating profits, our distributions and our ability to distribute or dividend profits from our operating subsidiaries up the HSBC Group structure to us. In addition, our Distributable Items may also be adversely affected by the servicing of more senior instruments.

The ability of our subsidiaries to pay dividends and our ability to receive distributions from our investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws. These factors could limit the payment of dividends and distributions to us by our subsidiaries, and to the extent that we are dependent on the receipt of such dividends and distributions, as opposed to other sources of income, such as interest and other payments from our subsidiaries, this could in time restrict our ability to fund other operations or to maintain or increase our Distributable Items.

The level of our Distributable Items may be further affected by changes to regulation or the requirements and expectations of applicable regulatory authorities. In particular, local capital or ring fencing requirements outside the United Kingdom could adversely affect our Distributable Items in the future, such as, for example, the implementation of section 165 of the Dodd-Frank Act and potential requirements for capitalizing intermediate holding companies in the United States.

Further, our Distributable Items may be adversely affected by the performance of the HSBC Group’s business in general, factors affecting its financial position (including capital and leverage), the economic environment in which the HSBC Group operates and other factors outside of our control. See “—Risks Relating to HSBC’s Business.”

The Securities may trade with accrued interest even though interest may not be paid on the relevant interest payment date.

The Securities may trade, and/or the prices for the Securities may appear, on the Global Exchange Market of the Irish Stock Exchange and in other trading systems with accrued interest. However, if a payment of interest on any interest payment date is cancelled or deemed to have been cancelled (in each case, in whole or in part) and thus is not due and payable (see “—Risks Relating to the Securities—Interest on the Securities will be due and payable on an interest payment date only if it is not cancelled or deemed to have been cancelled, and we may cancel interest (in whole or in part), in our absolute and sole discretion, at any time”), you will not be entitled to that interest payment (in whole or in part, as applicable) on the relevant interest payment date. This may affect your ability to sell your Securities in the secondary market and, as a result, the value of your investment in the Securities.

The interest rate on the Securities will reset on each Reset Date.

The interest rate on the Securities will initially be 6.875% per annum from (and including) the issue date to (but excluding) June 1, 2021, the initial Reset Date. However, the interest rate will be reset every five years on each Reset Date such that the applicable per annum interest rate will be equal to the sum of 5.514% and the applicable Mid-Market Swap Rate on the relevant Reset Determination Date. As a result, the interest rate following any Reset Date may be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date, which would affect the amount of any interest payments under the Securities and, by extension, could affect their market value.

We may redeem the Securities for certain tax or regulatory reasons or on any Reset Date.

We may redeem the Securities in whole (but not in part) upon the occurrence of a Tax Event or a Capital Disqualification Event, as more particularly described under “Description of the Securities—Redemption—Special Event Redemption.” Certain of such events may occur at any time after the issue date and it is therefore possible that we would be able to redeem the Securities at any time after the issue date. A Tax Event will include, among other things, a change in law (or in its application or official interpretation) after the issue date whereby the Securities would no longer be treated as loan relationships for UK tax purposes or the Securities (or any part thereof) would become treated as a derivative or an embedded derivative for UK tax purposes.

Moreover, we may redeem the Securities in whole (but not in part) on any Reset Date, as more particularly described under “Description of the Securities—Redemption—Optional Redemption.”

Our optional redemption on any Reset Date may limit the market value of the Securities to the redemption price during the period shortly before the Reset Date. Moreover, if we redeem the Securities in any of the circumstances mentioned above, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield.

In addition, any early redemption of any of the Securities may be subject to conditions imposed by the Relevant Regulator, regardless of whether such redemption would be favorable to you. In particular, Article 78(1) of CRR provides that a competent authority shall grant permission for a redemption or repurchase if either: (i) prior to or simultaneously with such redemption or repurchase, we replace the Securities being redeemed or repurchased with our own funds instruments of equal or higher quality at terms that are sustainable for our income capacity; or (ii) we have demonstrated to the satisfaction of the Relevant Regulator that our own funds would, following such redemption or repurchase, exceed the sum of (x) the capital ratios set by Article 92(1) of CRR (broadly, a CET1 capital ratio of 4.5%, a Tier 1 capital ratio of 6% and a total capital ratio of 8%) and (y) the combined buffer requirement, in each case, by a margin that the Relevant Regulator may consider necessary to capture risks to which we are or might be exposed (taking into account various quantitative and qualitative assessments, reviews and evaluations specified in Article 104(3) of CRD).

The Securities may be subject to an Automatic Conversion and upon the occurrence of such an event you could lose all or part of the value of your investment in the Securities due to the deterioration in the realizable value of any Conversion Shares.

A “Capital Adequacy Trigger Event” will occur if at any time the end-point CET1 Ratio is less than 7.0%, as determined by us, the Relevant Regulator or any agent of the Relevant Regulator appointed for such purpose by the Relevant Regulator. See “—Risks Relating to the Securities—The circumstances surrounding or triggering an Automatic Conversion are unpredictable.”

Upon the occurrence of a Capital Adequacy Trigger Event, an Automatic Conversion will occur on the Conversion Date. Following an Automatic Conversion, you will receive only (i) the Conversion Shares (based on the Conversion Price) or (ii) if we elect, in our sole and absolute discretion, that a Conversion Shares Offer be made, the Conversion Shares Offer Consideration, which will comprise Conversion Shares (based on the Conversion Price) and/or cash (based on the Conversion Shares Offer Price) depending on the results of the Conversion Shares Offer. See “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event” and “—Risks Relating to the Securities—You may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period.” The Automatic Conversion will be irrevocable and, following the occurrence of an Automatic Conversion, you will not be entitled to any compensation in the event of any improvement in the end-point CET1 Ratio after the Conversion Date.

“Conversion Shares” are our ordinary shares to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion. Because a Capital Adequacy Trigger Event will only occur at a time when the end-point CET1 Ratio has deteriorated significantly, a Capital Adequacy Trigger Event may be accompanied by a deterioration in the market price of our ordinary shares, which may be expected to continue after the occurrence of a Capital Adequacy Trigger Event. In addition, there may be a delay in your receiving your Conversion Shares following a Capital Adequacy Trigger Event (in particular if we elect that a Conversion Shares Offer be conducted), during which time the market price of our ordinary shares may further decline. Therefore, the realizable value of any Conversion Shares received may be significantly less than (x) the sterling (or any other currency in which our ordinary shares may trade) equivalent of the Conversion Price and/or (y) the Conversion Shares Offer Price. As a result, you may lose all or part of the value of your investment in the Securities following an Automatic Conversion. See also “—Risks Relating to the Securities—You will bear the risk of depreciation of sterling against the US dollar.”

You will have limited rights after a Capital Adequacy Trigger Event and the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with terms of the Securities) will constitute an irrevocable and automatic release of all of our obligations in respect of the Securities.

Following an Automatic Conversion, we will be obligated to issue the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), which will hold the Conversion Shares on your behalf. If we do not deliver the Conversion Shares to the Conversion Shares Depositary following a Capital Adequacy Trigger Event, the only claims you will have against us will be for specific performance to have such Conversion Shares issued and delivered. Moreover, you will not have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on, or in respect of, the Securities, in each case that is not due and payable, which liabilities will be automatically released. Accordingly, the principal amount of the Securities will equal zero at all times thereafter and any interest will be cancelled or deemed to have been cancelled at all times thereafter and will not be due and payable, including any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date.

Once the Conversion Shares are delivered to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), all of our obligations under the Securities will be irrevocably and automatically released in consideration of such issuance to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), and under no circumstances will such released obligations be reinstated. With effect from the Conversion Date, you will have recourse only to the Conversion Shares Depository for the delivery to you of Conversion Shares or, if we elect that a Conversion Shares Offer be made, of any Conversion Shares Offer Consideration to which you are entitled.

In addition, we have not yet appointed a Conversion Shares Depository and we may not be able to appoint a Conversion Shares Depository if an Automatic Conversion occurs. In such case, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Conversion Shares to another nominee or to you directly), the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to you. Such arrangements may be disadvantageous to, and more restrictive on, you, such as involving a longer period of time before you receive your Conversion Shares or Conversion Shares Offer Consideration, as applicable, than would be the case under the arrangements expected to be entered into with a Conversion Shares Depository. Nevertheless, such issuance also will irrevocably and automatically release all of our obligations under the Securities as if the Conversion Shares had been issued to the Conversion Shares Depository.

You will bear the risk of changes in the end-point CET1 Ratio.

The value of your Securities is expected to be affected by changes in the end-point CET1 Ratio. Any indication that the end-point CET1 Ratio is moving towards the level of a Capital Adequacy Trigger Event may have an adverse effect on the value of your Securities. Moreover, we currently only publicly report the end-point CET1 Ratio quarterly as of the period end, and therefore, there may be no prior warning of adverse changes in our end-point CET1 Ratio. Any unexpected change in the end-point CET1 Ratio that we report or anticipate in our quarterly reports or otherwise, or that is anticipated by the market, may lead to an immediate and significant decrease in the value of your Securities. See “—Risks Relating to the Securities—The circumstances surrounding or triggering an Automatic Conversion are unpredictable” for a description of factors that may increase the risk of occurrence of a Capital Adequacy Trigger Event, including the implementation of CRD IV requirements in the United Kingdom after the date hereof.

The circumstances surrounding or triggering an Automatic Conversion are unpredictable.

The occurrence of a Capital Adequacy Trigger Event is inherently unpredictable and depends on a number of factors, including those discussed in greater detail in the following paragraphs, any of which may be outside our control.

A Capital Adequacy Trigger Event could occur on any date on which the end-point CET1 Ratio is below 7.0%, as determined by us, the Relevant Regulator or any agent of the Relevant Regulator appointed for such purpose by the Relevant Regulator. Although we currently publicly report the end-point CET1 Ratio only as of the last day of each of our financial quarters, the PRA, as part of its supervisory activity, may instruct us to calculate such ratio as of any date, including if we are subject to recovery and resolution actions by the relevant UK resolution authority. Moreover, we might otherwise determine to calculate such ratio in our own discretion. Accordingly, a Capital Adequacy Trigger Event could occur on any date.

Separately, changes in the end-point CET1 Ratio may be caused by changes in the amount of CET1 Capital and/or Risk Weighted Assets (each of which will be calculated by us and will be binding on the trustee, the paying agent and you). Accordingly, the end-point CET1 Ratio could be affected by one or more factors, including changes to our business and our future earnings, dividend payments, regulatory changes (including changes to definitions, interpretations and calculations of regulatory capital ratios and their components, including CET1 Capital and Risk Weighted Assets, as described further below), actions that we are required to take at the discretion of the Relevant Regulator, accounting rule changes (as described further below), the HSBC Group’s ability to manage Risk Weighted Assets in both its ongoing businesses and those it may seek to exit, and foreign currency movements (due to changes in foreign exchange rates resulting in changes to the US dollar equivalent value of foreign currency denominated capital resources and Risk Weighted Assets).

The actual impact of CRD IV on capital ratios may be materially different as the CRD IV requirements adopted in the United Kingdom may change, whether as a result of further changes to CRD IV agreed by EU legislators, binding regulatory technical standards adopted or to be developed by the EBA or changes to the way in which the PRA interprets and applies these requirements to UK banks (including with respect to individual model approvals under the predecessors to CRD IV). The PRA has published several supervisory statements and consultation papers setting out the PRA’s expectations in relation to capital and leverage ratios and the quality of capital, respectively, including SS 45/15 and PS 27/15 (each released on December 7, 2015).

Nonetheless, if the PRA rules, guidance or expectations in relation to capital or leverage were to be amended in the future in a manner other than as set out in the statements, and depending on the content of final binding regulatory technical standards developed by the EBA, it could be materially more difficult for the HSBC Group to maintain compliance with prudential requirements. Any such changes, either individually and/or in aggregate, may lead to further unexpected enhanced requirements in relation to the HSBC Group’s capital and may result in a need for further management actions to meet the changed requirements, such as: increasing capital, reducing leverage and risk weighted assets, modifying legal entity structure (including with regard to issuance and deployment of capital and funding for the HSBC Group) and changing the HSBC Group’s business mix or exiting other businesses and/or undertaking other actions to strengthen the HSBC Group’s capital position. The implementation of CRD IV in the United Kingdom subsequent to the date hereof may individually and/or in the aggregate further negatively affect the HSBC Group’s end-point CET1 Ratio and thus increase the risk of a Capital Adequacy Trigger Event.

Applicable accounting rules, or changes to regulatory adjustments that modify the regulatory impact of accounting rules, may affect the calculation of the end-point CET1 Ratio. Even if changes in applicable accounting rules, or changes to regulatory adjustments that modify the regulatory impact of accounting rules, are not yet in force as of the relevant calculation date, the Relevant Regulator could require us to reflect such changes in any particular calculation of the end-point CET1 Ratio. Moreover, the HSBC Group’s end-point CET1 Ratio is a non-IFRS measure, and our interpretation of CRD IV and the basis of our calculation of this financial measure may be different from those of other financial institutions.

Because of the inherent uncertainty regarding whether a Capital Adequacy Trigger Event will occur, it will be difficult to predict when, if at all, an Automatic Conversion may occur. Accordingly, the trading behavior of the Securities, including prices, volatility and liquidity, may be affected by any threat of a Capital Adequacy Trigger Event and, as a result, the Securities are not necessarily expected to follow the trading behavior associated with other types of securities, including our debt securities. As a result, you may not be able to sell your Securities easily, or at all, or at prices that will provide them with a yield comparable to other types of subordinated securities. In addition, the risk of an Automatic Conversion could lead to a decline in the price of our ordinary shares, which could have a material adverse effect on the market value of the Conversion Shares you receive.

The end-point CET1 Ratio will be affected by our business decisions and our and your interests may not be aligned.

As discussed in “—Risks Relating to the Securities—The circumstances surrounding or triggering an Automatic Conversion are unpredictable,” the end-point CET1 Ratio could be affected by a number of factors, including the HSBC Group’s decisions relating to its businesses and operations, as well as the management of its capital position. The HSBC Group will have no obligation to consider your interests in connection with such decisions, including in respect of its capital management. Such decisions could cause you to lose all or part of the value of your investment in the Securities due to their effect on the end-point CET1 Ratio, and you will not have any claim against us or any other member of the HSBC Group relating to such decisions, regardless of whether they result in the occurrence of a Capital Adequacy Trigger Event.

A Capital Adequacy Trigger Event may be triggered even when our common equity Tier 1 ratio as calculated by applying the Transitional Provisions is above 7.0%, which could cause you to lose all or part of the value of your investment in the Securities.

Under CRD IV, we are required to calculate our consolidated capital resources for regulatory purposes on the basis of “common equity Tier 1 capital” instead of “core Tier 1 capital” (as we have historically calculated and published). We also are required to calculate our risk weighted assets, which represent our assets adjusted for their associated risk, on a different basis than we did prior to CRD IV. CRD IV sets out a minimum pace of introduction of these enhanced capital requirements and applies transitional provisions as set out in Part Ten of the CRR (the “Transitional Provisions”). The Transitional Provisions are designed to implement certain CRD IV requirements in stages over a prescribed period; however, each of the Member States has the discretion to accelerate that minimum pace of transition.

In the United Kingdom, the PRA accelerated the introduction of certain of the enhanced capital requirements under CRD IV. In accordance with the PRA’s rules and supervisory statements published on December 19, 2013, the PRA requires the HSBC Group to meet certain capital targets within certain prescribed timeframes, without regard to any Transitional Provisions. Accordingly, for the purposes of the Securities, we will calculate the CET1 Capital and Risk Weighted Assets without applying the Transitional Provisions and will instead calculate the end-point CET1 Ratio on a so-called “fully loaded” basis, which is a more stringent basis than currently applicable under the CRD IV regime and will lead to the end-point CET1 Ratio being lower than it would be were we to calculate the common equity Tier 1 ratio applying the Transitional Provisions to our calculation of CET1 Capital and Risk Weighted Assets. As a result, a Capital Adequacy Trigger Event may be triggered (because the end-point CET1 Ratio is less than 7.0%) even when our common equity Tier 1 ratio as calculated by applying the Transitional Provisions is above 7.0%, which could cause you to lose all or part of the value of your investment in the Securities. See “—Risks Relating to the Securities—The Securities may be subject to an Automatic Conversion and upon the occurrence of such an event you could lose all or part of the value of your investment in the Securities due to the deterioration in the realizable value of any Conversion Shares.”

Upon the occurrence of a Capital Adequacy Trigger Event, your rights will be subordinated further.

Upon the occurrence of a Capital Adequacy Trigger Event, you will rank as a holder of our ordinary shares (or beneficial owner of our ordinary shares as evidenced by the Securities). Accordingly, you will be subordinated further on a winding-up or administration due to the change in your status from being the holder of an instrument ranking pari passu with holders of our most senior class of preference shares (and therefore ahead of holders of our ordinary shares). Even if other creditors with claims that rank pari passu with the Securities, or junior to the Securities but senior to our ordinary shares, are paid in full, following a Capital Adequacy Trigger Event, you will have no rights to the repayment of the principal amount of the Securities or the payment of interest on the Securities that is not due or payable. As a result, upon the occurrence of a Capital Adequacy Trigger Event, you may lose all or part of your investment in the Securities irrespective of whether we have sufficient assets available to settle in winding-up proceedings or otherwise what would have been your claims as a securityholder, the claims of other creditors subordinated to the same extent as the Securities and the claims of other creditors subordinated to a greater extent than the Securities but senior to our ordinary shares.

You may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period.

We may elect, in our sole and absolute discretion, that the Conversion Shares Depository conduct a Conversion Shares Offer. If all of the Conversion Shares are sold in the Conversion Shares Offer, you will be entitled to receive, in respect of each Security, the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Security converted from sterling into US dollars at the Prevailing Rate as of the date that is three Depository Business Days prior to the relevant Settlement Date as determined by the Conversion Shares Depository (less the pro rata share of any foreign exchange transaction costs) (the “pro rata cash component”). If some but not all of the Conversion Shares are sold in the Conversion Shares Offer, you will be entitled to receive, in respect of each Security, (a) the pro rata cash component and (b) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares (the “pro rata Conversion Shares component”). If no Conversion Shares are sold in a Conversion Shares Offer, you will be entitled to receive, in respect of each Security, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares.

Any pro rata cash component will be subject to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) in order for the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) to conduct the Conversion Shares Offer. Moreover, no interest or other compensation is payable in respect of the period elapsed from the Conversion Date to the date of delivery of any pro rata cash component or Conversion Shares.

Furthermore, neither the occurrence of a Capital Adequacy Trigger Event nor, following the occurrence of a Capital Adequacy Trigger Event, the election (if any) by us to undertake a Conversion Shares Offer, will preclude us from undertaking a rights issue or other equity issuance at any time on such terms as we deem appropriate, at our sole discretion, including—for the avoidance of doubt—the offer of our ordinary shares at or below the Conversion Shares Offer Price. Additionally, there can be no assurance that the Conversion Shares Offer would be conducted on an SEC-registered basis.

In addition, we or the Conversion Shares Depository will provide notice of the results of any Conversion Shares Offer only at the end of the Conversion Shares Offer Period (which may be as many as 40 business days following the delivery of the Conversion Shares Offer Notice). Accordingly, you would not know the composition of the Conversion Shares Offer Consideration to which you may be entitled until the end of the Conversion Shares Offer Period.

Following an Automatic Conversion, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing your right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), and your rights will be limited accordingly.

Following an Automatic Conversion (and thus the issuance of the Conversion Shares to the Conversion Shares Depository on the Conversion Date), the Securities will remain in existence until the applicable Cancellation Date (at which point the Securities will be cancelled) for the sole purpose of evidencing your right to receive Conversion Shares or the Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities). If we have been unable to appoint a Conversion Shares Depository, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Conversion Shares to another nominee or to the securityholders directly), the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to you. See also “—Risks Relating to the Securities—You will have limited rights after a Capital Adequacy Trigger Event and Issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with terms of the Securities) will constitute an irrevocable and automatic release of all of our obligations in respect of the Securities.” Moreover, the Securities may cease to be admitted to the Irish Stock Exchange’s Official List and to be traded on the Global Exchange Market (the exchange regulated market of the Irish Stock Exchange) after the Suspension Date.

Although we currently expect that beneficial interests in the Securities will be transferrable between the Conversion Date and the Suspension Date, there is no guarantee that this will be the case. Even if the Securities are transferable following the Automatic Conversion, there is no guarantee that an active trading market will exist for the Securities, and the Securities may cease to be admitted to the Irish Stock Exchange’s Official List and to be traded on the Global Exchange Market before the Suspension Date. Accordingly, the price received for the sale of any beneficial interest in a Security during this period may not reflect the market price of such Security or the Conversion Shares. Furthermore, transfers of beneficial interests in the Securities may be restricted following the Conversion Date. For example, if the clearance and settlement of transactions in the Securities is suspended by DTC at an earlier time than currently expected, it may not be possible to transfer beneficial interests in the Securities in DTC and trading in the Securities may cease.

In addition, we have been advised by DTC that it will suspend all clearance and settlement of transactions in the Securities on the Suspension Date. As a result, you will not be able to settle the transfer of any Securities through DTC following the Suspension Date, and any sale or other transfer of the Securities that you may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

Moreover, although you will become a beneficial owner of your pro rata share of Conversion Shares upon the issuance of such Conversion Shares to the Conversion Shares Depository and the Conversion Shares will be registered in the name of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), you will not be able to sell or otherwise transfer any Conversion Shares until such time as they are delivered to you and registered in your name.

You must submit an Automatic Conversion Settlement Notice and may need an account with a clearing system in order to receive delivery of the Conversion Shares or any Conversion Shares Offer Consideration, as applicable, and you will be required to provide further documentation if such Automatic Conversion Settlement Notice is delivered after the Notice Cut-off Date.

In order to obtain delivery of the relevant Conversion Shares or any Conversion Shares Offer Consideration, as applicable, you (or your nominee, custodian or other representative) must deliver an Automatic Conversion Settlement Notice (and the relevant Securities, if held in definitive form) to the Conversion Shares Depository. The Automatic Conversion Settlement Notice must contain certain information, including your CREST or other clearing system account details (assuming the Conversion Shares are a participating security in a clearing system). Accordingly, in such cases, you (or your nominee, custodian or other representative) must have an account with the relevant clearing system in order to receive the Conversion Shares or pro rata Conversion Shares component, as applicable. Moreover, the Conversion Shares Depository will determine, in its sole and absolute discretion, whether your Automatic Conversion Settlement Notice has been properly completed and delivered, and such determination will be conclusive and binding on you. If you fail to properly complete and deliver an Automatic Conversion Settlement Notice (and the relevant Securities, if held in definitive form) the Conversion Shares Depository will be entitled to treat such Automatic Conversion Settlement Notice as null and void.

Although the Conversion Shares Depository will continue to hold the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, if you fail to properly complete and deliver an Automatic Conversion Settlement Notice on or before the Notice Cut-off Date, the relevant Securities will be cancelled on the Final Cancellation Date (which will be a date at most 15 business days after the Notice Cut-off Date). Moreover, after the Notice Cut-off Date you will continue to be required to provide an Automatic Conversion Settlement Notice, as well as evidence of your entitlement to the relevant Conversion Shares or the Conversion Shares Offer Consideration, as applicable. Such evidence must be satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order for you to receive delivery of such Conversion Shares or Conversion Shares Offer Consideration, as applicable.

We will have no liability to you for any loss resulting from your failure to receive any Conversion Shares or Conversion Shares Offer Consideration, as applicable, or from any delay in the receipt thereof, in each case as a result of your (or your custodian, nominee, broker or other representative) failing to duly submit an Automatic Conversion Settlement Notice (and the relevant Securities, if held in definitive form) on a timely basis or at all.

You will have limited remedies.

The remedies under the Securities are more limited than those typically available to our unsubordinated creditors.

There is no right of acceleration in the case of non-payment of principal or interest on the Securities or of our failure to perform any of our obligations under or in respect of the Securities. Payment of the principal amount of the Securities will be accelerated only in the event of certain events of a winding-up or administration involving us that constitute a Winding-up Event before the occurrence of a Capital Adequacy Trigger Event. Under the terms of the Indenture, a Winding-up Event will result if (x) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 calendar days of the making of such order, (y) our ordinary shareholders adopt an effective resolution for our winding-up (other than, in the case of either (x) or (y) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (z) following the appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend.

The sole remedy against us available for recovery of amounts owing in respect of any non-payment of any amount that has become due and payable under the Securities is, subject to certain conditions and to the provisions set forth in “Description of the Securities—Default and Remedies—No Other Remedies,” for the trustee, in accordance with the Indenture, to institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Although the trustee may without further notice institute such proceedings against us as it may deem fit to enforce any term, obligation or condition binding upon us under the Securities or the Indenture (other than any of our payment obligations under, or arising from, the Securities or the Indenture, including payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”), the sole and exclusive remedy that the trustee (acting on your behalf) and/or you may seek under the Securities and the Indenture is specific performance under the laws of the State of New York. Moreover, to the extent any judgment or other award given in such proceedings requires the payment of money by us, whether by way of damages or otherwise (a “Monetary Judgment”), the trustee (acting on your behalf) and/or you may not enforce, and will not be entitled to enforce, or otherwise claim such Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration. As such, we will not be obliged to pay any sum or sums, in cash or otherwise (including damages), as a consequence of the institution of any such proceedings for a breach of any Performance Obligation, except where you prove any Monetary Judgment in our winding up or administration.

Furthermore, by your acquisition of the Securities, you will acknowledge and agree that (i) the sole and exclusive remedy that you and/or the trustee (acting on your behalf) may seek under the Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under the laws of the State of New York, (ii) you will not (and waive any right to) seek, and will not (and waive any right to) direct the trustee (acting on your behalf) to seek, any other remedy against us in respect of any breach by us of a Performance Obligation, (iii) you will not (and waive any right to) enforce, and will not be entitled to enforce (and waive any such entitlement), or otherwise claim (and waive any other right to claim) a Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration and (iv) to the extent permitted by the Trust Indenture Act, you will waive any and all claims, in law and/or in equity, against the Trustee for, and agree not to initiate a suit, against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in connection with your right to enforce a Performance Obligation in accordance with the terms of the Indenture.

You will bear the risk of depreciation of sterling against the US dollar.

The Conversion Price is fixed at $3.94740 per Conversion Share, subject to certain anti-dilution adjustments (see “Description of the Securities—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price”). Our ordinary shares trade primarily in sterling, as well as in Hong Kong dollars. The US dollar value of our ordinary shares may fluctuate depending on the exchange rate between the US dollar and sterling (or any other currency in which our ordinary shares may trade). For example, if sterling (or any other currency in which our ordinary shares may trade) depreciates relative to the US dollar, the US dollar value of our ordinary shares will decrease. Because the Conversion Price is denominated in US dollars, depreciation of sterling (or any other currency in which our ordinary shares may trade) against the US dollar may result in the US dollar value of any Conversion Shares you receive following an Automatic Conversion being significantly less than the price implied by the Conversion Price.

If a Conversion Shares Offer is made, the Conversion Shares Offer Price will be in sterling and the cash consideration received for any Conversion Shares sold in such Conversion Shares Offer initially will be denominated in sterling. Such sterling cash consideration will be converted into US dollars at the Prevailing Rate as of the date on which the cash proceeds are delivered to you (less the pro rata share of any foreign exchange transaction costs). Accordingly, a decline in the value of sterling relative to the US dollar between the issue date and the date on which the cash proceeds are converted into US dollars will result in your receiving an amount of cash proceeds in US dollars that is less than if the Conversion Shares had been sold at the Conversion Price.

In addition, following a Capital Adequacy Trigger Event there may be a delay in your receiving your Conversion Shares (in particular if we elect that a Conversion Shares Offer be conducted) and/or a delay in converting the sterling cash consideration into US dollars after the Conversion Shares Offer, during which time the exchange rate of sterling against the US dollar may further decline.

No interest or other compensation is payable in the event of a loss by you due to foreign currency conversions.

As a result, the realizable value in US dollars of the Conversion Shares upon a Capital Adequacy Trigger Event could be substantially lower than that implied by the US dollar price paid for the Securities at the time of their purchase.

You do not have anti-dilution protection in all circumstances.

The number of Conversion Shares to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date will equal the quotient obtained by dividing the (i) aggregate principal amount of the Securities then outstanding immediately prior to the Automatic Conversion on the Conversion Date by (ii) the Conversion Price, rounded down, if necessary, to the nearest whole number of Conversion Shares. The Conversion Price is fixed at the time of issue of the Securities at $3.94740 per Conversion Share. Although the Conversion Price will be adjusted in certain instances in an effort to preserve your economic interest in us, including if there is a consolidation, reclassification or subdivision of our ordinary shares, an issuance of ordinary shares in certain circumstances by way of capitalization of profits or reserves, certain issues of rights for our ordinary shares, an Extraordinary Dividend or a Qualifying Takeover Event, adjustments are not required for every corporate or other event that may affect the market price of the Conversion Shares and an Independent Financial Adviser may make modifications as it determines to be appropriate. See “Description of the Securities—Anti-Dilution” and “Description of the Securities—Qualifying Takeover Event.” The adjustment events that are included are less extensive than those often included in the terms of convertible securities. Moreover, there will be no adjustment to the Conversion Price if a Takeover Event occurs that is not a Qualifying Takeover Event (because the Acquirer is not an Approved Entity or the New Conversion Condition is not satisfied). As a result, the Conversion Price or the New Conversion Price, as applicable, may not reflect the market price of our ordinary shares or the Approved Entity Shares, respectively, which could be significantly lower than the Conversion Price or the New Conversion Price, respectively. Accordingly, the occurrence of events in respect of which no adjustment to the Conversion Price or New Conversion Price, as applicable, is made may adversely affect the value of the Securities.

If a Takeover Event occurs, the Securities may be convertible into shares in an entity other than us or into unlisted shares.

If a Takeover Event is a Qualifying Takeover Event (because the Acquirer is an Approved Entity and the New Conversion Condition is satisfied), then following an Automatic Conversion the Securities will become convertible or exchangeable into the Approved Entity Shares at the New Conversion Price as described under “Description of the Securities—Anti-Dilution” and “Description of the Securities—Qualifying Takeover Event.” There can be no assurance as to the nature of any such Acquirer, or of the risks associated with becoming an actual or potential shareholder in such Acquirer and, accordingly, a Qualifying Takeover Event may have an adverse effect on the value of the Securities.

In addition, we and the Acquirer have certain discretion in determining whether a Qualifying Takeover Event has occurred as it requires the New Conversion Condition to be satisfied. The New Conversion Condition will be satisfied only if we and the Acquirer enter into arrangements to our satisfaction for delivery of the Approved Entity Shares upon an Automatic Conversion. If we are unable to enter into such arrangements within seven days following the occurrence of a Takeover Event, the New Conversion Condition would not be satisfied.

If our ordinary shares become delisted following a non-Qualifying Takeover Event or otherwise, the Securities will be convertible into unlisted ordinary shares upon an Automatic Conversion. Unlisted shares may be more illiquid than listed shares, and therefore, may have little or no resale value. In addition, where a non-Qualifying Takeover Event occurs because the Acquirer is a Governmental Entity (and therefore not an Approved Entity), the Securities will not be convertible into, or exchangeable for, any securities or other instruments of such Governmental Entity or any other person or entity (other than us). Accordingly, a Takeover Event that is not a Qualifying Takeover Event is likely to have an adverse effect on the value of the Securities.

Prior to the Conversion Date, you will not be entitled to any rights with respect to our ordinary shares, but will be subject to all changes made with respect to our ordinary shares.

The exercise of voting rights and rights related thereto with respect to our ordinary shares will be possible only after delivery of the Conversion Shares following the Conversion Date and the registration of the person entitled to such Conversion Shares in our share register as an ordinary shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, our Articles of Association.

Under the terms of the Securities, you will agree to be bound by the exercise of the UK bail-in power by the relevant UK resolution authority.

You will agree to be bound by the exercise of the UK bail-in power (as defined under “Description of the Securities—Definitions”) and you should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding Securities or securities into which the Securities are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter (as described under “—Risks Relating to the Securities—The Securities are the subject of the UK bail-in power, which may result in your Securities being written down to zero or converted into other securities, including unlisted equity securities”).

Specifically, by your acquisition of the Securities, you (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements or understandings between us and you, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority (as defined under “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power”); and (b) the variation of the terms of the Securities or the Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due (as defined under “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power”) will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, you (which, for these purposes, includes each beneficial owner) will consent to the exercise of the UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Securities. For more information, see “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power.”

The Securities are the subject of the UK bail-in power, which may result in your Securities being written down to zero or converted into other securities, including unlisted equity securities.

On January 1, 2015, the Banking Act, and other primary and secondary legislative instruments were amended to give effect to the BRRD in the United Kingdom. The stated aim of the BRRD is to provide supervisory authorities, including the relevant UK resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ contributions to bank bail-outs and/or exposure to losses.

As the parent company of a UK bank, we are subject to the Banking Act, which gives wide powers in respect of UK banks and their parent and other group companies to Her Majesty’s Treasury (“HM Treasury”), the Bank of England (“BoE”), the PRA and the FCA in circumstances where a UK bank has encountered or is likely to encounter financial difficulties.

As a result, the Securities are subject to existing UK bail-in powers under the Banking Act and may be subject to future UK bail-in powers under existing or future legislative and regulatory proposals, including measures implementing the BRRD. In particular, the Banking Act was amended to implement the power to write-down and convert capital instruments (the “capital instruments write-down and conversion power”) and a “bail-in” tool, both of which may be exercised by the BoE (as a relevant UK resolution authority) and form part of the UK bail-in power.

The capital instruments write-down and conversion power may be exercised independently of, or in combination with, the exercise of a resolution tool (other than the bail-in tool, which would be used instead of the capital instruments write-down and conversion power), and such power allows resolution authorities to cancel all or a portion of the principal amount of capital instruments and/or convert such capital instruments into common equity Tier 1 instruments when an institution is no longer viable. The BoE or PRA determines the point of non-viability for such purposes as the point at which the relevant institution meets the conditions for resolution or will no longer be viable unless the relevant capital instruments are written down or extraordinary public support is provided and without such support the appropriate authority determines that the institution would no longer be viable. The BoE will exercise the capital instruments write-down and conversion power in accordance with the priority of claims under normal insolvency proceedings such that common equity Tier 1 items will be written down before additional Tier 1 and Tier 2 instruments, successively, are written down or converted into common equity Tier 1 instruments. In contrast to the bail-in tool, the capital instruments write-down and conversion power does not include a safeguard designed to leave no creditor worse off than in the case of insolvency.

Similarly, where the conditions for resolution exist, the BoE may use the bail-in tool (individually or in combination with other resolution tools) to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities of a failing financial institution and/or convert certain debt claims into another security, including ordinary shares of the surviving entity. In addition, the BoE may use the bail-in tool to, among other things, replace or substitute the issuer as obligor in respect of debt instruments, modify the terms of debt instruments (including altering the maturity (if any) and/or the amount of interest payable and/or imposing a temporary suspension on payments) and discontinue the listing and admission to trading of financial instruments. The BoE must apply the bail-in tool in accordance with a specified preference order. In particular, the Banking Act requires resolution authorities to write-down or convert debts in the following order: (i) additional Tier 1 instruments, (ii) Tier 2 instruments, (iii) other subordinated claims that do not qualify as additional Tier 1 or Tier 2 instruments and (iv) eligible senior claims. As a result, additional Tier 1 instruments (including the Securities) will be written down or converted before Tier 2 instruments or subordinated debt that does not qualify as additional Tier 1 or Tier 2 instruments (and any such subordinated debt would only be written down or converted if the reduction of additional Tier 1 and Tier 2 instruments does not sufficiently reduce the aggregate amount of liabilities that must be written down or converted). Unlike the capital instruments write-down and conversion power, the bail-in tool has a safeguard designed to leave no creditor worse off than in the case of insolvency. However, due to the discretion afforded to the BoE, the claims of some creditors whose claims would rank equally with yours may be excluded from being subject to the bail-in tool. The greater number of such excluded creditors there are, the greater the potential impact of the bail-in tool on other creditors who have not been excluded (which may include you).

As a result, the Securities, which are subject to the capital instruments write-down and conversion power and the bail-in tool, may be subject to a partial or full write-down or conversion to common equity Tier 1 instruments.

Moreover, to the extent the UK bail-in power is exercised pursuant to the Banking Act or otherwise, we do not expect any securities issued upon conversion of your Securities to meet the listing requirements of any securities exchange, and we expect our outstanding listed securities to be delisted from the securities exchanges on which they are listed. Any securities you receive upon conversion of your Securities (whether debt or equity) likely will not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange, including, for example, our American depositary receipts listed on the New York Stock Exchange, our ordinary shares listed on the London Stock Exchange or otherwise or any securities listed on the Global Exchange Market of the Irish Stock Exchange. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of your Securities, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power. Moreover, the exercise of the UK bail-in power and/or other actions implementing the UK bail-in power may require interests in the Securities to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC. Furthermore, the trustee may be unwilling to continue serving in its capacity as trustee for the Securities, subject to the terms of the Indenture. As a result, there may not be an active market for any securities you may hold after the exercise of the UK bail-in power.

You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding Securities or securities into which your Securities are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter. In addition, trading behavior, including prices and volatility, may be affected by the threat of bail-in and, as a result, your Securities are not necessarily expected to follow the trading behavior associated with other types of securities. See also “—Risks Relating to the Securities—Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the Securities.”

Your rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the UK bail-in power (including the Securities) and to the broader resolution powers of the relevant UK resolution authority. For example, although under the Banking Act the BoE’s resolution instrument with respect to the exercise of the bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any other provision that the BoE considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes or procedures under English law will be available to holders of securities (including the Securities). Accordingly, you may have limited or circumscribed rights to challenge any decision of the BoE or other relevant UK resolution authority to exercise its UK bail-in power.

Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the Securities.

In addition to the capital instruments write-down and conversion power and the bail-in tool, the Banking Act includes powers to (a) transfer all or some of the securities issued by a UK bank or its parent, or all or some of the property, rights and liabilities of a UK bank or its parent (which would include the Securities), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the BoE); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation;

(d) commence certain insolvency procedures in relation to a UK bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a UK bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the UK bank to operate effectively.

The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use these powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the Securities, and the value of your Securities may be affected by the exercise of any such powers or threat thereof.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolutions tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your Securities.

There remains significant uncertainty regarding the ultimate nature and scope of the resolution powers under the Banking Act (and such significant uncertainty may exist with respect to any other resolution powers or tools enacted under future legislative or regulatory proposals), as well as the manner in which such powers would affect us and our securities (including the Securities) if such powers were exercised.

For example, although the exercise of the capital instruments write-down and conversion power and other resolution tools under the Banking Act are subject to certain pre-conditions thereunder, there remains uncertainty regarding the specific factors (including, but not limited to, factors outside our control or not directly related to us) which the BoE would consider in deciding whether to exercise such powers with respect to us or our securities. In particular, because the Banking Act allows for the BoE to exercise its discretion in choosing which resolution tool or tools to apply, it will be difficult to predict whether the exercise of the BoE’s resolution powers will result in a principal write-off or conversion to equity. You may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such resolution powers and consequently its potential effect on us or the Securities.

Accordingly, it is not yet possible to assess the full impact of the exercise of the UK bail-in power pursuant to the Banking Act or otherwise on us, and there can be no assurance that the taking of any actions contemplated therein would not adversely affect your rights, the price or value of your investment in the Securities and/or our ability to satisfy our obligations under the Securities.

Other changes in law may adversely affect your rights as a securityholder.

Changes in law after the date hereof may affect your rights as a securityholder as well as the market value of the Securities. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Securities, which may have an adverse effect on an investment in the Securities. Moreover, any change in law or regulation that would cause the Securities to cease to qualify in whole as our regulatory capital or to be reclassified as a lower quality form of our regulatory capital (other than as a consequence of an Automatic Conversion), could trigger a Capital Disqualification Event (as defined under “Description of the Securities—Redemption—Special Event Redemption”). In addition, any change in law or regulation that results in our having to pay Additional Amounts to you could constitute a Tax Event (as defined under “Description of the Securities—Redemption—Special Event Redemption”) that also may entitle us to redeem the Securities, in whole (but not in part). See “—Risks Relating to the Securities—We may redeem the Securities for certain tax or regulatory reasons or on any Reset Date” and “Description of the Securities—Redemption—Special Event Redemption.”

In particular, if the United Kingdom were to vote to exit the EU following the referendum scheduled for June 23, 2016, there could be significant changes to those EU laws applicable in the United Kingdom, depending on whether, following exit, the United Kingdom were to be re-admitted to the European Free Trade Association, and therefore remain subject to EU legislation applicable to the EEA. While any exit should not in of itself affect the validity of the Banking Act (through which the BRRD is implemented) it is possible that subsequent changes in law affecting your rights could take place. Moreover, CRD IV, a portion of which currently has direct effect in the United Kingdom and forms the basis for the structuring of the Securities, may cease to apply in the United Kingdom. This may affect the regulatory capital treatment of the Securities, which could trigger a Capital Disqualification Event, and may reduce the liquidity of the Securities while ongoing uncertainty exists. In addition, many of the terms of the Securities are determined or calculated by reference to CRD IV, including the end-point CET1 Ratio, which would continue to be the case even if CRD IV ceased to apply to us. This may have an adverse effect on you if, for example, a Capital Adequacy Trigger Event occurred under the terms of the Securities, even though no such event would have occurred had the end-point CET1 Ratio been determined by reference to the new capital rules applicable to us.

Such legislative and regulatory uncertainty could also affect your ability to accurately value and the liquidity of the Securities and, therefore, affect the trading price of the Securities given the extent and impact on the Securities that one or more regulatory or legislative changes, including those described under “—Risks Relating to the Securities—The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolutions tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your Securities,” could have on the Securities.

We may issue securities senior to, or pari passu with, the Securities or the Conversion Shares.

There is no restriction on the amount of securities that we may issue that rank senior to, or pari passu with, the Securities or the Conversion Shares. In particular, the Financial Stability Board (the “FSB”) final standards for TLAC requirements for global systemically important banks will apply to us once implemented in the United Kingdom, and we expect to issue between $60 billion and $80 billion in aggregate principal amount of senior debt securities between 2016 and 2018 in order to meet these TLAC requirements. See pages 100b through 100h in the 2015 Form 20-F.

Furthermore, the terms of the Indenture permit us (and our subsidiaries) to incur additional debt and the Securities will be effectively subordinated to any indebtedness or other liabilities of our subsidiaries (see “—Risks Relating to the Securities—Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors, including when we have loaned or otherwise advanced the proceeds received from the issuance of the Securities to such subsidiary”).

In the event of our winding up prior to a Capital Adequacy Trigger Event, the Securities will be subordinated in right of payment to the claims of Senior Creditors (including those creditors holding any securities we may issue that rank senior to the Securities, such as those issued to meet TLAC requirements). See “Description of the Securities—Subordination.” After a Capital Adequacy Trigger Event, the Conversion Shares will be subordinated to the claims of our depositors and all of our other creditors, other than claims which by their terms are, or are expressed to be, subordinated to, or pari passu with, our ordinary shares (including those creditors holding any securities we may issue that rank senior to our ordinary shares).

As a result, in the event of our winding-up, you may recover from the value of our assets to satisfy your claims only after our creditors that rank senior to the Securities or the Conversion Shares, as applicable, have been paid in full. In addition, the claims of pari passu creditors may reduce the amount recoverable by you. Therefore, you may lose all or some of your investment in the Securities in the event of our winding-up.

Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors, including when we have loaned or otherwise advanced the proceeds received from the issuance of the Securities to such subsidiary.

The Securities are our obligations exclusively and are not guaranteed by any person, including any of our subsidiaries. We are a non-operating holding company and, as such, our principal source of income is derived from our operating subsidiaries that hold the principal assets of the HSBC Group. As a separate legal entity, we rely on, among other things, remittance of our subsidiaries’ loan interest payments and dividends in order to be able to meet our obligations to you as they fall due. The ability of our subsidiaries and affiliates to pay dividends could be restricted by changes in regulation, contractual restrictions, exchange controls and other requirements, which may restrict our ability to pay any amounts due under the Securities.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors and any preference shareholders, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary.

We also have absolute discretion as to how we make our investments in, or advance funds to, our subsidiaries, including the proceeds of issuances of debt securities such as the Securities, and as to how we may restructure existing investments and funding in the future. The ranking of our claims in respect of such investments and funding in the event of the liquidation of a subsidiary, and their treatment in resolution, will depend in part on their form and structure and the types of claim that they give rise to. The purposes of such investments and funding, and any such restructuring, may include, among other things, the provision of different amounts or types of capital or funding to particular subsidiaries, including for the purposes of meeting regulatory requirements, such as the implementation of the EBA’s minimum requirement for own funds and eligible liabilities (or any equivalent requirements imposed by the PRA), or the FSB’s minimum TLAC requirements, in respect of such subsidiaries, which may require funding to be made on a subordinated basis. See pages 100b through 100h in the 2015 Form 20-F.

In addition, the terms of some loans or investments in capital instruments issued by our subsidiaries may contain contractual mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of such subsidiary, would result in a write-down of the claim or a change in the ranking and type of claim that we have against such subsidiary. Such loans to and investments in our subsidiaries may also be subject to the exercise of the UK bail-in power. See “—Risks Relating to the Securities—The Securities are the subject of the UK bail-in power, which may result in your Securities being written down to zero or converted into other securities, including unlisted equity securities.” Any changes in the legal or regulatory form or ranking of a loan or investment could also affect its treatment in resolution.

If any of our subsidiaries were wound up, liquidated or dissolved, (i) the securityholders would have no right to proceed against the assets of such subsidiary and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of such subsidiary’s creditors and/or preference shareholders (including holders of such subsidiary’s senior debt and Tier 2 and additional Tier 1 capital instruments) before we would be entitled to receive any distributions.

As a result of your receiving Conversion Shares upon a Capital Adequacy Trigger Event, you are particularly exposed to changes in the market price of our ordinary shares.

Many investors in convertible or exchangeable securities seek to hedge their exposure in the underlying equity securities at the time of acquisition of the convertible or exchangeable securities, often through short selling of the underlying equity securities or through similar transactions. Prospective investors in the Securities may look to sell our ordinary shares in anticipation of taking a position in, or during the term of, the Securities. This could drive down the price of our ordinary shares. Since the Securities will mandatorily convert into a fixed number of Conversion Shares upon a Capital Adequacy Trigger Event, the price of the Conversion Shares may be more volatile if we are trending toward a Capital Adequacy Trigger Event.

You may be subject to disclosure obligations and/or may need approval from our regulator under certain circumstances.

As you may receive Conversion Shares if a Capital Adequacy Trigger Event occurs, an investment in the Securities may result in your having to comply with certain disclosure and/or regulatory approval requirements pursuant to applicable laws and regulations following an Automatic Conversion. For example, pursuant to Chapter 5 of the Disclosure Rules and Transparency Rules Sourcebook of the FCA Handbook, we (and the FCA) must be notified by a person when the percentage of voting rights in us controlled by that person (together with its concert parties), by virtue of direct or indirect holdings of shares aggregated with direct or indirect holdings of certain financial instruments, reaches or crosses 3% and every percentage point thereafter.

Furthermore, as Conversion Shares represent voting securities of a parent undertaking of a number of regulated group entities, under the laws of the United Kingdom, the United States and other jurisdictions, ownership of the Securities (or the Conversion Shares) above certain levels may require you to obtain regulatory approval or subject you to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence of substantial fines or other criminal and/or civil penalties and/or suspension of voting rights associated with the Conversion Shares. Accordingly, you should consult your legal advisers as to the terms of the Securities, in respect of your existing shareholding and the level of holding you would have if you receive Conversion Shares following a Capital Adequacy Trigger Event.

The securities that we are offering constitute a new issue of securities by us and we cannot guarantee that an active public market for the securities will develop or be sustained.

The Securities will constitute a new issue of securities by us. Prior to our present issuance of Securities, there will have been no public market for the Securities. Although application will be made to the Irish Stock Exchange for the Securities to be admitted to the Official List and to trading on the Global Exchange Market (the exchange regulated market of the Irish Stock Exchange), there can be no assurance that an active public market for the Securities will develop and, if such a market were to develop, the underwriters are under no obligation to maintain such a market. The liquidity and the market prices for the Securities can be expected to vary with changes in market and economic conditions and our financial condition and prospects and other factors that generally influence the market prices of securities.

Our credit ratings may not reflect all risks of an investment in the Securities, and changes to any credit rating assigned to us or the Securities may affect the market value of the Securities.

Our credit rating or those assigned to the Securities may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market value of, the Securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time in its sole discretion.

Any rating assigned to us or the Securities may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors that can change over time, including the credit rating agency’s assessment of: our strategy and management’s capability; our financial condition, including in respect of capital, funding and liquidity; competitive, economic, legal and regulatory conditions in our key markets, including those markets where we have large exposures or on which our operating results, including revenues, are substantially dependent; the level of political support for the industries in which we operate; and legal and regulatory frameworks affecting our legal structure, business activities and the rights of our creditors. Moreover, the rating agencies that currently, or may in the future, publish a rating for us or the Securities may change the methodologies that they use for analyzing securities with features similar to the Securities.

In March 2016, Moody’s Investor Service (“Moody’s”) changed the outlook on our long-term senior unsecured debt rating to negative from stable. This change reflects Moody’s re-assessment of our financial strength due to deteriorating operating conditions in Hong Kong, where a significant portion of our business and assets are located and from which we generate a substantial portion of our revenue and profit. Moody’s has indicated further that it believes our financial strength is unlikely to improve over the next 12 to 18 months, and that our long-term ratings could be downgraded if the financial strength of our main operating entities weakens, including a further weakening of the financial strength of our Hong Kong operating entity. Any such downgrade would negatively affect any rating assigned to the Securities.

Real or expected downgrades, suspensions or withdrawals of credit ratings assigned to us or the Securities could cause the liquidity or trading prices of the Securities to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to us or the Securities may adversely affect the market value of the Securities.

The Securities may be assigned a credit rating below investment grade in the future, in which case the Securities will be subject to the risks associated with non-investment grade securities.

The Securities are expected to be assigned a credit rating slightly above investment grade. However, rating agencies that are expected to assign ratings to the Securities may adopt methodology changes that may result in lowering the credit rating of the Securities to below investment grade. Moreover, after the issue date, we may seek a credit rating on the Securities from additional rating agencies, any of which may assign a credit rating to the Securities below investment grade, including due to methodology changes between the issue date and the date the credit rating is assigned. See “Our credit ratings may not reflect all risks of an investment in the Securities, and changes to any credit rating assigned to us or the Securities may affect the market value of the Securities.”

If the Securities are not considered to be investment grade securities, they will be subject to a higher risk of price volatility than more highly rated securities. Furthermore, increases in leverage or deteriorating outlooks for us or volatile markets could lead to a significant deterioration in market prices of below-investment grade rated securities.

You may not be entitled to receive US dollars in a winding-up.

If you are entitled to any recovery with respect to the Securities in any winding-up, you might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to you would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and you would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

You will be responsible for any taxes following an Automatic Conversion

Neither we nor any member of the HSBC Group will be liable for any taxes or duties (including, without limitation, any capital, stamp, issue and registration or transfer taxes or duties) arising on conversion or that may arise or be paid as a consequence of the issue and delivery of Conversion Shares following an Automatic Conversion. You must pay any taxes or duties (including, without limitation, any capital, stamp, issue and registration and/or transfer taxes or duties) arising on conversion in connection with the issue and delivery of Conversion Shares to the Conversion Shares Depository on your behalf and you must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of your Securities or interest therein (except for any taxes or duties arising on delivery or transfer of Conversion Shares to a purchaser in any Conversion Shares Offer).

You may be subject to US tax upon adjustments (or failure to make adjustments) to the Conversion Price and the Conversion Shares Offer Price even though you do not receive a corresponding cash distribution.

The Conversion Price and the Conversion Shares Offer Price are subject to adjustment in certain circumstances, as described under “Description of the Securities—Anti-Dilution.” If, as a result of adjustments (or failure to make adjustments), your proportionate interest in our assets or earnings were deemed to be increased for US federal income tax purposes, you may be treated as having received a taxable distribution for these purposes, without the receipt of any cash or property. See “Taxation—Material US Federal Income Tax Considerations” for a further discussion of these US federal tax implications.

Our gross-up obligation under the Securities is limited to payments of interest.

Our obligation to pay Additional Amounts in respect of any withholding or deduction in respect of United Kingdom taxes under the terms of the Securities applies only to payments of interest in respect of the Securities and not to payments of principal. Accordingly, we would not be required to pay any Additional Amounts under the terms of the Securities to the extent any such withholding or deduction applied to payments of principal. In such circumstances, you may receive less than the full amount of principal due in respect of the Securities, and the market value of the Securities may be adversely affected. See “Description of the Securities—Additional Amounts.”

HSBC HOLDINGS PLC

HSBC is one of the largest banking and financial services organizations in the world. As at December 31, 2015, we had total assets of US$2,410 billion and total shareholders’ equity of US$188 billion. For the year ended December 31, 2015, our operating profit was US$16,311 million on total operating income of US$71,092 million. We are a strongly capitalized banking group with a CRD IV common equity tier 1 ratio (end-point basis) of 11.9% as at December 31, 2015.

Headquartered in London, HSBC operates through long-established businesses and has an international network of over 4,700 branches in 71 countries and territories in five geographical regions: Europe; Asia; the Middle East and North Africa; North America and Latin America. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Our products and services are delivered to clients through four global businesses, Retail Banking and Wealth Management, Commercial Banking, Global Banking and Markets and Global Private Banking.

USE OF PROCEEDS

We will use the net proceeds from the sale of the Securities for general corporate purposes and to further strengthen our capital base pursuant to requirements under CRD IV.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalization, indebtedness and share capital position of the HSBC Group as at December 31, 2015:

			Issued and Fully Paid US$m
		Called up Share Capital
		Ordinary shares (of nominal value US$0.50 each)	9,842

	US$1,450m	Preference shares (of nominal value US$0.01 each)—6.20% non-cumulative dollar preference shares, Series A—aggregate redemption price	1,450

			Carrying Amount US$m
		Other Equity Instruments
US$	3,800m	8.00% perpetual subordinated capital securities, Series 2 (of nominal value US$25 each)	3,718
US$	2,450m	6.375% perpetual subordinated contingent convertible securities	2,459
US$	2,250m	6.375% perpetual subordinated contingent convertible securities	2,244
US$	2,200m	8.125% perpetual subordinated capital securities (of nominal value US$25 each)	2,133
	€1,500m	5.25% perpetual subordinated contingent convertible securities	1,943
	€1,121m	6.00% perpetual subordinated contingent convertible securities	1,121
US$	1,500m	5.625% perpetual subordinated contingent convertible securities	1,494

			15,112

			Carrying Amount US$m
		Subordinated Liabilities
		Undated Subordinated Loan Capital of Subsidiary Undertakings
US$	750m	Undated floating rate primary capital notes	750
US$	500m	Undated floating rate primary capital notes	500
US$	400m	Primary capital undated floating rate notes	401
US$	400m	Primary capital undated floating rate notes (third series)	400
US$	300m	Undated floating rate primary capital notes, Series 3	300

			2,351

		Subordinated Loan Capital of HSBC Holdings plc
US$	2,500m	6.5% subordinated notes 2037	3,085
	€1,750m	6.0% subordinated notes 2019	2,284
	€1,600m	6.25% subordinated notes 2018	1,748
	€1,500m	3.0% subordinated notes 2025	1,691
	€1,500m	3.375% callable subordinated notes 2024*	1,694
US$	2,000m	4.25% subordinated notes 2024*	2,078
US$	2,000m	6.5% subordinated notes 2036	2,029
	£900m	6.375% callable subordinated notes 2022	1,432
US$	1,500m	5.25% subordinated notes 2044*	1,735
US$	1,500m	6.8% subordinated notes 2038	1,487
US$	1,500m	4.25% subordinated notes 2025	1,529

	£900m	6.0% subordinated notes 2040	1,310
	£750m	7.0% subordinated notes 2038	1,159
	£650m	5.75% subordinated notes 2027	1,079
	£650m	6.75% subordinated notes 2028	955
US$	488m	7.625% subordinated notes 2032	531
US$	222m	7.35% subordinated notes 2032	278

			26,104

		Subordinated Loan Capital of Subsidiary Undertakings
US$	2,939m	6.676% senior subordinated notes 2021	2,188
US$	1,250m	4.875% subordinated notes 2020	1,258
	£700m	5.844% non-cumulative step-up perpetual preferred securities	1,038
	€750m	5.13% non-cumulative step-up perpetual preferred securities**	856
US$	1,000m	5.875% subordinated notes 2034	1,142
	£600m	4.75% subordinated notes 2046	879
US$	900m	10.176% non-cumulative step-up perpetual preferred securities, series 2**	891
	£500m	5.375% subordinated notes 2033	846
US$	750m	5.625% subordinated notes 2035	850
US$	750m	5.00% subordinated notes 2020	747
US$	700m	7.00% subordinated notes 2039	691
	£350m	5.00% callable subordinated notes 2023	562
	£350m	5.375% callable subordinated step-up notes 2030	569
	£300m	5.862% non-cumulative step-up perpetual preferred securities	488
US$	500m	6.00% subordinated notes 2017	502
	£300m	6.50% subordinated notes 2023	444
CAD	400m	4.80% subordinated debentures 2022	298
US$	300m	7.65% subordinated notes 2025	386
	£225m	6.25% subordinated notes 2041	332
US$	300m	Non-convertible subordinated obligations 2019	240
US$	250m	7.20% subordinated debentures 2097	220
		Other subordinated liabilities less than US$200m	1,330

			16,757

			Carrying Amount US$m
		Minority Interests
US$	575m	6.36% non-cumulative preferred stock, Series B	559
US$	518m	Floating rate non-cumulative preferred stock, Series F	518
US$	374m	Floating rate non-cumulative preferred stock, Series G	374
US$	374m	6.50% non-cumulative preferred stock, Series H	374
		Other preference shares issued by subsidiary undertakings less than US$200m	252

			2,077

			Carrying Amount US$m
		Senior Indebtedness of HSBC Holdings plc
US$	2,500m	Fixed rate notes 2021	2,819
US$	2,000m	Fixed rate notes 2022	2,126
	€850m	Fixed rate notes 2016	960

	£650m	Fixed rate notes 2024	960
US$	900m	Fixed rate notes 2022	1,009
US$	750m	Fixed rate notes 2042	983

			8,857

			Carrying Amount US$m
		Held for Sale securities
		Total from Brazil***	126

(1)	The aggregate redemption price of the US$1,450 million 6.20% non-cumulative dollar preference shares is included within share premium.
(2)	HSBC Holdings has two outstanding series of exchangeable bonds: US$2,200 million 8.125% perpetual subordinated capital securities and US$3,800 million 8% perpetual subordinated capital securities, Series 2. HSBC Holdings has five outstanding series of contingent convertible securities: US$2,250 million 6.375% perpetual subordinated contingent convertible securities, €1,500 million 5.625% perpetual subordinated contingent convertible securities, US$1,500 million 5.25% perpetual subordinated contingent convertible securities, US$2,450 million 6.375% perpetual subordinated contingent convertible securities and €1,000 million 6.0% perpetual subordinated contingent convertible securities.
(3)	Reserves include share premium, retained earnings, available-for-sale fair value reserve, cash flow hedging reserve, foreign exchange reserve and merger reserve.
(4)	As at May 16, 2016, 127,423,410 ordinary shares of US$0.50 each have been issued since December 31, 2015 as a result of shares issued in lieu of cash dividends, exercise of employee share options and share plans.
(5)	HSBC has prepared its consolidated financial statements in accordance with IFRSs as issued by the IASB. HSBC has adopted the “Amendment to IAS39: The Fair Value Option.” As a result, as at December 31, 2015, US$22,510 million of subordinated loan capital and US$7,897 million of senior indebtedness above are designated at fair value. The 3.375% callable subordinated notes 2024, 4.25% subordinated notes 2024 and 5.25% subordinated notes 2044 (* above) are measured at amortized cost in HSBC Holdings, where the interest rate risk is hedged using a fair value hedge, while it is measured at fair value in HSBC.
(6)	The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300 million 5.862% non-cumulative step-up perpetual preferred securities each benefit from a subordinated guarantee by HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (** above) each benefit from a subordinated guarantee by HSBC Holdings. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within HSBC.
(7)	As at December 31, 2015, HSBC had other indebtedness of US$2,158,069 million (including deposits by banks of US$54,371 million, customer accounts of US$1,289,586 million, trading liabilities of US$141,614 million, debt securities in issue of US$80,092 million, derivatives of US$281,071 million and other liabilities of US$311,335 million) and contingent liabilities and contractual commitments of US$752,775 million (comprising guarantees of US$85,855 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$655,281 million and other contingent liabilities and commitments of US$11,639 million).
(8)	Securities held for sale (*** above) represent in the aggregate US$126 million.
(9)	As at March 8, 2016, the total carrying amount of the senior indebtedness of HSBC Holdings increased by US$7,000 million reflecting the sale of US$3,000 million 3.400% senior unsecured notes due 2021, US$3,000 million 4.300% senior unsecured notes due 2026 and US$1,000 million floating rate senior unsecured notes due 2021 and application of the proceeds therefrom.
(10)	As at March 15, 2016, the total carrying amount of the senior indebtedness of HSBC Holdings increased by €3,250 million reflecting the sale of €2,000 million 1.500% senior unsecured notes due 2022 and €1,250 million 2.500% senior unsecured notes due 2027 and application of the proceeds therefrom.

(11)	As at May 25, 2016, the total carrying amount of the senior indebtedness of HSBC Holdings is expected to increase by US$8,000 million to reflect the sale of US$2,500,000,000 2.950% senior unsecured notes due 2021, US$2,000,000,000 3.600% senior unsecured notes due 2023, US$2,500,000,000 3.900% senior unsecured notes due 2026 and US$1,000,000,000 floating rate senior unsecured notes due 2021 and application of the proceeds therefrom.
(12)	The total carrying amount of the subordinated indebtedness of HSBC Holdings would increase by US$2,000 million to reflect the sale of the Securities and application of the proceeds therefrom.

Save as disclosed in the above notes, there has been no material change in the issued share capital, loan capital or senior indebtedness of HSBC Holdings, or loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings’ subsidiary undertakings, since December 31, 2015.

The following exchange rates as at December 31, 2015 have been used in the table above: €1.00 = US$1.08830; £1.00 = US$1.48215; US$1.00 = CAD1.38630.

DESCRIPTION OF THE SECURITIES

The following summary description of certain material terms and provisions of the Securities supplements the description of certain terms and provisions of the contingent convertible securities of any series set forth in the accompanying prospectus under the heading “Description of the Contingent Convertible Securities.” The terms described here, together with the relevant terms of contingent convertible securities contained in the accompanying prospectus, constitute a description of the material terms of the Securities. In cases of inconsistency between the terms described here and the relevant terms of the prospectus, the terms presented here will apply and replace those described in the prospectus.

The Securities will constitute a series of contingent convertible securities issued under the indenture dated as at August 1, 2014 (as amended or supplemented from time to time), among us, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent, the form of which is filed as an exhibit to our registration statement on Form F-3. The indenture will be supplemented and amended by a fourth supplemental indenture, expected to be entered into on June 1, 2016, among us, the trustee and the paying agent (together with the indenture, the “Indenture”), the form of which will be filed as an exhibit to a report on Form 6-K on or about June 1, 2016, which will be incorporated by reference in our registration statement on Form F-3.

If you purchase the Securities, your rights will be determined by the Securities, the Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), unless your Securities are converted to Conversion Shares after a Capital Adequacy Trigger Event as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event,” in which case your rights will be determined in accordance with the terms of our ordinary shares as described in the accompanying prospectus under “Description of Ordinary Shares.” You can read the Indenture and the form of Securities at the location listed under “Where You Can Find More Information About Us.”

The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions of the Indenture and of the Securities (see “—Subordination”) will be governed by, and construed in accordance with, the laws of England and Wales.

The Securities will be issued in an aggregate principal amount of $2,000,000,000 and will have no fixed maturity or fixed redemption date. The Securities will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Interest

General

From (and including) the issue date to (but excluding) June 1, 2021, the interest rate on the Securities will be 6.875% per annum. From and including each Reset Date to (but excluding) the next following Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable Mid-Market Swap Rate on the relevant Reset Determination Date and 5.514%. The “Reset Dates” are June 1, 2021 and each fifth anniversary date thereafter. A “Reset Determination Date” is the second business day immediately preceding a Reset Date. Each period from (and including) a Reset Date to (but excluding) the following Reset Date shall be a “Reset Period.”

A “Mid-Market Swap Rate” is the rate for US dollar swaps with a five-year term commencing on the relevant Reset Date which appears on Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) (the “relevant screen page”) as at approximately 11:00 a.m. (New York time) on the relevant Reset Determination Date, all as determined by the calculation agent; provided, however, that if no such rate appears on the relevant screen page for such five-year term, then the Mid-Market Swap Rate will be determined through the use of straight-line interpolation by reference to two rates, one of which will be determined in accordance with the above provisions, but as if the relevant Reset Period were the period of time for which rates are available next shorter than the length of the actual Reset Period and the other of which will be determined in accordance with the above provisions, but as if the relevant Reset Period were the period of time for which rates are available next longer than the length of the actual Reset Period; provided further that if on any Reset Determination Date the relevant screen page is not available or the Mid-Market Swap Rate does not appear on the relevant screen page, the calculation agent will request the principal office in New York of four major banks in the swap, money, securities or other market most closely connected with the relevant Mid-Market Swap Rate (as selected by us on the advice of an investment bank of international repute) (the “Reference Banks”) to provide it with its Mid-Market Swap Rate Quotation as at approximately 11:00 a.m. (New York time) on the relevant Reset Determination Date. If two or more of the Reference Banks provide the calculation agent with Mid-Market Swap Rate Quotations, the interest rate for the relevant Reset Period will be the sum of 5.514% and the arithmetic mean (rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards)) of the relevant Mid-Market Swap Rate Quotations, as determined by the calculation agent. If only one or none of the Reference Banks provides the calculation agent with a Mid-Market Swap Rate Quotation, the interest will be determined to be the rate of interest as at the last preceding Reset Date or, in the case of the initial Reset Determination Date, 6.875%.

A “Mid-Market Swap Rate Quotation” is a quotation (expressed as a percentage rate per annum) for the mean of the bid and offered rates for the fixed leg payable semi-annually (calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year) of a fixed-for-floating interest rate swap transaction in US dollars which transaction (i) has a five-year term commencing on the relevant Reset Date, (ii) is in an amount that is representative for a single transaction in the US dollar swap rate market at 11:00 a.m. (New York time) with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on six-month LIBOR (calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year).

All determinations and any calculations made by the calculation agent for the purposes of calculating the applicable Mid-Market Swap Rate will be conclusive and binding on the securityholders, us, the trustee and the paying agent, absent manifest error. The calculation agent will not be responsible to us, the securityholders or any third party for any failure of the Reference Banks to provide quotations as requested of them or as a result of the calculation agent having acted on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect or inaccurate in any way.

Subject to cancellation or deemed cancellation as described under “—Interest—Interest Cancellation,” interest on the Securities, if any, will be payable in arrear on June 1 and December 1 of each year, beginning on December 1, 2016. The regular record dates for the Securities will be the 15th calendar day preceding each interest payment date, whether or not a business day. Interest on the Securities will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

If any scheduled interest payment date is not a business day, we will pay interest on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the date of redemption or repayment is not a business day, we will pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the date of redemption or repayment.

If any Reset Date is not a business day, the Reset Date will occur on the next succeeding business day (the “Adjusted Reset Date”). For the avoidance of doubt, if the Reset Date is not a business day and accordingly the Reset Date occurs on the Adjusted Reset Date, the equal semi-annual payment of interest (if any) on the next interest payment date will reflect interest for the entire interest period (including any portion of such interest period occurring between the originally scheduled Reset Date and the Adjusted Reset Date) at the interest rate determined based on the Adjusted Reset Date, and not at the interest rate that applied to the immediately preceding semi-annual interest period. In addition and for the avoidance of doubt, in connection with any optional redemption of the Securities as described under “—Redemption—Optional Redemption,” if the Reset Date is not a business day, as described above, we will pay interest (if any) together with the principal on the Adjusted Reset Date, but interest on that payment will not accrue during the period from and after the last interest payment date.

Interest Cancellation

Interest on the Securities will be due and payable on an interest payment date only to the extent it is not cancelled or deemed to have been cancelled (in each case, in whole or in part) in accordance with the provisions set forth below. Any interest cancelled or deemed to have been cancelled (in each case, in whole or in part) will not be due and will not accumulate or be payable at any time thereafter, and the securityholders will have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. For the avoidance of doubt, any interest payments that have been cancelled or deemed to have been cancelled will not be payable if the Securities are redeemed as described under “—Redemption.”

Discretionary Interest Payments

Interest on the Securities will be due and payable at our sole discretion, and we will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date (the “Discretionary Interest Payment Right”). If we do not make an interest payment in respect of the Securities on the relevant interest payment date (or if we elect to make a payment of a portion, but not all, of such interest payment), such non-payment will evidence the exercise of our discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) will not be due and payable. For the avoidance of doubt, if we provide notice to cancel a portion, but not all, of an interest payment in respect of the Securities, and subsequently we do not make a payment of the remaining portion of such interest payment on the relevant interest payment date, such non-payment will evidence the exercise of our discretion to cancel such remaining portion of such interest payment, and accordingly such remaining portion of the interest payment will also not be due and payable.

The Securities will rank senior to our ordinary shares, as described under “—Subordination.” It is the current intention of our board of directors to take into account the relative ranking in our capital structure of our ordinary shares and outstanding additional Tier 1 securities whenever exercising its discretion to declare dividends on the former or to cancel interest on the latter. However, our board of directors may depart from this policy at any time in its sole discretion.

Restrictions on Interest Payments

Without prejudice to the Discretionary Interest Payment Right or the prohibition contained in Article 141(2) of CRD (as defined under “Description of the Securities—Definitions”) (and any implementation of such provision in the United Kingdom or, as the case may be, any succeeding provision amending or replacing such Article or any such implementing provision) on the making of payments on the Securities before the Maximum Distributable Amount has been calculated, subject to the extent permitted in the following paragraph in respect of partial interest payments in respect of the Securities, we will not make an interest payment on any interest payment date (and such interest payment will therefore be deemed to have been cancelled and thus will not be due and payable on such interest payment date) if:

(a)	the amount of Relevant Distributions exceeds the amount of Distributable Items as of such interest payment date;

(b)	the aggregate of (x) the interest amount payable in respect of the Securities and (y) the amounts of any distributions of the kind referred to in Article 141(2) of CRD (and any implementation of such provision in the United Kingdom or, as the case may be, any succeeding provision amending or replacing such Article or any such implementing provision) exceeds the Maximum Distributable Amount (if any) applicable to us as of such interest payment date;

(c)	the Solvency Condition (as described under “—Subordination”) is not satisfied in respect of such interest payment; or

(d)	the Relevant Regulator orders us to cancel (in whole or in part) the interest otherwise payable on such interest payment date.

We may, in our sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph. For the avoidance of doubt, the portion of interest not paid on the relevant interest payment date will be deemed to have been cancelled and thus will not be due and payable on such interest payment date.

Agreement to Interest Cancellation

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that:

(a)	interest is payable solely at our discretion and no amount of interest will become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed to have been cancelled (in whole or in part), including as a result of our Distributable Items or the Maximum Distributable Amount being exceeded, failing to satisfy the Solvency Condition or an order from the Relevant Regulator; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture and the Securities will not constitute a default in payment or otherwise under the terms of the Indenture or the Securities.

Notice of Interest Cancellation

If practicable, we will provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the securityholders through the Depository Trust Company (“DTC”) (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) and to the trustee and the paying agent directly on or prior to the relevant interest payment date. If practicable, we will endeavor to do so at least five business days prior to the relevant interest payment date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest (and accordingly, such interest will not be due and payable), or give the securityholders any rights as a result of such failure.

Redemption

The Securities will not be redeemable at the option of the securityholders at any time.

The Securities will not be subject to any sinking fund or mandatory redemption.

Optional Redemption

The Securities may be redeemed in whole (but not in part) at our option in our sole discretion on any Reset Date at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “—Interest—Interest Cancellation”). Any redemption of the Securities is subject to the restrictions described under “—Redemption—Redemption Conditions.”

Special Event Redemption

We may redeem the Securities in whole (but not in part) in our sole discretion upon the occurrence of a Tax Event or a Capital Disqualification Event (each, a “Special Event”), at a redemption price equal to 100% of their principal amount plus any accrued but unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “—Interest—Interest Cancellation”). Any redemption upon the occurrence of a Special Event will be subject to the conditions described under “—Redemption —Redemption Conditions.”

A “Tax Event” will be deemed to have occurred with respect to the Securities if at any time we determine that as a result of a change in, or amendment to, the laws of a Taxing Jurisdiction (as defined below under “—Additional Amounts”), including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application or interpretation of those laws on or after the issue date, including a decision of any court or tribunal that becomes effective on or after the issue date:

(a)	on a subsequent date for the payment of interest on the Securities we would be required to pay any Additional Amounts (as described under “—Additional Amounts”);

(b)	if we were to seek to redeem the Securities on a subsequent date (for which purpose no consideration will be given as to whether or not we would otherwise be entitled to redeem the Securities), we would be required to pay any Additional Amounts (as described under “—Additional Amounts”) (notwithstanding our having made such endeavors as we consider reasonable);

(c)	on a subsequent date for the payment of interest on the Securities, interest payments (or our funding costs as recognized in our accounts) under, or with respect to, the Securities are no longer fully deductible for UK corporation tax purposes;

(d)	the Securities would no longer be treated as loan relationships for UK tax purposes;

(e)	would, as a result of the Securities being in issue, result in our not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable UK tax purposes (whether under the group relief system current as at the issue date or any similar system or systems having like effect as may from time to time exist);

(f)	a future write-down of the principal amount of the Securities or conversion of the Securities into our ordinary shares would result in a UK tax liability, or the receipt of income or profit which would be subject to UK tax, which would not otherwise have been the case as at the issue date of the relevant Securities; or

(g)	the Securities or any part thereof become treated as a derivative or an embedded derivative for UK tax purposes.

Subject only to our obligation to use such endeavors as provided in paragraph (b), it will be sufficient for us to deliver to the trustee an officer’s certificate stating that a Tax Event has occurred and is continuing and setting out the details thereof, as well as any opinion or certificate of an independent legal adviser on which such officer’s certificate is based. For these purposes, the trustee and the paying agent will accept such officer’s certificate without further enquiry as sufficient evidence of the existence of such circumstances and such officer’s certificate will be conclusive and binding on the securityholders.

Following a change in law (or in its official application or interpretation) after the issue date, if the Securities would no longer be treated as loan relationships for UK tax purposes, the tax treatment of the Securities (with respect to us) may be uncertain and any outstanding Securities may result in our incurrence of unanticipated additional costs. Moreover, following a change in law (or in its official application or interpretation) after the issue date, if the Securities (or any part thereof) would become treated as a derivative or an embedded derivative for UK tax purposes, we could be exposed to unanticipated income statement volatility, which may be taxable.

A “Capital Disqualification Event” will be deemed to have occurred if we determine, at any time after the issue date, there is a change in the regulatory classification of the Securities that results or will result in either (i) their exclusion in whole from the HSBC Group’s regulatory capital (other than as a consequence of an Automatic Conversion); or (ii) reclassification in whole as a form of the HSBC Group’s regulatory capital that is lower than additional Tier 1 capital.

Redemption Conditions

Notwithstanding anything to the contrary in the Indenture or the Securities, we may only redeem or repurchase the Securities if (i) we have obtained the Relevant Supervisory Consent, (ii) prior to the fifth anniversary of the issue date, if the Relevant Rules so oblige, we have demonstrated to the satisfaction of the Relevant Regulator that (x) the Special Event was not reasonably foreseeable at the issue date and (y) in the case of a Tax Event, such Tax Event was material, (iii) we have complied with any alternative or additional pre-conditions to redemption or repurchase, as applicable, set out in the Relevant Rules and (iv) we have provided notice as described under “—Redemption —Notice of Redemption.”

Notice of Redemption

Any redemption of the Securities will be subject to our giving not less than 30 days’, nor more than 60 days’, prior notice to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities); provided, however, that in the case of a Tax Event, no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay Additional Amounts were a payment in respect of the Securities then due. Such notice will specify our election to redeem the Securities and the redemption date and will be irrevocable except in the limited circumstances described in the following paragraph.

A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if either (x) the Solvency Condition is not satisfied in respect of the relevant redemption amount on the applicable redemption date, (y) a Capital Adequacy Trigger Event occurs prior to the applicable redemption date (in which case, an Automatic Conversion will occur as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event”) or (z) the relevant UK resolution authority exercises its UK bail-in power prior to the applicable redemption date. If a redemption notice is rescinded for any of the reasons described in the previous sentence, we will promptly deliver notice to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities), specifying the occurrence of the relevant event.

Purchases

Other members of the HSBC Group may purchase or otherwise acquire any of the outstanding Securities at any price in the open market or otherwise in accordance with the Relevant Rules and, if required, subject to the prior consent of the Relevant Regulator.

Automatic Conversion Upon Capital Adequacy Trigger Event

Automatic Conversion

A “Capital Adequacy Trigger Event” will occur if at any time the end-point CET1 Ratio is less than 7.0%. Whether a Capital Adequacy Trigger Event has occurred at any time will be determined by us, the Relevant Regulator or any agent of the Relevant Regulator appointed for such purpose by the Relevant Regulator.

If a Capital Adequacy Trigger Event occurs, then an Automatic Conversion will occur without delay (but no later than one month following the date on which it is determined such Capital Adequacy Trigger Event has occurred), as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure.” An

“Automatic Conversion” is the irrevocable and automatic release of all of our obligations under the Securities in consideration of our issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) (on behalf of the securityholders) on the date on which the Automatic Conversion will take place, or has taken place, as applicable (such date, the “Conversion Date”), all in accordance with the terms of the Securities and the Indenture.

Subject to the conditions described further under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure,” following a Capital Adequacy Trigger Event, we will deliver to the securityholders on the Settlement Date either (i) Conversion Shares or (ii) if we elect, in our sole and absolute discretion, that a Conversion Shares Offer be made, the Conversion Shares Offer Consideration. For further information about Conversion Shares and the Conversion Shares Offer, see “—Automatic Conversion Upon Capital Adequacy Trigger Event —Conversion Shares” and “—Automatic Conversion Upon Capital Adequacy Trigger Event —Conversion Shares Offer,” respectively.

Effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of our winding-up or the appointment of an administrator for our administration as described under “—Subordination,” the securityholders will not have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on, or in respect of, the Securities, in each case that is not due and payable, which liabilities will be automatically released. Accordingly, the principal amount of the Securities will equal zero at all times thereafter and any interest will be cancelled or deemed to have been cancelled at all times thereafter and will not be due and payable (see “—Interest—Interest Cancellation”), including any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date. Although the principal amount of each Security will equal zero after a Capital Adequacy Trigger Event for the avoidance of doubt, the Tradable Amount will remain unchanged as a result of the Automatic Conversion.

Effective upon, and following, an Automatic Conversion, all of our obligations under the Securities will be irrevocably and automatically released in consideration of our issuance of the Conversion Shares to the Conversion Shares Depository on the Conversion Date, and under no circumstances will such released obligations be reinstated. With effect from the Conversion Date, the securityholders will have recourse only to the Conversion Shares Depository for the delivery to them of Conversion Shares or, if we elect that a Conversion Shares Offer be made, of any Conversion Shares Offer Consideration to which such securityholders are entitled. If we fail to issue and deliver the Conversion Shares to the Conversion Shares Depository in accordance with the terms of the Securities, the securityholders’ only right against us will be to claim to have such Conversion Shares issued to the Conversion Shares Depository. If we have been unable to appoint a Conversion Shares Depository, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Conversion Shares to another nominee or to the securityholders directly), the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the securityholders, and such issuance will irrevocably and automatically release all of the our obligations under the Securities as if the Conversion Shares had been issued to the Conversion Shares Depository.

Following the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the securityholders’ right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities).

The Securities will not be convertible into Conversion Shares at the option of the securityholders at any time.

Conversion Shares

“Conversion Shares” means our ordinary shares to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion.

The number of Conversion Shares to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date will equal the quotient obtained by dividing the (i) aggregate principal amount of the Securities then outstanding immediately prior to the Automatic Conversion on the Conversion Date (the “Outstanding Amount”) by (ii) the Conversion Price, rounded down, if necessary, to the nearest whole number of Conversion Shares. The Conversion Price is fixed initially at $3.94740 per Conversion Share and is subject to certain anti-dilution adjustments, as described under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price” (the “Conversion Price”). On the issue date, the Conversion Price will be equal to the Conversion Shares Offer Price (based on an exchange rate of £1.00 = $1.46200). The number of Conversion Shares to be held by the Conversion Shares Depository for the benefit of a securityholder will equal the product obtained by multiplying (i) the number of Conversion Shares thus calculated by (ii) the quotient obtained by dividing (x) the Tradable Amount held by such securityholder on the Conversion Date by (y) the Outstanding Amount, such product to be rounded down, if necessary, to the nearest whole number of Conversion Shares. For the avoidance of doubt, fractions of Conversion Shares will not be issued following an Automatic Conversion and no cash payment will be made in lieu thereof.

The Conversion Shares initially will be registered in the name of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) (which will hold the Conversion Shares on behalf of the securityholders), and each securityholder will be deemed to have irrevocably directed us to issue the Conversion Shares corresponding to the conversion of its holding of Securities to the Conversion Shares Depository. The Conversion Shares Depository will hold the Conversion Shares on behalf of the securityholders, who will be entitled to direct the Conversion Shares Depository to exercise on their behalf all rights of one of our ordinary shareholders (including voting rights and rights to receive dividends); provided that the securityholders will not have any rights to sell or otherwise transfer the Conversion Shares until such time as the Conversion Shares have been delivered to the securityholders in accordance with the procedures described further under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Settlement Procedure.”

While any Security remains outstanding, we will at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient ordinary shares to enable an Automatic Conversion to be satisfied in full. The Conversion Shares issued following an Automatic Conversion will be fully paid and non-assessable and will in all respects rank pari passu with our fully paid ordinary shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Conversion Shares so issued will not rank for (or, as the case may be, the relevant securityholder will not be entitled to receive) any rights, distributions or payments, the entitlement to which falls prior to the Conversion Date.

If a Qualifying Takeover Event occurs, and the Conversion Date falls on or after the QTE Effective Date, then in such case Approved Entity Shares will be issued by the Approved Entity to the Conversion Shares Depository instead of Conversion Shares with the same effect as if Conversion Shares had been issued, as described, and subject to the conditions specified, under “—Qualifying Takeover Event.”

Conversion Shares Offer

We may, in our sole and absolute discretion and following the occurrence of an Automatic Conversion, elect in the Conversion Shares Offer Notice that the Conversion Shares Depository make an offer of all or some of the Conversion Shares to all or some of our ordinary shareholders at a cash price per Conversion Share equal to the Conversion Shares Offer Price (the “Conversion Shares Offer”). The Conversion Shares Offer Price is fixed initially at £2.70 per Conversion Share and is subject to certain anti-dilution adjustments, as described under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price” (the “Conversion Shares Offer Price”). On the issue date, the Conversion Shares Offer Price and the Conversion Price will be equal (based on an exchange rate of £1.00 = $1.46200).

Upon completion of the Conversion Shares Offer, we or the Conversion Shares Depository will provide notice to the securityholders of the composition of the Conversion Shares Offer Consideration (including the pro rata cash component (as defined below) thereof, if any) per $1,000 Tradable Amount. The “Conversion Shares Offer Consideration” in respect of each Security will be, (i) if all the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds from such sale attributable to such Security converted from sterling (or any such other currency in which our ordinary shares are denominated) into US dollars at the Prevailing Rate as of the date that is three Depository Business Days prior to the relevant Settlement Date as determined by the Conversion Shares Depository (less the pro rata share of any foreign exchange transaction costs) (the “pro rata cash component”), (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata cash component and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares (the “pro rata Conversion Shares component”), and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) in order for the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) to conduct the Conversion Shares Offer.

We may, on behalf of the Conversion Shares Depository, appoint an agent to act as placement or other agent to facilitate the Conversion Shares Offer (a “Conversion Shares Offer Agent”). If we elect a Conversion Shares Offer to be conducted, the Conversion Shares Offer Period, during which time the Conversion Shares Offer may be made, will end no later than 40 business days following the delivery of the Conversion Shares Offer Notice.

Any Conversion Shares Offer will be made subject to applicable laws and regulations in effect at the relevant time and will be conducted, if at all, only to the extent that we, in our sole and absolute discretion, determine that the Conversion Shares Offer is practicable. We or the purchasers of the Conversion Shares sold in any Conversion Shares Offer will bear the costs and expenses of any Conversion Shares Offer (with the exception of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) in order for the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) to conduct the Conversion Shares Offer), including the fees of the Conversion Shares Offer Agent, if any.

We reserve the right, in our sole and absolute discretion, to terminate the Conversion Shares Offer at any time during the Conversion Shares Offer Period by providing at least three business days’ notice to the trustee and the paying agent directly and to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities), and, if we do so, we may, in our sole and absolute discretion, take steps (including, without limitation, changing the Suspension Date) to deliver to the securityholders (or the custodian, nominee, broker or other representative thereof) the Conversion Shares at a time that is earlier than the time at which such securityholders (or the custodian, nominee, broker or other representative thereof) would have otherwise received the Conversion Shares Offer Consideration, had the Conversion Shares Offer been completed.

The pro rata cash component will be payable by the Conversion Shares Depository to the securityholders (or the custodian, nominee, broker or other representative thereof) whether or not the Solvency Condition is satisfied.

We currently expect that in determining whether or not a Conversion Shares Offer will be conducted and, if one is to be conducted, how and to whom such Conversion Shares Offer will be made, our board of directors would, in accordance with their duties, have regard to a variety of matters, including, without limitation, the interests of our ordinary shareholders, taken as a whole, and the potential impact of a Conversion Shares Offer on our financial stability. Further, neither the occurrence of a Capital Adequacy Trigger Event nor following the occurrence of a Capital Adequacy Trigger Event, the election (if any) by us to undertake a Conversion Shares Offer on the terms set out herein, will preclude us from undertaking a rights issue or other equity issuance at any time on such terms as we deem appropriate, at our sole discretion, including—for the avoidance of doubt—the offer of our ordinary shares at or below the Conversion Shares Offer Price. Moreover, there can be no assurance that the Conversion Shares Offer would be conducted on an SEC-registered basis.

Procedure

Automatic Conversion Procedure

We will (x) immediately inform the Relevant Regulator of the occurrence of a Capital Adequacy Trigger Event and (y) deliver an Automatic Conversion Notice on or as soon as practicable after the date on which it is determined such Capital Adequacy Trigger Event has occurred.

The “Automatic Conversion Notice” will be a written notice to be delivered by us to the trustee and the paying agent directly and to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) specifying (i) that a Capital Adequacy Trigger Event has occurred, (ii) the Conversion Date or expected Conversion Date, (iii) that we have the option, at our sole and absolute discretion, to elect that a Conversion Shares Offer be conducted and that we will issue a Conversion Shares Offer Notice within 10 business days following the Conversion Date notifying the securityholders of our election and (iv) that the Securities will remain in existence for the sole purpose of evidencing the right of the securityholders to receive Conversion Shares or the Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), and that the Securities may continue to be transferable until the Suspension Date, which will be specified in the Conversion Shares Offer Notice. The date on which the Automatic Conversion Notice is dispatched by us to DTC (or, if the Securities are held in definitive form, to the trustee) will be the date on which such notice is deemed to have been given.

The Automatic Conversion will occur without delay on the Conversion Date (which will be no later than one month following the date on which it is determined such Capital Adequacy Trigger Event has occurred). Within 10 business days following the Conversion Date, we will deliver a Conversion Shares Offer Notice. The “Conversion Shares Offer Notice” will be a written notice to be delivered by us to the trustee and the paying agent directly and to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) specifying (i) whether or not we have elected that a Conversion Shares Offer be made and, if so, the Conversion Shares Offer Period, (ii) the Suspension Date and (iii) if we have been unable to appoint a Conversion Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, to the securityholders. The “Suspension Date” will be the date specified in the Conversion Shares Offer Notice as the date on which DTC will suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures, which date will be no later than 38 business days after the delivery of the Conversion Shares Offer Notice to DTC (and, if we elect that a Conversion Shares Offer be made, such date will be at least two business days prior to the end of the relevant Conversion Shares Offer Period).

On the Suspension Date, DTC will block all positions relating to the Securities, which will suspend all clearance and settlement of transactions in the Securities through DTC. As a result, the securityholders will not be able to settle the transfer of any Securities through DTC following the Suspension Date, and any sale or other transfer of the Securities that a securityholder may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC. Moreover, the Securities may cease to be admitted to the Irish Stock Exchange’s Official List and to be traded on the Global Exchange Market (the exchange regulated market of the Irish Stock Exchange) after the Suspension Date.

The procedures set forth in this section are subject to change to reflect changes in DTC’s practices, and we may make changes to the procedures set forth in this section to the extent reasonably necessary, in our opinion, to reflect such changes in DTC’s practices.

Settlement Procedure

On the Suspension Date, we will deliver an Automatic Conversion Settlement Request Notice. The “Automatic Conversion Settlement Request Notice” will be the written notice to the trustee and the paying agent directly and to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) (i) requesting that the securityholders complete an Automatic Conversion Settlement Notice and (ii) specifying (a) the Notice Cut-off Date and (b) the Final Cancellation Date.

The securityholders (or the custodian, nominee, broker or other representative thereof) will not receive delivery of the relevant Conversion Shares or the Conversion Shares Offer Consideration, as applicable, unless such securityholders (or the custodian, nominee, broker or other representative thereof) deliver the applicable Automatic Conversion Settlement Notice to the Conversion Shares Depository on or before the Notice Cut-off Date; provided that, if such delivery is made after the end of normal business hours at the specified office of the Conversion Shares Depository, such delivery will be deemed for all purposes to have been made or given on the next following business day.

The “Automatic Conversion Settlement Notice” will be a written notice to be delivered by a securityholder (or custodian, broker, nominee or other representative thereof) to the Conversion Shares Depository (or to the relevant recipient of the Conversion Shares in accordance with the terms of the Securities), with a copy to the trustee and the paying agent, no earlier than the Suspension Date, containing the following information: (i) the name of the securityholder (or custodian, broker, nominee or other representative thereof), (ii) the Tradable Amount held by such securityholder (or custodian, broker, nominee or other representative thereof) on the date of such notice, (iii) the name to be entered in our share register, (iv) the details of the CREST or other clearing system account or, if the Conversion Shares are not a participating security in CREST or another clearing system, the address to which the Conversion Shares (or the pro rata Conversion Shares component, if any) should be delivered, (v) for purposes of receiving any pro rata cash component (if not expected to be delivered through DTC), the necessary details and instructions to deposit such pro rata cash component to a bank account that accepts funds in US dollars and (vi) such other details as may be required by the Conversion Shares Depository. The Automatic Conversion Settlement Notice must be given in accordance with the respective standard procedures of DTC (which may include, without limitation, delivery of the notice to the Conversion Shares Depository by electronic means) and in a respective form acceptable to DTC and the Conversion Shares Depository (or, if the Securities are held in definitive form, the Automatic Conversion Settlement Notice must be delivered to the specified office of the Conversion Shares Depository together with the relevant Securities).

Each Automatic Conversion Settlement Notice will be irrevocable. The Conversion Shares Depository will determine, in its sole and absolute discretion, whether any Automatic Conversion Settlement Notice has been properly completed and delivered, and such determination will be conclusive and binding on the relevant securityholder. If any securityholder fails to properly complete and deliver an Automatic Conversion Settlement Notice and the relevant Securities, if applicable, the Conversion Shares Depository will be entitled to treat such Automatic Conversion Settlement Notice as null and void.

Subject to satisfaction of the requirements and limitations set forth in the Indenture and provided that the Automatic Conversion Settlement Notice and the relevant Securities, if applicable, are delivered, the Conversion Shares Depository will deliver the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, on the applicable Settlement Date, to the securityholders (or custodian, nominee, broker or other representative thereof) having completed the relevant Automatic Conversion Settlement Notice and in accordance with the instructions given in such Automatic Conversion Settlement Notice.

If any securityholder (or custodian, nominee, broker or other representative thereof) fails to deliver an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) to the Conversion Shares Depository on or before the Notice Cut-off Date, the Conversion Shares Depository will continue to hold the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, until an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) is so delivered; provided that the relevant Securities will be cancelled on the Final Cancellation Date, and any securityholder (or custodian, nominee, broker or other representative thereof) delivering an Automatic Conversion Settlement Notice after the Notice Cut-off Date will be required to provide evidence of its entitlement to the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, satisfactory to the Conversion Shares Depository, in its sole and absolute discretion, in order to receive delivery of such Conversion Shares or Conversion Shares Offer Consideration, as applicable. We will have no liability to any securityholder for any loss resulting from such securityholder’s failure to receive any Conversion Shares or Conversion Shares Offer Consideration, as applicable, or from any delay in the receipt thereof, in each case as a result of such securityholder (or custodian, nominee, broker or other representative thereof) failing to duly submit an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) on a timely basis or at all.

Neither we nor any member of the HSBC Group will be liable for any taxes or duties (including, without limitation, any capital, stamp, issue and registration or transfer taxes or duties) arising on conversion or that may arise or be paid as a consequence of the issue and delivery of Conversion Shares following an Automatic Conversion. The securityholders must pay any taxes or duties (including, without limitation, any capital, stamp, issue and registration and/or transfer taxes or duties) arising on conversion in connection with the issue and delivery of Conversion Shares to the Conversion Shares Depository on behalf of such securityholder and such securityholder must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such securityholder’s Securities or interest therein. Any taxes or duties arising on delivery or transfer of Conversion Shares to a purchaser in any Conversion Shares Offer will be payable by the relevant purchaser of those Conversion Shares.

The Conversion Shares and any pro rata Conversion Shares component will not be available for delivery (i) to, or to a nominee for, Clearstream Luxembourg or Euroclear or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom, or, if earlier, such other time at which we, in our absolute discretion, determine that no charge under Section 67, 70, 93 or 96 of the Finance Act 1986 or any similar charge (under any successor legislation) would arise as a result of such delivery or (iii) to the CREST account of such a person described in (i) or (ii).

Delivery of the Conversion Shares or pro rata Conversion Shares component, as applicable, to the securityholders will be made in accordance with the procedures set forth in this section, which remain subject to change to reflect changes in DTC’s practices. Moreover, we may make changes to the procedures set forth in this section to the extent such changes are reasonably necessary, in our opinion, to effect the delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the securityholders.

Agreement with respect to Automatic Conversion

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will (i) consent to all of the terms and conditions of the Securities, including (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), the issuance of the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) acknowledge and agree that effective upon, and following, a Capital

Adequacy Trigger Event, other than any amounts payable in the case of our winding-up or the appointment of an administrator for our administration as described under “—Subordination,” no securityholder will have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on or in respect of such Securities, in each case that is not due and payable, which liabilities will be automatically released, (iii) acknowledge and agree that events in, and related to, clause (i) may occur without any further action on the part of such securityholder (or beneficial owner), the trustee or the paying agent, (iv) authorize, direct and request DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such securityholder (or beneficial owner), the trustee or the paying agent and (v) waive, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

Agreement with respect to any Conversion Shares Offer

If we elect, in our sole and absolute discretion, that a Conversion Shares Offer be conducted, by its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will: (i) consent to (x) any Conversion Shares Offer and to the Conversion Shares Depository’s using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the Securities, notwithstanding that such Conversion Shares are held by the Conversion Shares Depository on behalf of the securityholders and (y) the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the Securities, and (ii) irrevocably agree that (x) we, the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, and (y) neither we, the trustee, the paying agent, the Conversion Shares Depository nor the Conversion Shares Offer Agent, if any, will, to the extent permitted by applicable law, incur any liability to the securityholders in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the securityholders’ entitlement to any Conversion Shares Offer Consideration).

Agreement with Respect to the Exercise of UK Bail-in Power

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Securities, the Indenture or any other agreements, arrangements or understandings between us and any securityholder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the securityholder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Securities or the Indenture; (iii) the cancellation of the Securities; and/or (iv) the amendment or alteration of the redemption date of the Securities or amendment of the amount of interest payable on the Securities, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the Securities or the Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Securities.

For these purposes,

(a)	“Amounts Due” are the principal amount of, and any accrued but unpaid interest, including any Additional Amounts, on, the Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority;

(b)	a “UK bail-in power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of the BRRD, including but not limited to the Banking Act and the instruments, rules and standards created thereunder, pursuant to which (i) any obligation of a regulated entity (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised. A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the PRA, as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies; and

(c)	the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.

For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any UK bail-in power by the relevant UK resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

According to the principles of the Banking Act and the BRRD, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Securities and that the securityholders would be treated pari passu with the claims of holders of all our additional Tier 1 instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Securities at that time being subjected to the exercise of the UK bail-in power (or, with claims in respect of ordinary shares, in the event the exercise of such UK bail-in power occurs in the intervening period between a Capital Adequacy Trigger Event and the Conversion Date).

DTC

Notice via DTC

If notice is given by us via DTC in accordance with the terms of the Securities and the Indenture, we will request that DTC, pursuant to the applicable rules and operating procedures of DTC then in effect, transmit such notice to the direct participants of DTC holding the Securities at such time. Moreover, any notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the Securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

UK Bail-in Power

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, we will provide a written notice to the securityholders through DTC as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the trustee for information purposes.

By purchasing the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of the UK bail-in power with respect to the Securities as it may be imposed, without any further action or direction on the part of such securityholder, the trustee or the paying agent.

Anti-dilution

Adjustment of Conversion Price and Conversion Shares Offer Price

Upon the occurrence of any of the events described below, the Conversion Price and the Conversion Shares Offer Price (each, a “Price” and, together, the “Prices”) will be adjusted as follows:

(a)	If and whenever there is a consolidation, reclassification or subdivision in relation to our ordinary shares which alters the number of our ordinary shares in issue, each Price will be adjusted by multiplying the relevant Price in effect immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A
B

where:

A	is the aggregate number of our ordinary shares in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and
B	is the aggregate number of our ordinary shares in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment will become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(b)	If and whenever we issue any ordinary shares to our ordinary shareholders credited as fully paid by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such ordinary shares are or are to be issued instead of the whole or part of a Cash Dividend which our ordinary shareholders would or could otherwise have elected to receive, (2) where our ordinary shareholders may elect to receive a Cash Dividend in lieu of such ordinary shares or (3) where any such ordinary shares are or are expected to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to our ordinary shareholders, whether at their election or otherwise), each Price will be adjusted by multiplying the relevant Price in effect immediately prior to such issue by the following fraction:

A
B

where:

A	is the aggregate number of our ordinary shares in issue immediately before such issue; and
B	is the aggregate number of our ordinary shares in issue immediately after such issue.

Such adjustment will become effective on the date of issue of such ordinary shares.

(c)	If and whenever we issue our ordinary shares to our shareholders as a class by way of rights, or we or any member of the HSBC Group or (at the direction or request or pursuant to arrangements with us or any member of the HSBC Group) any other company, person or entity issues or grants to our ordinary shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase our ordinary shares, or any securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any of our ordinary shares (or grants any such rights in respect of existing securities so issued), in each case at a price per ordinary share which is less than 95% of the Current Market Price on the Effective Date, each Price will be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A	is the aggregate number of our ordinary shares in issue on the Effective Date;

B	is the number of our ordinary shares which the aggregate consideration (if any) receivable for our ordinary shares issued by way of rights, or for the securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of our ordinary shares deliverable on the exercise thereof, would purchase at such Current Market Price on the Effective Date; and

C	is the number of our ordinary shares to be issued or, as the case may be, the maximum number of our ordinary shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate; provided that if, on the Effective Date, such number of ordinary shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then “C” will be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment will become effective on the Effective Date.

For the purpose of any calculation of the consideration receivable or price pursuant to this paragraph, the following provisions will apply:

(i)	the aggregate consideration receivable or price for our ordinary shares issued for cash will be the amount of such cash;

(ii)	(x) the aggregate consideration receivable or price for our ordinary shares to be issued or otherwise made available upon the conversion or exchange of any securities will be deemed to be the consideration or price received or receivable for any such securities and (y) the aggregate consideration receivable or price for our ordinary shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any securities or upon the exercise of any options, warrants or rights will be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such securities or, as the case may be, for such options, warrants or rights which are attributed by us to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date, plus in the case of each of (x) and (y), the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per ordinary share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such securities or, as the case may be, upon the exercise of such options, warrants or rights will be the aggregate consideration or price referred to in (x) or (y) (as the case may be) divided by the number of our ordinary shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)	if the consideration or price determined pursuant to (i) or (ii) (or any component thereof) is expressed in a currency other than US dollars, it will be converted into US dollars at the Prevailing Rate on the relevant Effective Date (in the case of (i) above) or the relevant date of first public announcement (in the case of (ii) above);

(iv)	in determining the consideration or price pursuant to the above, no deduction will be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant ordinary shares or securities or options, warrants or rights, or otherwise in connection therewith; and

(v)	the consideration or price will be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to us or another entity.

(d)	If and whenever we pay any Extraordinary Dividend to our ordinary shareholders as a class, each Price will be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A – B

    A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B	is the portion of the aggregate Extraordinary Dividend attributable to one Ordinary Share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of our ordinary shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend is expressed in a currency other than US dollars, it will be converted into US dollars at the Prevailing Rate on the relevant Effective Date.

Such adjustment will become effective on the Effective Date.

Notwithstanding provisions of this section:

(i)	where the events or circumstances giving rise to any adjustment pursuant to this section have already resulted or will result in an adjustment to the Prices or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances that have already given or will give rise to an adjustment to the Prices or where more than one event that gives rise to an adjustment to the Prices occurs within such a short period of time that, in our opinion, a modification to the operation of the adjustment provisions is required to give the intended result, such modification will be made to the operation of the adjustment provisions as may be determined by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(ii)	such modification will be made to the operation of this section as may be determined by an Independent Financial Adviser to be in its opinion appropriate (x) to ensure that an adjustment to the Prices or the economic effect thereof will not be taken into account more than once, (y) to ensure that the economic effect of an Extraordinary Dividend is not taken into account more than once and (z) to reflect a redenomination of the issued ordinary shares for the time being into a new currency;

(iii)	for the avoidance of doubt, the occurrence of any other event in respect of our ordinary shares that is not an applicable Adjustment Event in relation to the Securities or the conversion of the Securities into our ordinary shares pursuant to this section will not result in an adjustment of the Prices; and

(iv)	no adjustment will be made to the Prices where our ordinary shares or other securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of us or any company in the HSBC Group or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme.

On any adjustment, if a resultant Price has more decimal places than the initial Price, it will be rounded to the same number of decimal places as the initial Price. No adjustment will be made to a Price where such adjustment (rounded down if applicable) would be less than 1% of such Price then in effect. Any adjustment not required to be made, and/or any amount by which a Price has been rounded down, will be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment will be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

The Prices will not in any event be reduced to below the nominal value of one of our ordinary shares for the time being. We undertake that we will not take any action, and will procure that no action is taken, that would otherwise result in an adjustment to the Prices to below such nominal value.

If any doubt arises as to whether an adjustment falls to be made to either Price or as to the appropriate adjustment to such Prices, we may at our discretion appoint an Independent Financial Adviser and, following consultation between us and such Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof will be conclusive and binding on us, the trustee, the paying agent and the securityholders, save in the case of manifest error.

Notice of any adjustments to the Prices will be given by us to the securityholders via DTC (or, if the Securities are held in definitive form, via the trustee) promptly after the determination thereof.

Although the Prices will be adjusted in certain instances (as described above and elsewhere in this prospectus supplement) in an effort to preserve the securityholders’ economic interest in us, adjustments are not required for every corporate or other event that may affect the market price of the Conversion Shares and an Independent Financial Adviser may make modifications as it determines to be appropriate. See “Risk Factors— Risks Relating to the Securities—You do not have anti-dilution protection in all circumstances.

No Retroactive Adjustments

We will not issue any additional Conversion Shares if the Automatic Conversion occurs after the record date in respect of any consolidation, reclassification or sub-division as described in the first clause (a) of “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price,” or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is described in clauses (b) through (d) of “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price,” but before the relevant adjustment to the Prices becomes effective under such clauses.

Qualifying Takeover Event

Within 10 business days following the occurrence of a Takeover Event, we will deliver a Takeover Event Notice. A “Takeover Event Notice” will be a notice to the securityholders notifying them that a Takeover Event has occurred and specifying: (1) the identity of the Acquirer; (2) whether or not the Takeover Event is a Qualifying Takeover Event; (3) in the case of a Qualifying Takeover Event, if determined at such time, the New Conversion Price and the New Conversion Shares Offer Price; and (4) if applicable, the QTE Effective Date.

A “Takeover Event” means any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers) that acquires control of us. For these purposes “control” means (a) the acquisition or holding of legal or beneficial ownership of more than 50% of our issued ordinary shares or (b) the right to appoint and/or remove all or the majority of the members of our board of directors, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise. A Takeover Event will constitute a “Qualifying Takeover Event” where (i) the Acquirer is an Approved Entity and (ii) the New Conversion Condition is satisfied.

If the Takeover Event is a Qualifying Takeover Event, the Securities will, where the Conversion Date falls on or after the QTE Effective Date, be converted into or exchanged for Approved Entity Shares, mutatis mutandis as provided under “—Automatic Conversion Upon Capital Adequacy Trigger Event,” at a Conversion

Price that will initially be the New Conversion Price, which may be higher or lower than the Conversion Price. In addition, we will retain the right to elect in the Conversion Shares Offer Notice that the Conversion Shares Depository make a Conversion Shares Offer at the New Conversion Shares Offer Price.

The New Conversion Price and the New Conversion Shares Offer Price each will be subject to adjustment in the circumstances provided for under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price” (if necessary with such modifications and amendments as an Independent Financial Adviser will determine to be appropriate), and we will give notice to the securityholders of the New Conversion Price and the New Conversion Shares Offer Price and of any such modifications and amendments thereafter.

In the case of a Qualifying Takeover Event we will, to the extent permitted by applicable law and regulation, on or prior to the QTE Effective Date, enter into such agreements and arrangements (including, without limitation, supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the Securities and the Indenture) as may be required to ensure that, effective upon the QTE Effective Date, the Securities will be convertible into, or exchangeable for, Approved Entity Shares, mutatis mutandis in accordance with, and subject to, the provisions under “—Automatic Conversion Upon Capital Adequacy Trigger Event,” at the New Conversion Price.

For the avoidance of doubt, if for any reason (including, without limitation, because the Acquirer is a Governmental Entity), a Takeover Event fails to be Qualifying Takeover Event, there will not be any automatic adjustment to the terms of the Securities, whether in the manner provided in respect of Qualifying Takeover Events, or at all. From and after the QTE Effective Date, we will no longer have any obligation to deliver our ordinary shares or any Approved Entity Shares, which will be the obligation of the Approved Entity pursuant to the terms of the agreements or arrangements with the trustee.

Subordination

The Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the securityholders in respect of, or arising from, the Securities will be subordinated to the claims of Senior Creditors.

If (i) an order is made, or an effective resolution is passed, for our winding-up (except in any such case for a solvent winding-up solely for the purpose of our merger, reconstruction or amalgamation, the terms of which reorganization, reconstruction or amalgamation (x) have previously been approved in writing by a majority of the securityholders and (y) do not provide that the Securities will thereby become redeemable or repayable in accordance with the terms of the Securities); or (ii) following the appointment of an administrator for our administration, the administrator declares, or gives notice that it intends to declare and distribute, a dividend, then

(a)	if such events specified in (i) or (ii) occur prior to the date on which a Capital Adequacy Trigger Event occurs, there will be payable by us in respect of each Security (in lieu of any other payment by us), such amount, if any, as would have been payable to a securityholder if, on the day prior to the commencement of such winding-up or such administration and thereafter, such securityholder were the holder of the most senior class of preference shares in our capital, having an equal right to a return of assets in such winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by us that has a preferential right to a return of assets in such winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in our capital, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such securityholder was entitled to receive in respect of such senior preference shares, on a return of assets in such winding-up or such administration, were an amount equal to the principal amount of the relevant Security and any accrued but unpaid interest thereon (to the extent not cancelled or deemed to have been cancelled); and

(b)

if such events specified in (i) or (ii) occur on or after the date on which a Capital Adequacy Trigger Event occurs but prior to the Conversion Date, there will be payable by us in respect of each Security

(in lieu of any other payment by us) such amount, if any, as would have been payable to a securityholder on a return of assets in such winding-up or such administration if the Conversion Date in respect of an Automatic Conversion had occurred immediately prior to the occurrence of such events specified in (i) or (ii) (and as a result, such securityholder were the holder of such number of our ordinary shares as such securityholder would have been entitled to receive on the Conversion Date, ignoring for these purposes our right to elect to make a Conversion Shares Offer).

Furthermore, other than in the event of our winding-up or administration, as described in this section, or with respect to the payment of the pro rata cash component, as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer,” payments in respect of, or arising from, the Securities will be conditional (x) upon our being solvent at the time of payment by us, and (y) in that no sum in respect of or arising from the Securities may fall due and be paid except to the extent that we could make such payment and still be solvent immediately thereafter (such condition, the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, we will be considered to be solvent at a particular point in time if (x) we are able to pay our debts owed to Senior Creditors as they fall due and (y) the Balance Sheet Condition has been met.

A certificate by our auditors as to whether or not the Solvency Condition is met, on the basis of the information provided to our auditors by us, will, in the absence of manifest error, be treated by us, the trustee, the securityholders and all other interested parties as correct and sufficient evidence thereof.

“Senior Creditors” means our creditors (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated to the claims of our unsubordinated creditors but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of our other creditors, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the securityholders in a winding-up occurring prior to a Capital Adequacy Trigger Event. For the avoidance of doubt, holders of any of our existing or future Tier 2 capital instruments will be Senior Creditors.

The “Balance Sheet Condition” will be satisfied in relation to us if the value of our assets is at least equal to the value of our liabilities. For these purposes (i) “assets” mean our unconsolidated gross assets as shown in our most recent published audited balance sheet, as adjusted for subsequent events in such manner as our auditors may determine and (ii) “liabilities” means our unconsolidated gross liabilities, as shown in our most recent published audited balance sheet, as adjusted for subsequent events in such manner as our auditors may determine and for these purposes excluding (without double counting) any indebtedness that will not constitute liabilities according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which we may be organized) in determining whether we are “unable to pay [our] debts” under Section 123(2) of the UK Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which we may be organized.

The subordination provisions of the Indenture, and to which the Securities are subject, will be governed by, and construed in accordance with, the laws of England and Wales.

Modification and Waiver

In addition to our and the trustee’s rights to modify and amend the Indenture described in the accompanying prospectus under “Description of Contingent Convertible Securities—Modification and Waiver,” modifications of and amendments to the terms of the Indenture or the Securities may be made by us and the trustee, without the further consent of the securityholders, to the extent necessary to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power. Moreover, we will agree not to amend the consent of the securityholders to the exercise of the UK bail-in power (see “—Agreement with Respect to the Exercise of UK Bail-in Power”) without the prior consent of the Relevant Regulator.

Defaults and Remedies

For purposes of the Securities, the following discussion replaces in its entirety the discussion set forth in “Description of Contingent Convertible Securities—Contingent Convertible Events of Default” and “Description of Contingent Convertible Securities—Waiver of Contingent Convertible Events of Default and Defaults” in the accompanying prospectus.

Winding-up Event

If a Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, the principal amount of the Securities will become immediately due and payable, without the need for any further action on the part of the trustee, the securityholders or any other person.

A “Winding-up Event” will result if (x) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 calendar days of the making of such order, (y) our ordinary shareholders adopt an effective resolution for our winding-up (other than, in the case of either (x) or (y) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (z) following the appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment Event

If we fail to pay any amount that has become due and payable under the Securities, the paying agent will notify the trustee and, if such failure continues for 14 calendar days, the trustee may provide a written notice of such failure to us. If within a period of 14 calendar days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-payment Event”), the trustee may, at its discretion, and without further notice to us, institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed to have been cancelled (in each case, in whole or in part) as described under “—Interest—Interest Cancellation” (and no Non-payment Event will occur or be deemed to have occurred as a result of such cancellation or deemed cancellation (in each case, in whole or in part)).

Limited Remedies for Breach of Obligations (Other than Non-payment)

In addition to the remedies for a Non-payment Event, the trustee may without further notice institute such proceedings against us as it may deem fit to enforce any term, obligation or condition binding upon us under the Securities or the Indenture (other than any of our payment obligations under, or arising from, the Securities or the Indenture, including payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”); provided the sole and exclusive remedy that the trustee (acting on behalf of the securityholders) and/or the securityholders may seek under the Securities and the Indenture is specific performance under the laws of the State of New York; provided further that to the extent any judgment or other award given in such proceedings requires the payment of money by us, whether by way of damages or otherwise (a “Monetary Judgment”), the trustee (acting on behalf of the securityholders) and/or the securityholders may not enforce, and will not be entitled to enforce, or otherwise claim such Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration. For the avoidance of doubt, any breach by us of any Performance Obligation will not confer upon the trustee (acting on behalf of the securityholders) and/or the securityholders any claim other than specific performance and we will not be obliged to pay any sum or sums, in cash or otherwise (including damages), as a consequence of the institution of any such proceedings, except where a securityholder proves any Monetary Judgment in our winding up or administration.

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that (i) the sole and exclusive remedy that such securityholder (or beneficial owner) and/or the trustee (acting on its behalf) may seek under the Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under the laws of the State of New York, (ii) such securityholder (or beneficial owner) will not (and waives any right to) seek, and will not (and waives any right to) direct the trustee (acting on its behalf) to seek, any other remedy against us in respect of any breach by us of a Performance Obligation, (iii) such securityholder (or beneficial owner) will not (and waives any right to) enforce, and will not be entitled to enforce (and waives any such entitlement), or otherwise claim (and waives any other right to claim) a Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration and (iv) to the extent permitted by the Trust Indenture Act, such securityholder (or beneficial owner) will waive any and all claims, in law and/or in equity, against the Trustee for, and agree not to initiate a suit, against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in connection with such securityholder’s (or beneficial owner’s) right to enforce a Performance Obligation in accordance with the terms of the Indenture.

No Other Remedies

Other than the limited remedies specified in this section “—Defaults and Remedies,” no remedy against us will be available to the trustee (acting on behalf of the securityholders) or to the securityholders, whether for the recovery of amounts owing in respect of such Securities or under the Indenture, or in respect of any breach by us of any of our obligations under, or in respect of, the terms of such Securities or under the Indenture in relation thereto; provided that notwithstanding the limitations on remedies specified in this section “—Defaults and Remedies,” (x) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the securityholders under the provisions of the Indenture, and (y) nothing will impair the right of a securityholder under the Trust Indenture Act, absent such securityholder’s consent, to sue for any payment due but unpaid with respect to the Securities; provided further that, in the case of (x) and (y), any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, will be subject to the subordination provisions set forth under “—Subordination.”

Defaults

A “default” will occur (i) upon the occurrence of a Winding-up Event that occurs before the Conversion Date, (ii) upon the occurrence of a Non-payment Event or (iii) upon a breach by us of a Performance Obligation. For purposes of the accompanying prospectus, “contingent convertible event of default” will mean “default” as defined in this prospectus supplement.

Under the terms of the Indenture and the Securities, neither a Capital Adequacy Trigger Event, an Automatic Conversion, a reduction or cancellation, in part or in full, of the Amounts Due, the conversion of the Securities into another security or obligation of us or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, will be a contingent convertible event of default or a default. As a result, the securityholders will not have the right to request that the trustee declare an acceleration solely due to the occurrence of a Capital Adequacy Trigger Event, an Automatic Conversion, a reduction or cancellation, in part or in full, of the Amounts Due, the conversion of the Securities into another security or obligation of us or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, or the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities.

Waiver of Past Default

Holders of not less than a majority of the aggregate principal amount of the Securities then outstanding may on behalf of all securityholders waive any past default that results from a breach by us of a Performance Obligation; provided that (i) a default in respect of a Performance Obligation, the modification or amendment of which would require the consent of each securityholder affected by it or (ii) any past default that results from a Winding-up Event or a Non-payment Event, in either case, will require the waiver of each securityholder affected by such default.

Upon the occurrence of any waiver of a default described in the immediately preceding paragraph, such default will cease to exist, and any default with respect to any series of Securities arising therefrom will be deemed to have been cured and not to have occurred for any purpose under the Indenture; provided that no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Trustee

Trustee; Direction of the Trustee

The Bank of New York Mellon, London Branch, is the trustee under the Indenture. See “—Trustee—Trustee’s Duties” and “Description of Contingent Convertible Securities—Trustee’s Duties” in the accompanying prospectus for a description of the trustee’s procedures and remedies available in connection with an Event of Default or default.

The trustee makes no representations, and will not be liable with respect to, the information set forth in this prospectus supplement.

UK Bail-in Power

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities.

Additionally, by its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that, upon the exercise of any UK bail-in power by the relevant UK resolution authority,

•	the trustee will not be required to take any further directions from the securityholders under Section 5.12 (Control by Holders) of the Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Securities to direct certain actions relating to the Securities; and

•	the Indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Securities remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Securities), then the trustee’s duties under the Indenture will remain applicable with respect to the Securities following such completion to the extent that we and the trustee will agree pursuant to another supplemental indenture or an amendment to the Indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there will at all times be a trustee for the Securities in accordance with the Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment to the Indenture is agreed upon in the event the Securities remain outstanding following the completion of the exercise of the UK bail-in power.

Our obligations to indemnify the trustee in accordance with Section 6.07 of the Indenture will survive any Automatic Conversion under the Indenture.

Capital Adequacy Trigger Event

Once we have delivered an Automatic Conversion Notice following the occurrence of a Capital Adequacy Trigger Event (or following an Automatic Conversion (if sooner)), (i) subject to the right of the securityholders in the event of our failure to issue and deliver any Conversion Shares to the Conversion Shares Depository on the Conversion Date described under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion,” the securityholders will have no rights whatsoever under the Indenture or the Securities to instruct the trustee or the paying agent to take any action whatsoever and (ii) as of the date of the Automatic Conversion Notice, except for any indemnity and/or security provided by any securityholder in such direction or related to such direction, any direction previously given to the trustee by any securityholder will cease automatically and will be null and void and of no further effect; except in each case of (i) and (ii), with respect to any rights of the securityholders with respect to any payments under the Securities that were unconditionally due and payable prior to the date of the Automatic Conversion Notice or unless the trustee or the paying agent is instructed in writing by us to act otherwise.

Neither the trustee nor the paying agent will be liable with respect to (i) the calculation or accuracy of the end-point CET1 Ratio in connection with the occurrence of a Capital Adequacy Trigger Event and the timing of such Capital Adequacy Trigger Event, (ii) our failure to post or deliver the underlying end-point CET1 Ratio calculations of a Capital Adequacy Trigger Event to DTC or the securityholders or (iii) any aspect of our decision to deliver an Automatic Conversion Notice or the related Automatic Conversion.

Trustee’s Duties

For purposes of the Securities, the following discussion replaces in its entirety the first paragraph in “Description of Contingent Convertible Securities—Trustee’s Duties” in the accompanying prospectus.

In the case of a default, the trustee will exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to the provisions of the Indenture relating to the duties of the trustee, in case a default occurs and is continuing with respect to the Securities, the trustee will be under no obligation to any securityholder to exercise any of its rights or powers under the Indenture at the request of any securityholder unless such securityholder will have offered to the trustee indemnity satisfactory to the trustee.

Subject to such provisions for the indemnification of the trustee, and subject to certain exceptions, the holder or holders of a majority in aggregate principal amount of the Securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Securities. However, the trustee may refuse to follow any direction that is in conflict with any rule of law or the Indenture or is unjustly prejudicial to any securityholder not taking part in the direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction. See also “—Defaults and Remedies—No Other Remedies.”

By its acquisition of the Securities, each securityholder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that neither a Capital Adequacy Trigger Event, an Automatic Conversion, a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of us or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Payments Subject to Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to the “—Additional Amounts” provisions below. For the purposes of the preceding sentence, the phrase “fiscal or other laws, regulations and directives” will include any obligation on us to withhold or deduct from a payment pursuant to an agreement described in Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).

Additional Amounts

All payments by us of principal and interest in respect of the Securities will be made without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature, present or future, as are imposed or levied by or on behalf of the United Kingdom (or any authority or political subdivision therein or thereof having power to tax) (a “Taxing Jurisdiction”) unless we are required by law to withhold or deduct any such taxes, duties, assessments or governmental charges.

In that event, we will pay such additional amounts in respect of any payments of interest in respect of the Securities (but not, for the avoidance of doubt, in respect of the payment of principal in respect of the Securities) (the “Additional Amounts”) as may be necessary in order that the net amounts received by the securityholders after such withholding or deduction will equal the respective amounts of interest, if any, that would have been received in respect of the Securities in the absence of such withholding or deduction; provided that no such Additional Amounts will be payable with respect to any Security:

(a)	to, or to a third party on behalf of, a securityholder who is liable to such taxes, duties, assessments or governmental charges in respect of such Security by reason of the securityholder having some connection with the United Kingdom other than the mere holding of such Security;

(b)	unless the securityholder is unable to avoid such withholding or deduction by satisfying any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to a paying agent or the relevant tax authorities (as applicable) or by notifying (and/or presenting evidence of such notification to) any tax authorities of such payment of interest or by presenting the relevant Security at the specified office of another paying agent (whether within or outside the European Union);

(c)	where the Security must be presented for payment, the Security is presented more than 30 days after the date on which such payment first becomes due, except to the extent that the securityholder would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period;

(d)	to, or to a third party on behalf of, a securityholder who is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(e)	where any taxes, duties, assessments or governmental charges are imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

(f)	where any taxes, duties, assessments or governmental charges are imposed in respect of any combination of the above items.

We will agree in the Indenture that at least one paying agent for the Securities will be located outside the United Kingdom.

As provided in “—Payments Subject to Fiscal Laws,” all payments in respect of the Securities will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

Whenever we refer in this prospectus supplement, in any context, to the payment of the principal of, or any interest payments on, or in respect of, any Securities, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Paying Agent

Payments of principal of and interest, if any, on the Securities will be made in dollars and such payments on Securities represented by a global security will be made through one or more paying agents to DTC or its nominee. Initially, the paying agent will be HSBC Bank USA, National Association. We may change the paying agent without prior notice to the securityholders, and in such an event we may act as paying agent. Payments of principal of, and interest on, the Securities represented by a global security will be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, such global security is first surrendered to the paying agent.

Calculation Agent

The calculation agent is HSBC Bank USA, National Association, or its successor appointed by us, pursuant to a calculation agent agreement expected to be entered into on June 1, 2016.

Subsequent Holders’ Agreement

The securityholders (which, for these purposes, includes beneficial owners of the Securities) that acquire the Securities in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any securityholder will be deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the securityholders that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities related to the UK bail-in power and related to a Capital Adequacy Trigger Event.

Governing Law

The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions of the Indenture and of the Securities (see “—Subordination”) will be governed by, and construed in accordance with, the laws of England and Wales.

Listing

Application will be made to the Irish Stock Exchange for the Securities to be admitted to the Official List and to trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange.

Definitions

Set forth below are definition for certain defined terms used in this “Description of the Securities” for which no definition is provided.

“Acquirer” means the person or persons that control (as such term is used with respect to the definition of “Takeover Event”) us following a Takeover Event.

“Additional Amounts” has the meaning given to such term under “—Additional Amounts.”

“Adjusted Reset Date” has the meaning given to such term under “—Interest—General.”

“Amounts Due” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

“Approved Entity” means a body corporate which, on the occurrence of the Takeover Event, has in issue Approved Entity Shares.

“Approved Entity Shares” means ordinary shares in the capital of a body corporate that constitutes Equity Share Capital or the equivalent (or depository or other receipts representing the same) which are listed and admitted to trading on a Recognized Stock Exchange. On and after the date of a Qualifying Takeover Event, references herein to “our ordinary shares” will be read as references to “Approved Entity Shares to be delivered by the Approved Entity.” In relation to an Automatic Conversion in respect of which the Conversion Date falls on or after the QTE Effective Date, references herein to “Conversion Shares” will be deemed to be references to “Approved Entity Shares to be delivered by the Approved Entity.”

“auditors” means (i) our auditors or, if we have joint auditors, any one of such joint auditors or (ii) in the event their being unable or unwilling to carry out any action requested of them pursuant to the terms of the Securities and the Indenture or in such circumstances and for such purposes as the trustee may approve, either (x) such other firm of accountants as may be nominated by us and approved by the trustee or (y) failing such nomination and/or approval within three business days of a request by the trustee to us for such nomination, as may be nominated by the trustee.

“Automatic Conversion” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion.”

“Automatic Conversion Notice” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Automatic Conversion Procedure.”

“Automatic Conversion Settlement Notice” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Settlement Procedure.”

“Automatic Conversion Settlement Request Notice” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Settlement Procedure.”

“Balance Sheet Condition” has the meaning given to such term under “—Subordination.”

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time.

“business day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in New York City, New York.

“calculation agent” means HSBC Bank USA, National Association, or its successor appointed by us, pursuant to a calculation agent agreement expected to be entered into on June 1, 2016.

“Cancellation Date” means (i) with respect to any Security for which an Automatic Conversion Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Security for which an Automatic Conversion Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Capital Adequacy Trigger Event” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion.”

“Capital Disqualification Event” has the meaning given to such term under “—Redemption—Special Event Redemption.”

“Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are applicable to us at any time (on a solo or consolidated basis and including any implementation thereof or supplement thereto by the PRA from time to time) and which lay down the requirements to be fulfilled by financial instruments for inclusion in our regulatory capital (on a solo or consolidated basis) as may be required by (i) the CRR and/or (ii) the CRD, including (for the avoidance of doubt) any delegated acts and implementing acts made by the European Commission (such as regulatory technical standards and implementing technical standards) and EBA guidelines all as amended from time to time and as implemented in the United Kingdom.

“Cash Dividend” means any dividend or distribution in respect of our ordinary shares to our ordinary shareholders which is to be paid or made in cash (in whatever currency), however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account and including a distribution or payment to our ordinary shareholders upon or in connection with a reduction of capital.

“CET1 Capital” means, as of any date, the sum, expressed in US dollars, of all amounts that constitute common equity Tier 1 capital of the HSBC Group as of such date, less any deductions from common equity Tier 1 capital required to be made as of such date, in each case as calculated by us on a consolidated basis and without applying the transitional provisions set out in Part Ten of the CRR in accordance with the Relevant Rules applicable to us as at such date (which calculation will be binding on the trustee, the paying agent and the securityholders). For the purposes of this definition, the term “common equity Tier 1 capital” will have the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Relevant Rules then applicable to the HSBC Group or by the Relevant Regulator.

“Code” has the meaning given to such term under “—Payments Subject to Fiscal Laws.”

“Companies Act” means the Companies Act 2006 (United Kingdom) as amended from time to time.

“Conversion Date” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion.”

“Conversion Price” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares.”

“Conversion Shares” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares.”

“Conversion Shares Depository” means a financial institution, trust company, depository entity, nominee entity or similar entity to be appointed by us on or prior to any date when a function ascribed to the Conversion Shares Depository in the Indenture is required to be performed, to perform such functions and which, as a condition of such appointment, such entity will be required to undertake, for the benefit of the securityholders, to hold the Conversion Shares (and any Conversion Shares Offer Consideration) on behalf of such securityholders in one or more segregated accounts, unless otherwise required for the purposes of the Conversion Shares Offer and, in any event, on terms consistent with the Indenture.

“Conversion Shares Offer” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“Conversion Shares Offer Agent” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“Conversion Shares Offer Consideration” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“Conversion Shares Offer Notice” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Automatic Conversion Procedure.”

“Conversion Shares Offer Period” means the period during which the Conversion Shares Offer may occur, which period will end no later than 40 business days after the delivery of the Conversion Shares Offer Notice.

“Conversion Shares Offer Price” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“CRD” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC as amended from time to time, and any successor directive or regulation.

“CRD IV” means, taken together, (i) the CRR, (ii) the CRD and (iii) the Capital Instruments Regulations.

“CREST” means the relevant system, as defined in the CREST Regulations, or any successor clearing system.

“CREST Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No. 01/378), as amended.

“CRR” means regulation (EU) No 575/2013 of the European Parliament and of the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No 648/2012, as amended from time to time and any successor regulation or directive.

“Current Market Price” means, in respect of one of our ordinary shares at a particular date, the arithmetic average of the Volume Weighted Average Price per ordinary share for the five consecutive Exchange Business Days ending on the Exchange Business Day immediately preceding such date (the “Relevant Period”), provided that:

(i)	if at any time during the Relevant Period the Volume Weighted Average Price has been based on a price ex-dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price has been based on a price cum-dividend (or cum-any other entitlement), then:

(1)	if our ordinary shares to be issued do not rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which our ordinary share will have been quoted cum-dividend (or cum-any other entitlement) will for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that dividend (or entitlement) per ordinary share as of the date of first public announcement relating to such dividend or entitlement and, for these purposes, the amount or value will be determined on a gross basis disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit; or

(2)	if our ordinary shares to be issued do rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which our ordinary shares will have been quoted ex-dividend (or ex-any other entitlement) will for the purpose of this definition be deemed to have been the amount thereof increased by such similar amount; and

(ii)	if on each of the five Exchange Business Days during the Relevant Period our ordinary shares have been quoted cum-dividend (or cum-any other entitlement) in respect of a dividend (or entitlement) which has been declared or announced but our ordinary shares to be issued do not rank for that dividend (or entitlement), the Volume Weighted Average Price on each of such dates will for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that dividend (or entitlement) per ordinary share as of the date of first public announcement relating to such dividend or entitlement, and for these purposes, the amount or value will be determined on a gross basis disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit;

(iii)	if such Volume Weighted Average Price of one of our ordinary shares is not available on each of the five Exchange Business Days during the Relevant Period, then the arithmetic average of such Volume Weighted Average Prices which are available in the Relevant Period will be used (subject to a minimum of two such closing prices); and

(iv)	if only one or no such Volume Weighted Average Price is available in the Relevant Period, then the Current Market Price will be determined by an Independent Financial Adviser.

“default” has the meaning given to such term under “—Defaults and Remedies—Events of Default and Defaults.”

“Depository Business Day” means a day on which the Conversion Shares Depository is open for general business.

“Distributable Items” means the amount of our profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of the Securities and any Parity Securities and Junior Securities less any losses brought forward, profits which are non-distributable pursuant to the Companies Act or other provisions of English law from time to time applicable to us or our Memorandum and Articles of Association (our “Articles of Association”) and sums placed to non-distributable reserves in accordance with the Companies Act or other provisions of English law from time to time applicable to us or our Articles of Association, those losses and reserves being determined on the basis of our individual accounts and not on the basis of our consolidated accounts.

“DTC” has the meaning given to such term under “—Interest—Interest Cancellation—Notice of Interest Cancellation.”

“EEA Regulated Market” means a regulated market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments, as the same may be amended from time to time.

“Effective Date” means, for the purposes of clause (c) under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price,” the first date on which our ordinary shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange and, for the purposes of clause (d) under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price,” the first date on which our ordinary shares are traded ex-the relevant Extraordinary Dividend on the Relevant Stock Exchange.

“end-point CET1 Ratio” means, as at any date, the ratio of CET1 Capital to the Risk Weighted Assets, in each case as of such date, expressed as a percentage.

“Equity Share Capital” has the meaning provided in Section 548 of the Companies Act.

“Exchange Business Day” means any day that is a trading day on the Relevant Stock Exchange other than a day on which the Relevant Stock Exchange is scheduled to close prior to its regular weekday closing time.

“Extraordinary Dividend” means any Cash Dividend that is declared expressly by us to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to our ordinary shareholders as a class or any analogous or similar term, in which case the Extraordinary Dividend will be such Cash Dividend.

“Fair Market Value” means

(i)	with respect to a Cash Dividend or other cash amount the amount of such cash; provided that any Cash Dividend or other cash amount in a currency other than US dollars will be converted into US dollars at the Prevailing Rate as of the date on which the Fair Market Value is to be calculated;

(ii)	where securities, options, warrants or other rights are publicly traded in a market which is determined by us to have adequate liquidity, the fair market value of (a) such securities will equal the arithmetic average of the Volume Weighted Average Prices of such securities, and (b) such options, warrants or other rights will be the arithmetic mean of the daily closing prices of such options, warrants or other rights, in each case during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such securities, options, warrants or other rights are publicly traded) or such shorter period as such securities, options, warrants or other rights are publicly traded; provided that any amount in a currency other than US dollars will be converted into US dollars at the Prevailing Rate as of the date on which the Fair Market Value is to be calculated; and

(iii)	with respect to any other property on any date, the fair market value of that property as of that date as determined by an Independent Financial Adviser taking into account such factors as it considers appropriate.

For these purposes, the amount or value will be determined on a gross basis disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit.

“FATCA” has the meaning given to such term under “—Payments Subject to Fiscal Laws.”

“Final Cancellation Date” means the date, as specified in the Automatic Conversion Settlement Request Notice, on which the Securities in relation to which no Automatic Conversion Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-off Date will be cancelled, which date may be up to 15 business days following the Notice Cut-off Date.

“Governmental Entity” means (i) the UK government, (ii) an agency of the UK government or (iii) a Takeover Person or entity (other than a body corporate) controlled by the UK government or any such agency referred to in clause (ii) of this definition. If we are then organized in another jurisdiction, the references to “UK government” will be read as references to the government of such other jurisdiction.

“HSBC Group” means HSBC Holdings plc together with its subsidiary undertakings.

“Indenture” has the meaning given to such term in the second paragraph of this “Description of the Securities.”

“Independent Financial Adviser” means an independent financial institution of international repute appointed by us at our own expense.

“Junior Securities” means, in respect of the Securities, (i) any of our ordinary shares or our other securities that rank, or are expressed to rank, junior to the Securities in our winding-up or administration as described under “—Subordination” and/or (ii) any securities issued by any other member of the HSBC Group where the terms of such securities benefit from a guarantee or support agreement entered into by us that ranks, or is expressed to rank, junior to the Securities in our winding-up or administration as described under “—Subordination” and/or (iii) any of our capital instruments that qualify as common equity Tier 1 instruments under the Relevant Rules.

“LSE” means the London Stock Exchange plc.

“Maximum Distributable Amount” means any applicable maximum distributable amount relating to us required to be calculated in accordance with Article 141 of CRD (and any implementation of such provision in the United Kingdom or, as the case may be, any succeeding provision amending or replacing such Article or any such implementing provision).

“Mid-Market Swap Rate” has the meaning given to such term under “—Interest—General.”

“Mid-Market Swap Rate Quotation” has the meaning given to such term under “—Interest—General.”

“Monetary Judgment” has the meaning given to such term under “—Defaults and Remedies— Limited Remedies for Breach of Obligations (Other than Non-payment).”

“New Conversion Condition” means the condition that will be satisfied if by not later than seven business days following the completion of a Takeover Event where the Acquirer is an Approved Entity, we have entered into arrangements to our satisfaction with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the trustee, for the benefit of the securityholders, to deliver the Approved Entity Shares to the Conversion Shares Depository upon a conversion of the Securities, pursuant to, and subject to the conditions specified under, “—Qualifying Takeover Event.”

“New Conversion Price” means an amount (in US dollars) per Approved Entity Share determined by us in accordance with the following formula:

NCP =	ECP	X	RS(Average)
OS (Average)

where:

“NCP” means the New Conversion Price.

“ECP” means the Conversion Price in effect on the Exchange Business Day immediately prior to the QTE Effective Date.

“RS (Average)” means the arithmetic average of the Volume Weighted Average Price per Approved Entity Share (converted, if necessary, into US dollars at the Prevailing Rate on the relevant Exchange Business Day) on each of the 10 Exchange Business Days ending on the Exchange Business Day prior to the date the Qualifying Takeover Event occurred.

“OS (Average)” means the arithmetic average of the Volume Weighted Average Price of our ordinary shares (converted, if necessary, into US dollars at the Prevailing Rate on the relevant Exchange Business Day) on each of the 10 Exchange Business Days ending on the Exchange Business Day prior to the date the Qualifying Takeover Event has occurred.

“New Conversion Shares Offer Price” means the New Conversion Price initially calculated following the occurrence of a Qualifying Takeover Event converted into sterling based on an exchange rate of £1.00 = $1.46200.

“Non-payment Event” has the meaning given to such term under “—Defaults and Remedies—Non-payment Event.”

“Notice Cut-off Date” means the date specified as such in the Automatic Conversion Settlement Request Notice, which date will be at least 40 business days following the Suspension Date.

“OECD” means Organization for Economic Co-operation and Development.

“Outstanding Amount” has the meaning given to such term under “—Conversion Shares.”

“Parity Securities” means, (i) the most senior ranking class or classes of preference shares in our capital from time to time and any other of our securities ranking, or expressed to rank, pari passu with the Securities and/or such senior preference shares in our winding-up or administration as described under “—Subordination,” and/or (ii) any securities issued by any other member of the HSBC Group where the terms of such securities benefit from a guarantee or support agreement entered into by us which ranks or is expressed to rank pari passu with the Securities and/or such senior preference shares in our winding-up or administration as described under “—Subordination.”

“Performance Obligation” has the meaning given to such term under “—Defaults and Remedies— Limited Remedies for Breach of Obligations (Other than Non-payment).”

“PRA” means the UK Prudential Regulation Authority or any successor entity.

“Prevailing Rate” means, in relation to any two currencies and any day:

(a)	for the purposes of the definition of Conversion Shares Offer Consideration, the executable bid quotation obtained by the Conversion Shares Depository that is most favorable to the securityholders, out of quotations obtained by it from three recognized foreign exchange dealers selected by the Conversion Shares Depository, for value on such day; and

(b)	for all other purposes, the prevailing market currency exchange rate at the time at which such rate is determined in the relevant market for foreign exchange transactions in such currencies for value on such day, as determined by us in our sole discretion and acting in a commercially reasonable manner.

“Price” and “Prices” have the meanings given to such terms under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price.”

“pro rata cash component” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“pro rata Conversion Shares component” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“QTE Effective Date” means the date with effect from which the New Conversion Condition will have been satisfied.

“Qualifying Takeover Event” has the meaning given to such term under “—Qualifying Takeover Event.”

“Recognized Stock Exchange” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state.

“Reference Banks” has the meaning given to such term under “—Interest—General.”

“regulated entity” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

“Relevant Distributions” means, in relation to any interest payment date, the sum of (i) all distributions or interest payments made or declared by us since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities and (ii) all distributions or interest payments payable by us (and not cancelled or deemed to have been cancelled) on such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items.

“Relevant Regulator” means the PRA or any successor entity primarily responsible for our prudential supervision.

“Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing, as may be required by CRD IV or BRRD or any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company).

“relevant screen page” has the meaning given to such term under “—Interest—General.”

“Relevant Stock Exchange” means, (i) in respect of our ordinary shares, the LSE or if our ordinary shares are no longer admitted to listing, trading and/or quotation by the LSE, the principal stock exchange or securities market by which our ordinary shares are then admitted to listing, trading and/or quotation, and (ii) in respect of any securities other than our ordinary shares, the principal stock exchange or securities market on which the Approved Entity Shares or such securities, as applicable, are then admitted to listing, trading and/or quotation.

“Relevant Supervisory Consent” means as (and to the extent) required, a consent or waiver to the relevant redemption or purchase from the Relevant Regulator.

“relevant UK resolution authority” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

“Reset Dates” has the meaning given to such term under “—Interest—General.”

“Reset Determination Date” has the meaning given to such term under “—Interest—General.”

“Reset Period” has the meaning given to such term under “—Interest—General.”

“Risk Weighted Assets” means, as of any date, the aggregate amount, expressed in US dollars, of the risk weighted assets of the HSBC Group as of such date, as calculated by us on a consolidated basis and without applying the transitional provisions set out in Part Ten of the CRR in accordance with the Relevant Rules applicable to us as at such date (which calculation will be binding on the trustee, the paying agent and the securityholders). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by us in accordance with the Relevant Rules.

“Securities” means the 6.875% Perpetual Subordinated Contingent Convertible Securities (Callable June 2021 and Every Five Years Thereafter).

“securityholders” means holders of the Securities.

“Senior Creditors” has the meaning given to such term under “—Subordination.”

“Settlement Date” means (i) with respect to any Security in relation to which an Automatic Conversion Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the later of (a) the date that is two business days after the end of the relevant Conversion Shares Offer Period and (b) the date that is two business days after the date on which such Automatic Conversion Settlement Notice has been received by the Conversion Shares Depository and (ii) with respect to any Security in relation to which an Automatic Conversion Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable.

“Solvency Condition” has the meaning given to such term under “—Subordination.”

“Special Event” has the meaning given to such term under “—Redemption—Special Event Redemption.”

“Suspension Date” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event— Procedure—Automatic Conversion Procedure.”

“Takeover Event” has the meaning given to such term under “—Qualifying Takeover Event.”

“Takeover Event Notice” has the meaning given to such term under “—Qualifying Takeover Event.”

“Takeover Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) or other legal entity.

“Tax Event” has the meaning given to such term under “—Redemption—Special Event Redemption.”

“Taxing Jurisdiction” has the meaning given to such term under “—Additional Amounts”.

“Tradable Amount” means the denomination of each book-entry interest in a Security.

“Trust Indenture Act” has the meaning given to such term in the third paragraph of this “Description of the Securities.”

“UK bail-in power” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

“Volume Weighted Average Price” means, in respect of one of our ordinary shares, an Approved Entity Share or, as applicable, a security on any Exchange Business Day, the order book volume-weighted average price of such ordinary share, Approved Entity Share or security published by or derived from the principal stock exchange or securities market on which such ordinary share, Approved Entity Share or security are then listed or quoted or dealt in, if any or, in any such case, such other source as will be determined to be appropriate by an Independent Financial Adviser on such Exchange Business Day; provided that if on any such Exchange Business Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of one of our ordinary shares, an Approved Entity Share or a security, as the case may be, in respect of such Exchange Business Day will be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Exchange Business Day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine to be appropriate.

“Winding-up Event” has the meaning given to such term under “—Defaults and Remedies—Winding-up Event.”

TAXATION

Material US Federal Income Tax Considerations

This section discusses material US federal income tax considerations of an investment in the Securities and the Conversion Shares by certain beneficial holders thereof. Except as otherwise noted below, this summary replaces, and should be read to supersede, the discussion of tax matters discussed in the section entitled “Taxation—US Taxation” in the accompanying prospectus. This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject.

The following is a summary of material US federal income tax considerations that may be relevant to a US Holder (as defined below) of a Security or Conversion Shares, and certain considerations (described in “—Information Reporting and Backup Withholding” below and “Description of the Securities—Payments Subject to Fiscal Laws”) relevant to both a US Holder and a Non-US Holder (as defined below) of a Security. This summary deals only with holders that purchase Securities as part of an initial offering and hold Securities or Conversion Shares as capital assets for US federal income tax purposes. It does not address tax considerations applicable to investors that may be subject to special tax rules, including banks or other financial institutions, tax-exempt entities, insurance companies, regulated investment companies, common trust funds, entities that are treated for US federal income tax purposes as partnerships or other pass-through entities, dealers in securities or currencies, traders in securities that elect mark-to-market treatment, persons that will hold Securities or Conversion Shares as part of an integrated investment, including a straddle, a synthetic security or hedge or a conversion transaction or US Holders that have a functional currency other than the US dollar. In addition, this summary does not address any aspects of the Medicare contribution tax on net investment income. Furthermore, this summary does not address the tax treatment of the Securities following any exercise of the UK bail-in power by the relevant UK resolution authority. Finally, this summary does not address the tax treatment of Conversion Shares that may be denominated in or provide for payments in a currency other than the US dollar.

The summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. Persons considering the purchase of Securities should consult their own tax advisers in determining the tax consequences to them of the purchase, ownership and disposition of Securities or Conversion Shares, including the application to their particular situation of the US federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

As used in this prospectus supplement, the term “US Holder” means:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for US federal income tax purposes) that is organized under the laws of the United States, any state thereof or the District of Columbia; or

•	any person otherwise subject to US federal income taxation on a net income basis in respect of the Security.

As used in this summary, the term “Non-US Holder” means a holder that is not a US Holder (for the avoidance of doubt, excluding any entity treated as a partnership or other pass-through entity for US federal income tax purposes).

US Tax Status of the Securities; Distributions on the Securities and the Conversion Shares

The Securities will be treated as equity of HSBC Holdings for US federal income tax purposes. Interest payments with respect to the Securities, and distributions with respect to the Conversion Shares, will be treated as dividends for US federal income tax purposes.

Subject to certain exceptions for short-term and hedged positions, dividends received by certain non-corporate US Holders will be subject to taxation at preferential rates if the dividends are “qualified dividends.” Interest received with respect to the Securities and distributions with respect to the Conversion Shares will be qualified dividends if (i) either (A) HSBC Holdings is eligible for the benefits of a comprehensive income tax treaty with the United States that the Internal Revenue Service (the “IRS”) has approved for purposes of the qualified dividend rules, or (B) the Securities or Conversion Shares are readily tradable on an established securities market in the United States, and (ii) HSBC Holdings was not, in the year prior to the year in which the interest payment was made, and is not, in the year in which the interest payment is made, a passive foreign investment company (“PFIC”). HSBC Holdings expects to be eligible for the benefits of the comprehensive income tax treaty between the United States and the United Kingdom (which has been approved by the IRS for the purposes of the qualified dividend rules). Based on the HSBC Holdings’ audited financial statements and relevant market data, HSBC Holdings believes that it was not a PFIC for US federal income tax purposes with respect to its 2015 taxable year. In addition, based on its audited financial statements and its current expectations regarding the value and nature of its assets, the sources and nature of its income, and relevant market data, HSBC Holdings does not anticipate becoming a PFIC for its 2016 taxable year, and the foreseeable future. Accordingly, subject to certain exceptions for short-term and hedged positions, HSBC Holdings expects that the dividends received by non-corporate US Holders will generally be subject to taxation at preferential rates. If, contrary to the conclusion above, the issuer was a PFIC for US federal income tax purposes, such treatment generally would result in adverse tax consequences to US Holders. US Holders should consult their tax advisers regarding the application of the PFIC rules to an investment in Securities or Conversion Shares.

Interest payments on the Securities and distributions with respect to the Conversion Shares generally will constitute foreign-source income for foreign tax credit purposes and will not be eligible for the dividends-received deduction available to domestic corporations. The amount of a payment on the Securities or the Conversion Shares will include amounts, if any, withheld in respect of UK taxes. See “—UK Taxation.” Subject to limitations, UK taxes withheld from payments on the Securities or the Conversion Shares to a US Holder generally will give rise to a foreign tax credit or deduction for US federal income tax purposes. US Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances.

Automatic Conversion

The conversion of Securities into Conversion Shares pursuant to an Automatic Conversion will not be treated as a taxable exchange for US Holders. A US Holder’s tax basis in Conversion Shares received pursuant to an Automatic Conversion will equal the tax basis of the Securities converted, and the holding period of such Conversion Shares will generally include the period during which the Securities were held prior to the Automatic Conversion. A US Holder’s tax basis in a Security generally will equal the cost of that Security to such holder.

Assumption of Obligations

The US federal income tax treatment of an assumption of our obligations under the Securities by either a subsidiary or a holding company of ours (described in “Description of Contingent Convertible Securities—Assumption of Obligations” in the accompanying prospectus) is uncertain. Such assumption might be deemed by the IRS to be a taxable exchange of the Securities for new contingent convertible securities for U.S. federal income tax purposes if the new contingent convertible securities are treated as differing materially in kind or extent from the Securities, in which case a US Holder should recognize gain, if any. Deductibility of loss, if any, may be limited pursuant to, among other things, the wash sale rules. US Holders should consult their own tax advisers with respect to the tax consequences of such an assignment.

Sale, Exchange or Redemption of the Securities and Conversion Shares

Upon the sale, exchange, redemption or other disposition of Securities or Conversion Shares (other than a conversion of the Securities into Conversion Shares, as discussed above), a US Holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition and (2) the US Holder’s adjusted tax basis in such Securities or Conversion Shares, provided that, in the case of a redemption, the US Holder does not own, and is not deemed to own, any ordinary shares of HSBC Holdings at such time.

Such gain or loss will generally be US-source long-term capital gain or loss if the US Holder has held the Securities or Conversion Shares for more than one year. Net long-term capital gain recognized by certain non-corporate US Holders will generally be subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.

Adjustment of the Conversion Price and the Conversion Shares Offer Price

The Conversion Price and the Conversion Shares Offer Price are subject to adjustment under certain circumstances. A US Holder of the Securities may be treated as having received a constructive distribution if and to the extent that certain adjustments (or, in some cases, certain failures to make adjustments) to the fixed conversion rates increase a US Holder’s proportionate interest in our assets or earnings. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made (or, in some cases, adjustments that do so qualify that fail to be made), US Holders of Securities will be treated as having received a distribution even though they have not received any cash or property. For example, increases in the Conversion Price and the Conversion Shares Offer Price to reflect an Extraordinary Dividend to holders of ordinary shares will generally give rise to a constructive taxable distribution to the US Holders of the Securities. Any constructive distribution will be includable in such U.S. Holder’s income at its fair market value at the time of the distribution in a manner described above under “—US Tax Status of the Securities; Distributions on the Securities and Conversion Shares.” Adjustments to the Conversion Price and the Conversion Shares Offer Price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the US Holder of the Securities, however, will generally not be considered to result in a constructive distribution to the US Holder.

Information Reporting and Backup Withholding

Payments in respect of the Securities and the Conversion Shares may be subject to information reporting and/or backup withholding unless (1) the US Holder is a corporation or other exempt recipient, or (2) in the case of backup withholding, the US Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A Non-US Holder may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a US Holder’s US federal income tax liability, provided the required information is accurately and timely furnished to the IRS.

UK Taxation

The following disclosure supplements and should be read in addition to the disclosure set forth in the accompanying prospectus, beginning on page 58, under “Taxation”.

Payments of Interest

The following disclosure supplements and should be read in addition to the disclosure set forth in the accompanying prospectus, beginning on page 59, under “Taxation—UK Taxation—Taxation of Debt Securities and Contingent Convertible Securities—Payments of Interest.”

Provided that the Securities constitute “regulatory capital securities” for the purposes of The Taxation of Regulatory Capital Securities Regulations 2013 S.I. 2013/3209 (the “Regulations”), and there are no arrangements, the main purpose, or one of the main purposes, of which is to obtain a tax advantage for any person as a result of the application of the Regulations in respect of the Securities, interest payments on the Securities may be paid without withholding or deduction for or on account of UK income tax (regardless of whether such Security is and continues to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007). The Securities will constitute “regulatory capital securities” for the purposes of the Regulations provided the Securities qualify, or have qualified, as an additional Tier 1 instrument under Article 52 of the Commission Regulation (EU) No. 575/2013 (as amended from time to time) and form, or formed, a component of additional Tier 1 capital for the purposes of Commission Regulation (EU) No 575/2013 (as amended from time to time).

Stamp Taxes

No UK stamp duty or stamp duty reserve tax (“SDRT”) will be payable by securityholders upon the issue of the Securities.

No UK stamp duty or SDRT will be payable on transfers of the Securities, provided that the Securities constitute “regulatory capital securities” (as defined in the Regulations) and there are no arrangements, the main purpose, or one of the main purposes, of which is to obtain a tax advantage for any person as a result of the application of the Regulations in respect of the Securities.

Regardless of whether the Regulations apply to the Securities, so long as the Securities are held in a clearance service that has not made an election under Section 97A Finance Act 1986 that is applicable to the Securities, securityholders will not be liable to UK stamp duty or SDRT on transfers of, or agreements to transfer, the Securities.

No liability for UK stamp duty or SDRT will arise for a securityholder upon an Automatic Conversion of the Securities or pursuant to a Conversion Shares Offer by the Conversion Shares Depository.

No UK stamp duty or SDRT will be payable by securityholders on a redemption of the Securities.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts or an entity deemed to hold the assets of such plans (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that is engaged in such a non-exempt prohibited transaction may be subject to penalties under ERISA and the Code.

The fiduciary of a Plan that proposes to purchase and hold any Securities should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, HSBC, the underwriters, the agents or any of their respective affiliates. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the Securities on behalf of a Plan, Section 408(b)(17) of ERISA (relating to transactions with certain service providers) or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Securities.

Any Plan fiduciary that proposes to cause a Plan to purchase the Securities should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that its purchase, holding and disposition of the Securities will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Non-US plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-US laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans subject to Similar Law (“Non-ERISA Plans”) should consult with their counsel before purchasing the Securities to determine the need for, if necessary, and the availability of, any exemptive relief under any Similar Law.

Through its purchase or other acquisition and holding of the Securities, each purchaser or other acquirer of the Securities (and each Plan fiduciary and each fiduciary of a Non-Erisa Plan directing or advising a Plan or Non-ERISA Plan to purchase or otherwise acquire and hold the Securities) will be deemed to have represented and agreed either: (A) no assets of a Plan or Non-ERISA Plan have been used to acquire such Securities or an interest therein or (B) the purchaser’s purchase or other acquisition, holding and disposition of the Securities do not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or violation of Similar Law.

Each Plan fiduciary (and each fiduciary for a Non-ERISA Plan) should consult with its legal adviser concerning the potential consequences to the plan under ERISA, Section 4975 of the Code or such Similar Law of an investment in the Securities.

UNDERWRITING (CONFLICTS OF INTEREST)

The underwriters named below have severally agreed, subject to the terms and conditions of the underwriting agreement with us, dated the date of this prospectus supplement, to purchase the principal amount of Securities set forth below opposite their respective names.

Underwriter	Principal Amount of Securities
HSBC Securities (USA) Inc	$1,452,000,000
ANZ Securities, Inc	36,000,000
BBVA Securities Inc	36,000,000
BNP Paribas Securities Corp	36,000,000
Credit Agricole Securities (USA) Inc	36,000,000
Commerz Markets LLC	36,000,000
Danske Markets Inc	36,000,000
ING Financial Markets LLC	36,000,000
Lloyds Securities Inc	36,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	36,000,000
Morgan Stanley & Co. LLC	36,000,000
Société Générale	36,000,000
UniCredit Capital Markets LLC	36,000,000
Wells Fargo Securities, LLC	36,000,000
BMO Capital Markets Corp	10,000,000
Credit Suisse Securities (USA) LLC	10,000,000
Deutsche Bank AG, London Branch	10,000,000
KBC Securities USA, Inc	10,000,000
Mizuho Securities USA Inc	10,000,000
Nykredit Bank A/S	10,000,000
SMBC Nikko Securities America, Inc	10,000,000
Standard Chartered Bank	10,000,000

Total	$2,000,000,000

The underwriters propose to offer the Securities in part directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and in part to certain securities dealers at such price less a concession not in excess of 0.60% of the principal amount of the Securities. The underwriters may allow, and such dealers may reallow, a concession not to exceed 0.40% of the principal amount of the Securities to certain brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The underwriters will not effect any offers or sales of any Securities in the United States unless it is through one or more U.S. registered broker-dealers as permitted by applicable securities laws and the regulations of FINRA.

The underwriting agreement provides that the obligations of the underwriters to purchase the Securities included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the Securities sold pursuant to the underwriting agreement if any of the Securities are sold. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

It is expected that the delivery of the Securities will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof (this settlement cycle being referred to as T+5). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Securities initially will settle in T+5, to specify an alternative settlement cycle at the time of any trade to prevent a failed settlement and should consult their own adviser.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the Securities:

SEC registration fee	$201,400
Printing expenses	20,000
Legal fees and expenses	225,000
Accounting fees and expenses	150,000
Trustee’s, calculation agent’s and paying agent’s fees and expenses	60,000
Listing and listing agent fees	18,000
Other fees	200,000

Total	$874,400

In connection with the offering made hereby, the underwriters may purchase and sell the Securities in the open market. These transactions may include over-allotment transactions, stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering for a limited period after the issue date. Short positions created by the underwriters involve the sale by the underwriters of a greater number of Securities than they are required to purchase from us. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities. The underwriters may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Securities sold in the offering may be reclaimed by the underwriters if such Securities are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market. However, there is no assurance the underwriters, or any agent of theirs, will do this. These activities, if commenced, may be discontinued at any time.

Any stabilization action may begin on or after the date of adequate public disclosure of the final terms of the offer of the relevant Securities and, if begun, may be ended at any time, but it must end no later than 30 days after the date on which we receive the proceeds of the issue, or no later than 60 days after the date of allotment of the relevant Securities, whichever is the earlier. These transactions may be effected on the Global Exchange Market of the Irish Stock Exchange or otherwise.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued.

Selling Restrictions

The Securities are offered for sale only in jurisdictions where it is legal to make such offers. The offer and sale of the Securities are subject to the following limitations. Neither the underwriters nor we have taken any action in any jurisdiction that would constitute a public offering of the Securities, other than in the United States.

United Kingdom

Each underwriter has represented and warranted that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of Securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus for offers of the Securities. Accordingly any person making or intending to make an offer in that Member State of Securities which are the subject of an offering contemplated in this prospectus supplement as completed by final terms in relation to the offer of the Securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the Securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of the Securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Securities contemplated in this prospectus supplement. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in the Member State.

In relation to each Member State of the EEA, each underwriter has represented and warranted that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer to the public (other than a permitted public offer) of Securities which are the subject of the offering contemplated by this prospectus supplement in that Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Securities to the public in that Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities will require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this section, the expression an “offer to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in the Member State.

Each underwriter has agreed to comply, to the best of its knowledge and belief, with all applicable laws and regulations and directives in each jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes this prospectus supplement and the accompanying prospectus or any such other material relating to the Securities, in all cases at its own expense.

Switzerland

The Securities may not be publicly offered, advertised, distributed or redistributed in or from Switzerland, and neither this prospectus supplement and the accompanying prospectus nor any marketing material for investments in the Securities may be publicly distributed or otherwise made publicly available in Switzerland, communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 652a or 1156 of the Swiss Code of Obligations. This prospectus supplement and the accompanying prospectus is not a prospectus within the meaning of Articles 652a and 1156 of the Swiss Code of Obligations or a listing prospectus according to Article 32 et seq. of the Listing Rules of the SWX Swiss Exchange and may not comply with the information standards required thereunder. We will not apply for a listing of the Securities on any Swiss stock exchange.

Japan

The Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”). Accordingly, each underwriter has represented and agreed, and each further underwriter appointed will be required to represent and agree, that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other relevant laws and regulations of Japan.

Hong Kong

The Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus by the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”))

under Section 274 of the SFA, (ii) to a relevant person (as defined under Section 275(2) of the SFA), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Securities are subscribed or purchased under Section 275 by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined under Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities (as defined under Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferable for six months after that corporation or that trust has acquired the Securities pursuant to Section 275 of the SFA except:

(1)	to an institutional investor under Section 274 of the SFA or to a relevant person, or (in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Rules of the Dubai Financial Services Authority. This document and any related financial products or services are intended for distribution only to persons who qualify as Professional Clients under the Dubai Financial Services Authority Rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Securities which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

Canada

The Securities may be sold only to purchasers in the provinces of Alberta, British Columbia, New Brunswick, Newfoundland & Labrador, Nova Scotia, Ontario, Prince Edward Island, Saskatchewan and Quebec purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Listing

Application will be made to the Irish Stock Exchange for the Securities to be admitted to the Official List and to trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange. The Securities are a new issue of securities with no established trading market. The underwriters have advised us that the underwriters currently intend to make a market in the Securities, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Securities and may discontinue any such market-making at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Securities or that an active public market for the Securities will develop. If an active public trading market for the Securities does not develop, the market price and liquidity of the Securities may be adversely affected.

Conflicts of Interest

HSBC Securities (USA) Inc. is an affiliate of HSBC Holdings, and, as such, is deemed to have a “conflict of interest” under Rule 5121 of the FINRA. Accordingly, the offering of the Securities is being conducted in compliance with the requirements of the FINRA Rule 5121 addressing conflicts of interest when distributing the securities of an affiliate. HSBC Securities (USA) Inc. will not sell any Securities into any of its discretionary accounts without the prior specific written approval of the accountholder.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

Market-Making Resales by Affiliates

This prospectus supplement together with the accompanying prospectus and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other securityholders after the original offering and sale of the Securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. HSBC Securities (USA) Inc. has no obligation to make a market in the Securities and, if commenced, may discontinue its market-making activities at any time without notice, at its sole discretion.

Furthermore, HSBC Securities (USA) Inc. may be required to discontinue its market-making activities during periods when we are seeking to sell certain of our securities or when HSBC Securities (USA) Inc., such as by means of its affiliation with us, learns of material non-public information relating to us. HSBC Securities (USA) Inc. would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the Securities. Although other broker-dealers may make a market in the Securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSBC Securities (USA) Inc. discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

In connection with any use of this prospectus supplement and the accompanying prospectus by HSBC Securities (USA) Inc. or another of our affiliates, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction unless otherwise specified.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and English solicitors. The underwriters are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, London, England and New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Our consolidated financial statements as at December 31, 2015 and for the year ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as at December 31, 2015 appearing in the 2015 Form 20-F have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as at December 31, 2014 and for each of the two years ended December 31, 2014 and 2013, appearing in the 2015 Form 20-F, have been incorporated by reference and include the effects of the adjustments as described in Note 1A to our consolidated financial statements. KPMG Audit Plc, an independent registered public accounting firm, audited our consolidated financial statements as at December 31, 2014, and for each of the two years ended December 31, 2014 and 2013, before the effects of these adjustments. PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited the adjustments. Our consolidated financial statements as at December 31, 2014, and for each of the two years ended December 31, 2014 and 2013, have been incorporated by reference herein in reliance upon the reports of (1) KPMG Audit Plc, solely with respect to the financial statements before the effects of the adjustments, and (2) PricewaterhouseCoopers LLP, solely with respect to the adjustments, and upon the authority of said firms as experts in accounting and auditing.

PROSPECTUS

HSBC Holdings plc

$30,000,000,000

Subordinated Debt Securities

Senior Debt Securities

Contingent Convertible Securities

Ordinary Shares

Non-cumulative Dollar-denominated Preference Shares

American Depositary Shares

HSBC Holdings plc may offer the following securities for sale through this prospectus:

•	dated subordinated debt securities;

•	undated subordinated debt securities (together with the dated subordinated debt securities, the “subordinated debt securities”);

•	senior debt securities (together with the subordinated debt securities, the “debt securities”);

•	contingent convertible securities;

•	ordinary shares of $0.50 nominal value each, which will be offered solely in connection with the offer of any contingent convertible securities (which may be converted into ordinary shares pursuant to the terms of such contingent convertible securities); and

•	non-cumulative dollar-denominated preference shares of $0.01 nominal value each, which will be represented by American depositary shares and offered and sold solely in connection with market-making transactions.

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of debt securities, contingent convertible securities, preference shares or ordinary shares unless accompanied by a prospectus supplement.

The debt securities and contingent convertible securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as described herein and in the applicable prospectus supplement for such debt securities or contingent convertible securities.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 5 to read about certain risk factors you should consider before investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is February 25, 2016.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, or (iv) persons to whom an engagement or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted upon or relied on by persons who are not relevant persons. Any securities will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

This prospectus has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of securities in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Member State, from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Member State of securities which are the subject of an offering contemplated in this prospectus as completed by final terms in relation to the offer of those securities may only do so (i) in circumstances in which no obligation arises for the issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by final terms which specify that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Member State, such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus or final terms, as applicable, and the issuer has consented in writing to its use for the purpose of such offer. Except to the extent sub-paragraph (ii) above may apply, neither the issuer nor any underwriter have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for use or any underwriter to publish or supplement a prospectus for such offer.

The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Member State.

In connection with any issue of securities through this prospectus, the person(s) (if any) named as the stabilizing manager(s) in the applicable prospectus supplement (the “stabilizing manager”) (or any person acting for it) may over-allot securities (provided that, in the case of any offering of securities to be admitted to trading on a regulated market as defined in the Market Abuse Directive, the aggregate principal amount of securities allotted does not exceed 105 per cent of the aggregate principal amount of securities subject to the offering, or 115 per cent of such amount where Article 11 of Regulation 2273/2003/EC applies and there is a “greenshoe option” as defined in that Regulation) or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on behalf of a stabilizing manager) will undertake stabilization action. Any stabilization may begin on or after the date on which adequate public disclosure of the terms of any offer of the relevant securities is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issuer receives the proceeds of the issue and 60 days after the date of the allotment of any relevant securities, or, if the securities are to be admitted to trading on a regulated market, no later than 30 days after the commencement of trading of the securities on such regulated market. Any stabilization action or over-allotment must be conducted by the relevant stabilizing manager (or persons acting on behalf of a stabilizing manager) in accordance with all applicable laws and rules.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.”

As used in this prospectus and in any prospectus supplement, the terms “HSBC Holdings,” “we,” “us” and “our” refer to HSBC Holdings plc, and the terms “HSBC Group” and “HSBC” mean HSBC Holdings plc and its subsidiary undertakings. In addition, the term “IFRSs” means International Financial Reporting Standards.

In this prospectus and any prospectus supplement, all references to (i) “US dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America, (ii) “euro” or “€” are to the lawful currency of the Member States of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended, (iii) “sterling,” “pounds sterling” or “£” are to the lawful currency of the United Kingdom and (iv) “CAD” is to the lawful currency of Canada.

PRESENTATION OF FINANCIAL INFORMATION

The consolidated financial statements of the HSBC Group have been prepared in accordance with IFRSs, as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”). EU-endorsed IFRSs could differ from IFRSs as issued by the IASB, if, at any point in time, new or amended IFRSs were to be endorsed by the EU. At December 31, 2015, there were no unendorsed standards effective for the year ended December 31, 2015 affecting these consolidated financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended December 31, 2015 were prepared in accordance with IFRSs as issued by the IASB. We use the US dollar as our presentation currency in our consolidated financial statements because the US dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

LIMITATION ON ENFORCEMENT OF US LAWS AGAINST US, OUR

MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case in effect at the time.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in HSBC Holdings’ Annual Report on Form 20-F for the year ended December 31, 2014 filed with the SEC on February 26, 2015 and under “Risk Factors” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the documents listed below.

•	Annual Report on Form 20-F for the year ended December 31, 2014;

•	Interim Management Statement for the six-month period ended June 30, 2015 furnished under cover of Form 6-K to the SEC on August 5, 2015;

•	the Form 6-K furnished to the SEC on February 25, 2016;

•	any future Reports on Form 6-K that indicate they are incorporated into this registration statement; and

•	any future Annual Reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square

London E14 5HQ

United Kingdom

Tel: +44 20-7991-8888

HSBC Holdings plc

c/o HSBC North America Holdings Inc.

452 Fifth Avenue

New York, NY, 10018

Attn: Company Secretary

Tel: +1 212-525-5000

We will provide to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Convertible Securities” and the depositary referred to under “Description of Preference Share ADSs” our annual reports, which will include a description of operations and annual audited consolidated financial statements prepared under IFRSs as issued by the IASB. We will also furnish the trustee and the depositary with interim reports, which will include unaudited interim consolidated financial information prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB. The trustee and the depositary, as appropriate, will make such reports available for inspection by holders at their respective corporate trust offices.

HSBC

HSBC is one of the largest banking and financial services organizations in the world. As at December 31, 2015, we had total assets of US$2,410 billion and total shareholders’ equity of US$188 billion. For the year ended December 31, 2015, our operating profit was US$16,311 million on total operating income of US$71,092 million. We are a strongly capitalized banking group with a CRD IV common equity tier 1 ratio (end-point basis) of 11.9% as at December 31, 2015.

Headquartered in London, HSBC operates through long-established businesses and has an international network of over 4,700 branches in 71 countries and territories in five geographical regions: Europe; Asia; the Middle East and North Africa; North America and Latin America. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Our products and services are delivered to clients through four global businesses, Retail Banking and Wealth Management, Commercial Banking, Global Banking and Markets and Global Private Banking.

RISK FACTORS

You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to HSBC’s Business

For information on risks relating to HSBC’s business, you should read the risks described in HSBC Holdings’ Annual Report on Form 20-F for the year ended December 31, 2014 filed with the SEC on February 26, 2015, including the section entitled “Risk Factors” on pages 111a through 111k and Note 40 (Legal proceedings and regulatory matters) to the consolidated financial statements included therein on pages 446 through 455, which is incorporated by reference in this prospectus, and/or similar disclosure in subsequent filings incorporated by reference in this prospectus.

Risks Relating to the Securities

Under the terms of the debt securities and contingent convertible securities you will agree to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority.

You will agree to be bound by the exercise of any UK bail-in power. Specifically, by your acquisition of the debt securities and/or the contingent convertible securities, you (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the debt securities and/or the contingent convertible securities or the relevant indenture or any other agreements, arrangements or understandings between us and you, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority (as such terms are defined herein) and (b) the variation of the terms of the debt securities and/or the contingent convertible securities or the relevant indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of amounts due will become due and payable or be paidafter the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, you (which, for these purposes, includes each beneficial owner) will consent to the exercise of the UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the debt securities and/or the contingent convertible securities. See “Description of Debt Securities—Agreement with Respect to the Exercise of the UK Bail-in Power” and “Description of Contingent Convertible Securities—Agreement with Respect to the Exercise of the UK Bail-in Power.”

You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding debt securities and contingent convertible securities or the securities into which the debt securities and contingent convertible securities are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter (as described under “—Risks Relating to the Securities—The debt securities and contingent convertible securities are the subject of the UK bail-in power, which may result in such debt securities and contingent convertible securities being written down to zero or converted into other securities, including unlisted equity securities”).

As used in this prospectus, a “UK bail-in power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of Directive 2014/59/EU, as amended from time to time (the “BRRD”), including but not limited to the Banking Act and the instruments, rules and standards created thereunder, pursuant to which (i) any obligation of a regulated entity (or other affiliate of such regulated entity) can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised. A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the Prudential Regulation Authority (the “PRA”), as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies; and (iii) the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.

The debt securities and contingent convertible securities are the subject of the UK bail-in power, which may result in such debt securities and contingent convertible securities being written down to zero or converted into other securities, including unlisted equity securities.

On January 1, 2015, the UK Banking Act 2009, as amended (the “Banking Act”), and other primary and secondary legislative instruments were amended to give effect to the BRRD in the UK. The stated aim of the BRRD is to provide supervisory authorities, including the relevant UK resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ contributions to bank bail-outs and/or exposure to losses.

As the parent company of a UK bank, we are subject to the Banking Act, which gives wide powers in respect of UK banks and their parent and other group companies to Her Majesty’s Treasury (“HM Treasury”), the Bank of England (the “BoE”), the PRA and the Financial Conduct Authority in circumstances where a UK bank has encountered or is likely to encounter financial difficulties.

As a result, the debt securities and contingent convertible securities are subject to existing UK bail-in powers under the Banking Act, and may be subject to future UK bail-in powers under existing or future legislative and regulatory proposals, including measures implementing the BRRD. In particular, the Banking Act was amended to implement the power to write-down and convert capital instruments (the “capital instruments write-down and conversion power”) and a “bail-in” tool, both of which may be exercised by the BoE (as the relevant UK resolution authority) and form part of the UK bail-in power.

The capital instruments write-down and conversion power may be exercised independently of, or in combination with, the exercise of a resolution tool (other than the bail-in tool, which would be used instead of the capital instruments write-down and conversion power), and it allows resolution authorities to cancel all or a portion of the principal amount of capital instruments and/or convert such capital instruments into common equity Tier 1 instruments when an institution is no longer viable. The point of non-viability for such purposes is the point at which the BoE or PRA determines that the institution meets the conditions for resolution or will no longer be viable unless the relevant capital instruments are written down or extraordinary public support is provided and without such support the appropriate authority determines that the institution would no longer be viable. The BoE will exercise the capital instruments write-down and conversion power in accordance with the priority of claims under normal insolvency proceedings such that common equity Tier 1 items will be written down before additional Tier 1 and Tier 2 instruments, successively, are written down or converted into common equity Tier 1 instruments. The capital instruments write-down and conversion power does not include a safeguard designed to leave a creditor in a position that is no worse than if an institution had entered insolvency immediately before the exercise thereof.

Similarly, where the conditions for resolution exist, the BoE may use the bail-in tool (individually or in combination with other resolution tools under the Banking Act) to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities of a failing financial institution and/or convert certain debt claims into another security, including ordinary shares of the surviving entity. In addition, the BoE may use the bail-in tool to, among other things, replace or substitute the issuer as obligor in respect of debt instruments, modify the terms of debt instruments (including altering the maturity (if any) and/or the amount of interest payable and/or imposing a temporary suspension on payments) and discontinue the listing and admission to trading of financial instruments. The BoE must apply the bail-in tool in accordance with a specified preference order. In particular, the Banking Act requires resolution authorities to write-down or convert debts in the following order: (i) additional Tier 1 instruments, (ii) Tier 2 instruments, (iii) other subordinated claims that do not qualify as additional Tier 1 or Tier 2 instruments and (iv) eligible senior claims. Unlike the capital instruments write-down and conversion power, the bail-in tool has a safeguard designed to leave no creditor worse off than in the case of insolvency. However, due to the discretion afforded to the BOE, the claims of some creditors whose claims would rank equally with yours may be excluded from being subject to the bail-in tool. The greater number of such excluded creditors there are, the greater the potential impact of the UK bail-in on other creditors who have been excluded such as you.

As a result, the debt securities and contingent convertible securities will be subject to the capital instruments write-down and conversion power or the bail-in tool and may be subject to a partial or full write-down or conversion to common equity Tier 1 instruments.

Moreover, to the extent the UK bail-in power is exercised pursuant to the Banking Act or otherwise, we do not expect any securities issued upon conversion of the debt securities or contingent convertible securities to meet the listing requirements of any securities exchange, and we expect our outstanding listed securities to be delisted from the securities exchanges on which they are listed. Any securities you receive upon conversion of the debt securities or contingent convertible securities (whether debt or equity) likely will not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange, including, for example, our American depositary receipts listed on the New York Stock Exchange, our ordinary shares listed on the London Stock Exchange or otherwise or any securities listed on the Global Exchange Market of the Irish Stock Exchange. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of the debt securities or contingent convertible securities, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power. Moreover, the exercise of the UK bail-in power and/or other actions implementing the UK bail-in power may require interests in the debt securities or contingent convertible securities to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC. Furthermore, the trustee may be unwilling to continue serving in its capacity as trustee for the debt securities and/or contingent convertible securities, subject to the terms of the relevant indenture. As a result, there may not be an active market for any securities you may hold after the exercise of the UK bail-in power.

You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding securities or securities into which the debt securities or contingent convertible securities are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter. In addition, trading behavior, including prices and volatility, may be affected by the threat of bail-in and, as a result, the debt securities and contingent convertible securities are not necessarily expected to follow the trading behavior associated with other types of securities. See also, “Risks Relating to the Securities—Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the debt securities or contingent convertible securities.”

Your rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the UK bail-in power (including debt securities and contingent convertible securities) and to the broader resolution powers of the relevant UK resolution authority. For example, although under the Banking Act the BoE’s resolution instrument with respect to the exercise of the bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any other provision that the BoE considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes or procedures under English law will be available to holders of securities (including debt securities and contingent convertible securities). Accordingly, you may have limited or circumscribed rights to challenge any decision of the BoE or other relevant UK resolution authority to exercise its UK bail-in power.

Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the securities.

In addition to the capital instruments write-down and conversion power and the bail-in tool, the Banking Act also includes powers to (a) transfer all or some of the securities issued by a UK bank or its parent, or all or some of the property, rights and liabilities of a UK bank or its parent (which would include the securities offered hereby), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the BoE); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a UK bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a UK bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the UK bank to operate effectively.

The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use these powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the securities, and the value of your securities may be affected by the exercise of any such powers or threat thereof.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolutions tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your securities.

There remains significant uncertainty regarding the ultimate nature and scope of the resolution powers under the Banking Act (and such significant uncertainty may exist with respect to any other resolution powers or tools enacted under future legislative or regulatory proposals), as well as the manner in which such powers would affect us and our securities if such powers were exercised.

For example, although the exercise of the capital instruments write-down and conversion power and other resolution tools under the Banking Act are subject to certain pre-conditions thereunder, there remains uncertainty regarding the specific factors (including, but not limited to, factors outside our control or not directly related to us) which the BoE would consider in deciding whether to exercise such powers with respect to us or our securities. In particular, because the Banking Act allows for the BoE to exercise its discretion in choosing which resolution tool or tools to apply, it will be difficult to predict whether the exercise of the BoE’s resolution powers will result in a principal write-off or conversion to equity. As a result, you may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such resolution powers and consequently its potential effect on us or the securities.

Accordingly, it is not yet possible to assess the full impact of the exercise of the UK bail-in power pursuant to the Banking Act or otherwise on us, and there can be no assurance that the taking of any actions contemplated therein would not adversely affect your rights, the price or value of your investment in our securities and/or our ability to satisfy our obligations under our securities.

USE OF PROCEEDS

Unless we otherwise disclose in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes and to strengthen further the capital base of HSBC Holdings.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalization, indebtedness and share capital position of HSBC Holdings plc and our subsidiary undertakings as at December 31, 2015:

			Issued and fully paid US$m
		Called up Share Capital
		Ordinary shares (of nominal value US$0.50 each)	9,842

US$	1,450m	Preference shares (of nominal value US$0.01 each)—6.20% non-cumulative dollar preference shares, Series A—aggregate redemption price	1,450

			Carrying Amount US$m
		Other Equity Instruments
US$	3,800m	8.00% perpetual subordinated capital securities, Series 2 (of nominal value US$25 each)	3,718
US$	2,450m	6.375% perpetual subordinated contingent convertible securities	2,459
US$	2,250m	6.375% perpetual subordinated contingent convertible securities	2,244
US$	2,200m	8.125% perpetual subordinated capital securities (of nominal value US$25 each)	2,133
	€1,500m	5.25% perpetual subordinated contingent convertible securities	1,943
	€1,000m	6.00% perpetual subordinated contingent convertible securities	1,121
US$	1,500m	5.625% perpetual subordinated contingent convertible securities	1,494

			15,112

			Carrying Amount US$m
		Subordinated Liabilities
		Undated Subordinated Loan Capital of Subsidiary Undertakings
US$	750m	Undated floating rate primary capital notes	750
US$	500m	Undated floating rate primary capital notes	500
US$	400m	Primary capital undated floating rate notes	401
US$	400m	Primary capital undated floating rate notes (third series)	400
US$	300m	Undated floating rate primary capital notes, Series 3	300

			2,351

		Subordinated Loan Capital of HSBC Holdings plc
US$	2,500m	6.5% subordinated notes 2037	3,085
	€1,750m	6.0% subordinated notes 2019	2,284
	€1,600m	6.25% subordinated notes 2018	1,748
	€1,500m	3.0% subordinated notes 2025	1,691
	€1,500m	3.375% callable subordinated notes 2024*	1,694
US$	2,000m	4.25% subordinated notes 2024*	2,078
US$	2,000m	6.5% subordinated notes 2036	2,029
	£900m	6.375% callable subordinated notes 2022	1,432
US$	1,500m	5.25% subordinated notes 2044*	1,735
US$	1,500m	6.8% subordinated notes 2038	1,487
US$	1,500m	4.25% subordinated notes 2025	1,529

	£900m	6.0% subordinated notes 2040	1,310
	£750m	7.0% subordinated notes 2038	1,159
	£650m	5.75% subordinated notes 2027	1,079
	£650m	6.75% subordinated notes 2028	955
US$	488m	7.625% subordinated notes 2032	531
US$	222m	7.35% subordinated notes 2032	278
			26,104

		Subordinated Loan Capital of Subsidiary Undertakings
US$	2,939m	6.676% senior subordinated notes 2021	2,188

US$	1,250m	4.875% subordinated notes 2020	1,258

	£700m	5.844% non-cumulative step-up perpetual preferred securities	1,038

	€750m	5.13% non-cumulative step-up perpetual preferred securities**	856

US$	1,000m	5.875% subordinated notes 2034	1,142

	£600m	4.75% subordinated notes 2046	879

US$	900m	10.176% non-cumulative step-up perpetual preferred securities, series 2**	891

	£500m	5.375% subordinated notes 2033	846

US$	750m	5.625% subordinated notes 2035	850

US$	750m	5.00% subordinated notes 2020	747

US$	700m	7.00% subordinated notes 2039	691

	£350m	5.00% callable subordinated notes 2023	562

	£350m	5.375% callable subordinated step-up notes 2030	569

	£300m	5.862% non-cumulative step-up perpetual preferred securities	488

US$	500m	6.00% subordinated notes 2017	502

	£300m	6.50% subordinated notes 2023	444

CAD	400m	4.80% subordinated debentures 2022	298

US$	300m	7.65% subordinated notes 2025	386

	£225m	6.25% subordinated notes 2041	332

US$	300m	Non-convertible subordinated obligations 2019	240

US$	250m	7.20% subordinated debentures 2097	220

		Other subordinated liabilities less than US$200m***	1,330

			16,757

			Carrying Amount US$m

		Minority Interests
US$	575m	6.36% non-cumulative preferred stock, Series B	559
US$	518m	Floating rate non-cumulative preferred stock, Series F	518
US$	374m	Floating rate non-cumulative preferred stock, Series G	374
US$	374m	6.50% non-cumulative preferred stock, Series H	374
		Other preference shares issued by subsidiary undertakings less than US$200m	252

			2,077

			Carrying Amount US$m

		Senior Indebtedness of HSBC Holdings plc
US$	2,500m	Fixed rate notes 2021	2,819
US$	2,000m	Fixed rate notes 2022	2,126
	€850m	Fixed rate notes 2016	960
	£650m	Fixed rate notes 2024	960
US$	900m	Fixed rate notes 2022	1,009
US$	750m	Fixed rate notes 2042	983

			8,857

			Carrying Amount US$m

		Held for Sale securities
		Total from Brazil***	126

(1)	The aggregate redemption price of the US$1,450 million 6.20% non-cumulative dollar preference shares is included within share premium.
(2)	HSBC Holdings has two outstanding series of exchangeable bonds: US$2,200 million 8.125% perpetual subordinated capital securities and US$3,800 million 8% perpetual subordinated capital securities, Series 2. HSBC Holdings has five outstanding series of contingent convertible securities: US$2,250 million 6.375% perpetual subordinated contingent convertible securities, €1,500 million 5.625% perpetual subordinated contingent convertible securities, US$1,500 million 5.25% perpetual subordinated contingent convertible securities, US$2,450 million 6.375% perpetual subordinated contingent convertible securities and €1,000 million 6.0% perpetual subordinated contingent convertible securities.
(3)	Reserves include share premium, retained earnings, available-for-sale fair value reserve, cash flow hedging reserve, foreign exchange reserve and merger reserve.
(4)	As of 22 February 2016, 1,200,551 ordinary shares of US$0.50 each have been issued since December 31, 2015 as a result of the exercise of employee share options.
(5)	HSBC has prepared its consolidated financial statements in accordance with IFRSs. HSBC has adopted the “Amendment to IAS39: The Fair Value Option”. As a result, as at December 31 2015, US$22,510 million of subordinated loan capital and US$7,897 million of senior indebtedness above are designated at fair value. The 3.375% callable subordinated notes 2024, 4.25% subordinated notes 2024 and 5.25% subordinated notes 2044 (* above) are measured at amortized cost in HSBC Holdings, where the interest rate risk is hedged using a fair value hedge, while it is measured at fair value in HSBC.
(6)	The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300m 5.862% non-cumulative step-up perpetual preferred securities each benefit from a subordinated guarantee by HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (** above) each benefit from a subordinated guarantee by HSBC Holdings. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within HSBC.

(7)	As at December 31, 2015, HSBC had other indebtedness of US$2,158,069 million (including deposits by banks of US$54,371 million, customer accounts of US$1,289,586 million, trading liabilities of US$141,614 million, debt securities in issue of US$80,092 million, derivatives of US$281,071 million and other liabilities of US$311,335 million) and contingent liabilities and contractual commitments of US$752,775 million (comprising guarantees of US$85,855 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$655,281 million and other contingent liabilities and commitments of US$11,639 million).
(8)	Included above for noting (***) are securities held for sale of US$126 million.

Save as disclosed in the above notes, there has been no material change in the issued share capital, loan capital or senior indebtedness of HSBC Holdings, or loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings’ subsidiary undertakings since December 31, 2015.

The following exchange rates as at December 31, 2015 have been used in the table above: €1.00 =US$1.08830; £1.00 = US$1.48215; US$1.00 = CAD1.38630.

DESCRIPTION OF DEBT SECURITIES

Debt securities offered through this prospectus will be issued under one of three indentures between HSBC Holdings, as issuer, and The Bank of New York Mellon, as trustee. The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities, the undated subordinated debt securities will be issued under the indenture for undated subordinated debt securities and the senior debt securities will be issued under the indenture for senior debt securities. The following summary of certain provisions of the debt securities and the indentures and any such summary in any prospectus supplement do not purport to be complete and are subject and are qualified by reference to all the provisions of the debt securities and the relevant indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the relevant indenture.

General

The indentures do not limit the amount of debt securities that we may issue under them and provide that we may issue debt securities from time to time in one or more series.

Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of the debt securities:

•	whether such debt securities, in the case of subordinated debt securities, will be dated subordinated debt securities with a specified maturity date or undated subordinated debt securities with no specified maturity date;

•	the title and series of such debt securities;

•	the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the relevant indenture;

•	the issue date or dates and the maturity date or dates, if any;

•	the rate or rates, at which such debt securities will bear interest or the method by which interest will be determined, and the dates and mechanics of payment of interest, including record dates;

•	specific redemption terms;

•	whether such debt securities, if dated subordinated debt securities or senior debt securities, are to be issued as discount securities and the terms and conditions of any such discount securities;

•	the place or places where any principal, premium or interest in respect of debt securities of the series will be payable;

•	whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities) (a “solvency condition”);

•	whether there are any other conditions to which payments with respect to such debt securities are subject;

•	provisions, if any, for the discharge and defeasance of such debt securities;

•	the form in which such debt securities are to be issued;

•	the denominations in which such debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the payment of such principal pursuant to the relevant indenture;

•	the currency in which such debt securities are to be denominated;

•	the currency in which payments on such debt securities will be made;

•	if payments on debt securities may be made in a currency other than US dollars, or a foreign currency or a foreign currency other than the foreign currency in which such debt securities are denominated or stated to be payable, the periods within which and the terms and conditions upon which such election may be made and the time and manner of determining the relevant exchange rate;

•	whether any debt securities of the series are to be issued as indexed securities and, if so, the manner in which the principal of (and premium, if any, on) or interest thereon will be determined and the amount payable upon acceleration under the relevant indenture and any other terms in respect thereof;

•	any restrictive covenants provided for with respect to such debt securities;

•	any other or different events of default;

•	provisions, if any, for the exchange, modification or conversion of such debt securities;

•	provisions relating to the exercise of the UK bail-in power by the relevant UK resolution authority; and

•	any other terms of the series.

Debt securities of any series may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, may be redeemable at a premium, or may be otherwise designated by us as issued with original issue discount. We will discuss certain tax considerations that may be relevant to holders of such discount securities, undated or perpetual debt securities and debt securities providing for indexed, contingent or variable payments or payments in a currency other than the currency in which such debt securities are denominated in the prospectus supplement relating to such securities.

Debt securities and any coupons relating to such debt securities will become void unless presented for payment within ten years with respect to a payment of principal and premium, if any, and five years with respect to a payment of interest. All monies paid by us to a paying agent or the trustee for the payment of principal of (and premium, if any, on) or any interest on any debt security that remain unclaimed at the end of two years after such principal, premium, or interest will have become due and payable will be repaid to us, and the holder of such debt security must look to us for payment thereof.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the debt securities will initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the debt securities. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the relevant indenture. Except as described below under the heading “—Definitive Debt Securities,” no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the relevant indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the debt securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Debt Security. Payments of any amounts in respect of any global securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global security and by the owners of interests in the debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global security or interests in the debt securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. The debt securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Debt Securities. Owners of interests in the debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days or (2) an event of default has occurred and is continuing and the registrar has received a request from DTC or (3) the applicable prospective supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Any payments of interest and, in the case of subordinated dated debt securities and senior debt securities, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the debt securities of such series.

Undated Subordinated Debt Securities. We are not required to make payments with respect to any series of undated subordinated debt securities on any payment date specified for such payment in the prospectus supplement relating to the debt securities of such series. Failure to make any such payment on any such payment date will not constitute a default by us for any purpose. Any payment not made by us in respect of any series of undated subordinated debt securities on any applicable payment date, together with any other unpaid payments, will, so long as they remain unpaid, constitute “missed payments” and will accumulate until paid. Missed payments will not bear interest.

Missed payments, if any, may be paid at our option in whole or in part at any time on not less than 14 days’ notice to the trustee, but all missed payments in respect of all undated subordinated debt securities of a particular series at the time outstanding will (subject to any solvency condition) become due and payable in full on whichever is the earliest of:

•	the date fixed for any redemption of such undated subordinated debt securities; and

•	the commencement of our winding up in England.

If we give notice of our intention to pay the whole or part of the missed payments on the undated subordinated debt securities of any series, we will be obliged, subject to any solvency condition, to do so upon the expiration of such notice. Where missed payments in respect of undated subordinated debt securities of any series are paid in part, each part payment will be deemed to be in respect of the full amount of missed payments accrued relating to the earliest payment date or consecutive payment dates in respect of such undated subordinated debt securities.

If we are unable to make any payment on or with respect to the undated subordinated debt securities of any series because we are not able to satisfy a solvency condition, the amount of any such payment which would otherwise be payable will be available to meet our losses. In the event of our winding up, the right to claim for interest, including missed payments, and any other amount payable on such undated subordinated debt securities may be limited by applicable insolvency law.

Computation of Interest. Except as otherwise specified in the prospectus supplement with respect to the debt securities of any series, any interest on the debt securities of each series, which is not denominated in Euro, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on debt securities of each series denominated in Euro will be computed on the basis of the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365).

Additional Amounts

Senior Debt Securities and Undated Subordinated Debt Securities

Unless otherwise specified in the prospectus supplement with respect to the senior debt securities or undated subordinated debt securities of any series, all amounts of principal of (and premium, if any, on) and interest and related deferred payments and missed payments on senior debt securities or undated subordinated debt securities will be paid by us without deducting or withholding any present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or if such deduction or withholding will at any time be required by the United Kingdom or any such subdivision or authority, we will pay such additional amounts as may be necessary so that the net amounts paid to the holders of the senior debt securities or undated subordinated debt securities, as applicable, or the trustee, after such deduction or withholding, will equal the respective amounts to which the holders of the senior debt securities or undated subordinated debt securities, as applicable, or the trustee would have been entitled had no deduction or withholding been made, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•	would not be payable or due but for the fact that the holder or beneficial owner of the senior debt securities or undated subordinated debt securities, as applicable, is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the United Kingdom or such political subdivision, or otherwise has some connection or former connection with the United Kingdom or such political subdivision other than the holding or ownership of a debt security, or the collection of principal, premium, if any, interest and missed payments on, or the enforcement of, a debt security; or

•	would not be payable or due but for the fact that the relevant senior debt security or undated subordinated debt security, as applicable, or coupon or other means of payment of interest or missed payments in respect of senior debt securities or undated subordinated debt securities, as applicable, (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period; or

•	is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•	would not have been imposed if presentation for payment of the relevant senior debt securities or undated subordinated debt securities, as applicable, had been made to a paying agent other than the paying agent to which the presentation was made; or

•	is imposed because of the failure to comply by the holder or the beneficial owner of the senior debt securities or undated subordinated debt securities, as applicable, or the beneficial owner of any payment on such senior debt securities or undated subordinated debt securities, as applicable, with a request from us addressed to the holder or the beneficial owner, including a request from us related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect any combination of the above items.

Dated Subordinated Debt Securities

Unless otherwise specified in the prospectus supplement with respect to the dated subordinated debt securities of any series, all payments by us of principal of (and premium, if any, on) and interest on any such dated subordinated debt securities will be made without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or of any other jurisdiction through which such payments are made by us or on our behalf, unless required by law. If such deduction or withholding will at any time be required by the law of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), we will pay additional amounts as may be necessary so that the net amount (including additional amounts) paid to the holders or beneficial owners of dated subordinated debt securities, after such deduction or withholding, will be equal to the amount to which the holders or beneficial owners of dated subordinated debt securities would have been entitled in the absence of such deduction or withholding, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•	would not be payable or due but for the fact that the holder or beneficial owner of such dated subordinated debt securities is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction, other than the holding or ownership of a dated subordinated debt security, or the collection of principal (or premium, if any, on) or interest payments on, or the enforcement of, a dated subordinated debt security;

•	would not be payable or due but for the fact that the relevant dated subordinated debt securities or interest payment in respect of the dated subordinated debt securities (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period;

•	is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	would not have been imposed if presentation for payment of the relevant dated subordinated debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•	is imposed because of the failure to comply by the noteholder or the beneficial owner or the beneficial owner of any payment on such dated subordinated debt securities with a request from us addressed to the holder or the beneficial owner of such dated subordinated debt securities, including a written request from us related to a claim for relief under any applicable double tax treaty:

•	to provide information concerning the nationality, residence, identity or connection with a Taxing Jurisdiction of the holder or the beneficial owner of the date subordinated debt securities; or

•	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

All payments in respect of the dated subordinated debt securities will be made subject to any withholding or deduction required pursuant to the US Foreign Account Tax Compliance Act (“FATCA”), and we will not be required to pay any additional amounts on account of any such deduction or withholding required pursuant to FATCA.

General

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000.

References in this prospectus to principal of (and premium, if any, on) and interest on debt securities will be deemed also to refer to any additional amounts which may be payable under the foregoing provisions.

Redemption

In addition to the redemption provisions set forth in the prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount (or in the case of principal indexed debt securities, face amount) thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) and any debt securities convertible into preference shares or other securities may, at our option, be converted as a whole, if, at any time, we determine that:

(a)	in making payment under such debt securities in respect of principal (or premium, if any), interest or missed payment we have or will or would become obligated to pay additional amounts as provided in the relevant indenture and as described under “Additional Amounts” above provided such obligation results from a change in or amendment to the laws of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (the “taxing jurisdictions”), or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series; or

(b)	the payment of interest in respect of such debt securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the taxing jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.

Any redemption of the undated subordinated debt securities may be subject to one or more solvency conditions, as specified in the relevant prospectus supplement.

We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for our or their account. Under the practices of the PRA at the date of this prospectus, any optional tax redemption and any other optional redemption or repurchase requires the prior consent of the PRA.

Modification and Waiver

Modifications of and amendments to the relevant indenture with respect to the debt securities may be made by us and the trustee, without the consent of the holders of the debt securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount (or in the case of index-linked debt securities, face amount) of the debt securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of interest or additional amounts payable on, any senior debt security or any dated subordinated debt security or change the terms of any undated subordinated debt security to include a stated maturity of the principal or change the payment dates for payment of additional amounts on any undated subordinated debt security;

•	reduce the principal amount (or in the case of index-linked debt securities, face amount), including the amount payable on a discount security upon the acceleration of the maturity thereof, of any interest or any related deferred payment, missed payment or the rate of interest on any of the foregoing, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

•	change the manner in which the amount of any principal, premium or interest in respect of index-linked debt securities is determined;

•	except as permitted by the relevant indenture, change our obligation to pay additional amounts;

•	reduce the amount of the principal of a discount security that would be due and payable upon an acceleration of the maturity of it;

•	change the place of payment or currency in which any payment of the principal (premium, if any), any interest or any missed payment is payable on any debt security, or the rate of interest on any of the foregoing;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the aggregate principal amount (or in the case of index-linked debt securities, face amount) of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture;

•	change any of the provisions relating to modifications of and amendments to the relevant indenture, waivers of past defaults, or waivers of certain covenants except to increase the relevant percentages or to provide that certain other provisions of the relevant indenture cannot be modified or waived without the consent of all holders of affected debt securities;

•	change the terms and conditions of the preference shares or conversion securities into which undated subordinated debt securities may be convertible;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the relevant indenture;

•	change in any manner adverse to the interests of the holders of the debt securities of such series the subordination provisions of any series of debt securities; or

•	modify or affect in any manner adverse to the interests of the holders of the debt securities of such series the terms and conditions of our obligations regarding the due and punctual payment of the principal, premium, if any, interest, any missed payment or the rate of interest on any of the foregoing.

The holders of not less than a majority in principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Subordinated Debt Securities—Subordination, Defaults and Events of Default

The subordinated debt securities will be our direct, unsecured obligations, and the subordinated debt securities of a series will rank equally and ratably without any preference among themselves. Our obligations pursuant to the subordinated debt securities will be subordinate in right of payment to depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the subordinated debt securities as described below under “—Subordination; Dated Subordinated Debt Securities” and “—Subordination; Undated Subordinated Debt Securities.”

The maturity of the subordinated debt securities will be subject to acceleration only in the event of our winding up or if an effective resolution is validly adopted by our shareholders for our winding up. See “—Defaults and Events of Default” below.

Subordination; Dated Subordinated Debt Securities. The rights of holders of dated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities (including the undated subordinated debt securities) or pari passu therewith. The subordination provisions of the dated subordinated indenture, and to which the dated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales.

Subordination; Undated Subordinated Debt Securities. The rights of holders of undated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the undated subordinated debt securities. The subordination provisions of the undated subordinated indenture, and to which the undated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales. In the event of our winding up, holders of undated subordinated debt securities will be treated in the same way as they would be treated if they were holders of a class of preference shares in our capital having a preferential right to a return of assets in such winding up over the holders of all other classes of shares in our capital for the time being issued and outstanding; they will receive an amount equal to the principal amount of the undated subordinated debt securities of such series then outstanding together with accrued interest, if any, to the extent that a holder of such class of preference shares would receive an equivalent amount.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to subordinated debt securities of a series, subject to certain exceptions, it will be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up or an effective resolution is validly adopted by our shareholders for our winding up. If an event of default occurs and is continuing with respect to a series of subordinated debt securities, the trustee may, and if so requested by the holders of at least 25% in principal amount of the outstanding debt securities of such series will, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to dated subordinated debt securities of a series if:

•	any installment of interest upon any dated subordinated debt security of such series or any related coupon is not paid when due and such failure continues for 14 days; or

•	all or any part of the principal of (or premium, if any, on) any dated subordinated debt security of such series as and when the same will become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for seven days.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to undated subordinated debt securities of a series if:

•	any missed payment is not paid on or prior to any date on which a dividend is paid on any class of our share capital and such failure continues for 30 business days; or

•	all or any part of the principal of (or premium, if any, on), or any accrued but unpaid interest and any missed payments on the date fixed for redemption of, such undated subordinated debt securities is not paid when due and such failure continues for seven business days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up provided that the trustee may not, upon the occurrence of a default on the subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series or declare the principal of (or premium, if any, on) and any accrued but unpaid interest of the undated subordinated debt securities of the relevant series immediately due and payable unless an event of default has occurred and is continuing. For the purposes of determining whether or not an event of default has occurred on the undated subordinated debt securities, a payment will not be deemed to be due on any date on which any solvency condition is not satisfied. However, if we fail to make the payments set out in the two bullet points above, and at such time such solvency condition is satisfied, the trustee may institute proceedings in England (but not elsewhere) for our winding up.

Notwithstanding the foregoing, failure to make any payment in respect of a series of subordinated debt securities will not be a default in respect of such debt securities if such payment is withheld or refused:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•	in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 or seven days, as the case may be, with respect to the dated subordinated debt securities, or 30 or seven business days, as the case may be, with respect to the undated subordinated debt securities, by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 14 or seven business days, as the case may be, with respect to the dated subordinated debt securities, or 30 or seven business days, as the case may be, with respect to the undated subordinated debt securities, after the trustee gives written notice to us informing us of such resolution.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default or a default under the relevant indenture, as the case may be, specifying any such event of default or default.

Senior Debt Securities—Defaults and Events of Default

The senior debt securities will be our direct, unsecured obligations and rank on a parity with our other senior indebtedness, and the senior debt securities of a series will rank equally and ratably without any preference among themselves. Senior indebtedness will not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities.

The maturity of the senior debt securities will be subject to acceleration only as specified under “—Defaults and Events of Default” below.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to any series of senior debt security, it will be a default with respect to senior debt securities of a series if:

•	an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

•	an effective resolution is validly adopted by our shareholders for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

•	failure to pay principal or premium, if any, on any senior debt security of such series at maturity, and such default continues for a period of 30 days; or

•	failure to pay any interest on any senior debt security of such series when due and payable, which failure continues for 30 days.

If an event of default occurs and is continuing with respect to a series of senior debt securities, the trustee may, and if so requested by the holders of at least 25% in principal amount of the outstanding senior debt securities of such series will, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the senior debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding senior debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Set-off

To the fullest extent permitted by law, holders of subordinated debt securities, in respect of any claims of such holders to payment of any principal, premium or interest in respect of any subordinated debt securities, by their acceptance thereof, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Holders of subordinated debt securities, by their acceptance thereof, will covenant and agree that if, on our winding up, they receive any sums by way of set-off, they will hold such sums on trust for our creditors that are senior to the subordinated debt securities and will, without undue delay, pay such sums to the liquidator to apply in payment of claims of such creditors.

Waiver of Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or premium, if any, on) or any installment of interest or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it. Upon any such waiver, such event of default or default will cease to exist, and any event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other event of default or default or impair any right consequent thereon.

Limitation on Remedies and Suits

No remedy against us other than as specifically provided by the relevant indenture will be available to the trustee or the holders of debt securities whether for the recovery of amounts owing in respect of such debt securities or under the relevant indenture or in respect of any breach by us of any obligation, condition or provision under the relevant indenture or such debt securities or otherwise.

No holder of debt securities will be entitled to proceed directly against us, except as described below.

Before a holder of any debt securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	The holder must give the trustee written notice that a default or an event of default has occurred and remains uncured.

•	The holders of not less than a majority in outstanding principal amount (or, in the case of an index-linked debt security, the face amount) of the debt securities of the relevant series must make a written request that the trustee take action because of the event of default, and the holder must offer indemnity satisfactory to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount (or, in the case of an index-linked debt security, the face amount) of all outstanding debt securities of the relevant series during that period.

Notwithstanding any other provision of the indentures or debt securities, the right of any holder of debt securities to receive payment of the principal of (and premium, if any, on), or interest on, such debt securities on or after the due dates thereof and to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•	any successor corporation expressly assumes our obligations under the debt securities and the relevant indenture and, if applicable, the provision for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation, as a result of such transaction as having been incurred by us at the time of the transaction, no event of default or default, and no event that, after notice or lapse of time, or both, would become an event of default or a default, will have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided, that:

•	the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we will, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed “Additional Amounts” above, references to such successor entity’s country of organization will be added to the references to the United Kingdom);

•	the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed “Additional Amounts” above (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom); and

•	immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series will have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the relevant indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the relevant indenture.

Defeasance and Discharge

If so specified in the applicable prospectus supplement with respect to debt securities of a series that are payable only in US dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, either

•	all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

•

all debt securities of such series not theretofore delivered to the trustee for cancellation either (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in each case, we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose (x) US dollars in an amount, (y) US government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment in an amount or (z) any combination of (x) and (y) in an amount sufficient to pay and discharge the entire principal (and premium, if any) and interest on the debt securities of such series in accordance with the terms of such debt securities of such series.

Any discharge will be subject to the consent of the PRA, if required.

If so specified in the applicable prospectus supplement with respect to dated subordinated securities or senior debt securities of a series that are payable only in US dollars at our option, (i) we will be discharged from any obligations with respect to the dated subordinated securities or the senior debt securities of any series, as applicable, or (ii) we will cease to comply with the obligation to furnish to the trustee upon its request compliance certificates or opinions of counsel (“covenant defeasance”) (and any other restrictive covenant added in the prospectus supplement for the benefit of such series) if:

•	we irrevocably deposit, in trust with the trustee, (a) cash in US dollars in an amount, (b) US government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in US dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the dated subordinated debt securities or senior debt securities of such series, as applicable, in accordance with the terms of such dated subordinated debt securities or senior debt securities of such series, as applicable;

•	no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the dated subordinated debt securities or senior debt securities of such series, as applicable, will have occurred and be continuing on the date of such deposit;

•	we deliver to the trustee an officer’s certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	certain other conditions are complied with.

Any covenant defeasance will be subject to the consent of the PRA, if required.

Conversion

The prospectus supplement relating to a particular series of debt securities may provide for the exchange or conversion of such debt securities.

Except as otherwise specified in the prospectus supplement relating to a particular series of undated subordinated debt securities, we will have the option to convert, in whole but not in part, the undated subordinated debt securities of any series into preference shares on any payment date. The related prospectus supplement will describe the other terms and conditions of the conversion provisions.

Trustee’s Duties

Except during the continuance of an event of default or a default, the trustee will only be liable for performing those duties specifically set forth in the relevant indenture. In the event an event of default or default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the relevant indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

If an event of default or default occurs and is continuing with respect to the debt securities of a series, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the relevant indenture at the request or direction of any of the holders of debt securities of such series, unless such holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, (i) this direction must not be in conflict with any rule of law or the relevant indenture and (ii) the trustee will have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer of the trustee, determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction. The trustee also may take any other action it deems proper, which is not inconsistent with such direction.

The trustee will, within 90 days after the occurrence of an event of default or default with respect to the debt securities of a series, give to the holders of the affected debt securities of such series notice of such event of default or default, unless such event of default or default has been cured or waived. However, the trustee will be protected in withholding such notice so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee reasonably determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

Agreement with Respect to the Exercise of UK Bail-in Power

The debt securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as set forth in the applicable prospectus supplement. In particular, by its acquisition of the debt securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the debt securities or the relevant indenture or any other agreements, arrangements, or understandings between us and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority and (b) the variation of the terms of debt securities or the relevant indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority.

No repayment or payment of amounts due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the debt securities.

Governing Law

Except as stated above, each indenture and the debt securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. See “Subordinated Debt Securities—Subordination, Defaults and Events of Default”.

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the indentures or the debt securities of any series and have appointed HSBC Bank USA, National Association, as agent for service of process.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

Contingent convertible securities offered through this prospectus will be issued under a contingent convertible securities indenture between HSBC Holdings, as issuer, and The Bank of New York Mellon, as trustee. The following summary of certain provisions of the contingent convertible securities and the contingent convertible securities indenture and any such summary in any prospectus supplement do not purport to be complete and are subject to, and are qualified by reference to, all the provisions of the contingent convertible securities and the contingent convertible securities indenture.

General

The contingent convertible securities indenture does not limit the amount of contingent convertible securities that we may issue under it and provides that we may issue contingent convertible securities from time to time in one or more series.

The contingent convertible securities will be our direct and unsecured obligations. The contingent convertible securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any manner.

Please refer to the prospectus supplement relating to the particular series of contingent convertible securities offered through this prospectus for the following terms, where applicable, of such contingent convertible securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent convertible securities;

•	any limit on the aggregate principal amount of the contingent convertible securities that may be authenticated or delivered;

•	if the amounts of payments of principal of (and premium, if any) or interest, if any, on the contingent convertible securities may be determined with reference to an index or are otherwise not fixed on the issue date thereof, the manner in which such amounts will be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	under what conditions, if any, another issuer may be substituted for HSBC Holdings as the issuer of the contingent convertible securities;

•	whether the contingent convertible securities are intended to qualify as capital for capital adequacy purposes;

•	the ranking of the contingent convertible securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the contingent convertible securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent convertible securities, including situations whereby we may be prohibited from making such payments;

•	whether any premium, upon redemption or otherwise, will be payable by us;

•	whether the contingent convertible securities are to be issued as discount securities and the terms and conditions of any such discount securities;

•	provisions, if any, for the discharge and defeasance of the contingent convertible securities;

•	the obligation, if any, to redeem or purchase contingent convertible securities pursuant to any sinking fund or analogous provisions or at the option of the holders of such contingent convertible securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which such contingent convertible securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	any condition applicable to payment of any principal, premium or interest on contingent convertible securities;

•	the dates and places at which any payments are payable;

•	the places where notices and demands to or upon us in respect of the contingent convertible securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•	any terms on which the contingent convertible securities may or will be converted at our option or otherwise into ordinary shares or other securities of HSBC Holdings (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent convertible securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but will not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	whether we may conduct an offer of Conversion Securities after any conversion of the contingent convertible securities in order to deliver cash proceeds to holders of contingent convertible securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent convertible securities may be converted;

•	the terms of any repurchase of the contingent convertible securities;

•	the denominations in which the contingent convertible securities will be issued, which may be an integral multiple of either $1,000 or any other specified amount;

•	the amount, or how to calculate the amount, that we will pay to the holder of contingent convertible securities, if the contingent convertible securities are redeemed before their stated maturity, if any, or accelerated, or for which the trustee will be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent convertible securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent convertible securities are denominated, and in which we make any payments;

•	whether we will issue the contingent convertible securities wholly or partially as one or more global contingent convertible securities;

•	what conditions must be satisfied before we will issue the contingent convertible securities in definitive form (“definitive contingent convertible securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent convertible securities;

•	any other or different contingent convertible events of default (as defined under “Contingent Convertible Events of Default”), other categories of default or covenants applicable to any of the contingent convertible securities, and the relevant terms if they are different from the terms in the applicable contingent convertible securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent convertible securities;

•	whether we will pay contingent convertible additional amounts (as defined under “Additional Amounts”) on the contingent convertible securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the contingent convertible securities on a securities exchange;

•	whether holders of the contingent convertible securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to them by us arising under, or in connection with, the contingent convertible securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	what we believe are any additional material US federal and UK tax considerations;

•	provisions relating to the exericse of the UK bail-in power by the relevant UK resolution authority; and

•	any other or different terms of the contingent convertible securities.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the contingent convertible securities initially will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”), and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the contingent convertible securities. Unless and until the contingent convertible securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive contingent convertible securities (see “—Definitive Contingent Convertible Securities”), the global contingent convertible securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The contingent convertible securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the contingent convertible securities will be cleared through DTC only. In such event, beneficial interests in the global contingent convertible securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global contingent convertible security, the depositary or its nominee will be considered the sole holder of such global contingent convertible security for all purposes under the contingent convertible securities indenture. Except as described below under the heading

“—Definitive Contingent Convertible Securities,” no participant, indirect participant or other person will be entitled to have contingent convertible securities registered in its name, receive or be entitled to receive physical delivery of contingent convertible securities in definitive form or be considered the owner or holder of the contingent convertible securities under the contingent convertible securities indenture. Each person having an ownership or other interest in contingent convertible securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the contingent convertible securities indenture or the contingent convertible securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Contingent Convertible Security. Payments of any amounts in respect of any global contingent convertible securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of contingent convertible securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global contingent convertible security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global contingent convertible security and by the owners of interests in the contingent convertible securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global contingent convertible security or interests in the contingent convertible securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the contingent convertible securities and settlement of any secondary market trades in the contingent convertible securities will be made in same-day funds. The contingent convertible securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Contingent Convertible Securities. Owners of interests in the contingent convertible securities will not be entitled to receive definitive contingent convertible securities in registered form in respect of such interest unless: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the contingent convertible securities of such series or the contingent convertible securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days, (2) a contingent convertible event of default has occurred and is continuing and the registrar has received a request from DTC, (3) we, at our option and sole discretion, determine that a global contingent convertible security should be exchanged for definitive contingent convertible securities or (4) the applicable prospective supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive contingent convertible securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive contingent convertible securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Payments of interest, principal and premium (if any), on any particular series of contingent convertible securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the contingent convertible securities of such series.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, all payments by us of principal and interest in respect of the contingent convertible securities will be made without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature, present or future, as are imposed or levied by or on behalf of the United Kingdom (or any authority or political subdivision therein or thereof having power to tax) unless we are required by law to withhold or deduct any such taxes, duties, assessments or governmental charges.

In that event, unless the relevant prospectus supplement provides otherwise, we will pay such additional amounts (the “contingent convertible additional amounts”) as may be necessary in order that the net amounts received by the holders of contingent convertible securities after such withholding or deduction will equal the respective amounts of principal and interest that would have been received in respect of the contingent convertible securities in the absence of such withholding or deduction; provided that (unless the relevant prospectus supplement provides otherwise) no such contingent convertible additional amounts will be payable with respect to any contingent convertible security:

(a)	to, or to a third party on behalf of, a holder of contingent convertible securities who is liable to such taxes, duties, assessments or governmental charges in respect of such contingent convertible securities by reason of the holder of contingent convertible securities having some connection with the United Kingdom other than the mere holding of such contingent convertible securities;

(b)	unless the holder of contingent convertible securities is unable to avoid such withholding or deduction by satisfying any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to a paying agent or the relevant tax authorities (as applicable) or by notifying (and/or presenting evidence of such notification to) any tax authorities of such payment of principal or interest or by presenting the relevant contingent convertible securities at the specified office of another paying agent (whether within or outside the European Union);

(c)	more than 30 days after the date on which such payment first becomes due;

(d)	to, or to a third party on behalf of, a holder of contingent convertible securities who is not the sole beneficial owner of the contingent convertible securities, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; or

(e)	where such withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC (as amended from time to time) or any other EU directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directives.

We will agree in the contingent convertible securities indenture that at least one paying agent for the contingent convertible securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in an EU Member State that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the contingent convertible securities will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any contingent convertible additional amounts on account of any such deduction or withholding required pursuant to FATCA.

References in this prospectus to principal of (and premium, if any, on) and interest on contingent convertible securities will be deemed also to refer to any contingent convertible additional amounts which may be payable under the foregoing provisions.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

Modifications of, and amendments to, the contingent convertible securities indenture with respect to the contingent convertible securities of a series may be made by us and the trustee, without the consent of the holders of the contingent convertible securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount of the contingent convertible securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding contingent convertible security affected thereby:

•	change the principal amount of, or any premium or rate of interest with respect to, any contingent convertible security;

•	change our obligation, or any successor’s, to pay contingent convertible additional amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the contingent convertible securities indenture or to waive compliance with certain provisions of the contingent convertible securities indenture and any past contingent convertible event of default;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the contingent convertible securities indenture;

•	modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent convertible securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the contingent convertible securities indenture relating to the waiver of any past contingent convertible event of default or covenants, except as otherwise specified.

The holders of not less than a majority in principal amount of the outstanding contingent convertible securities of a series may, on behalf of all holders of contingent convertible securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the contingent convertible securities indenture before the time for such compliance.

In addition, material variations in the terms and conditions of contingent convertible securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Subordination

Payment of the principal of (and premium, if any) and interest, if any, on a series of contingent convertible securities will be subordinated to the claims of the holders of certain of our other present and future obligations to the extent and in the manner described in the relevant prospectus supplement. The subordination provisions will be governed by, and construed in accordance with, the laws of England and Wales.

Contingent Convertible Events of Default

Unless the relevant prospectus supplement provides otherwise, a “contingent convertible event of default” with respect to the contingent convertible securities will result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our ordinary shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the contingent convertible securities, if a contingent convertible event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of the securities (and any accrued but unpaid interest) to be due and payable immediately. However, if the contingent convertible event of default has been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences will be rescinded.

Other than the limited remedies specified above, on the occurrence of a contingent convertible event of default which is continuing, no remedy against us will be available to the trustee or the holders of the contingent convertible securities whether for the recovery of amounts owing in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto; provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses will survive any such contingent convertible event of default and will not be subject to any subordination provisions applicable to the contingent convertible securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent convertible securities in response to such contingent convertible event of default under the provisions of the contingent convertible securities indenture and provided that any payments on the contingent convertible securities of such series are subject to the subordination provisions set forth in the contingent convertible securities indenture.

Waiver of Contingent Convertible Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount of the outstanding contingent convertible securities of a series may, on behalf of all holders of contingent convertible securities of that series, waive any past contingent convertible event of default or default under the contingent convertible securities indenture with respect to contingent convertible securities of that series, except a default in the payment of any principal of (or, premium, if any, on) or any installment of interest on any contingent convertible securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding contingent convertible security affected by it. Upon any such waiver, such contingent convertible event of default or default will cease to exist, and any contingent convertible event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other contingent convertible event of default or default or impair any right consequent thereon.

Set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, holders of contingent convertible securities, by their acceptance thereof, and the trustee in respect of any claims of such holders to payment of any principal, premium or interest in respect of the contingent convertible securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of contingent convertible securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

Limitation on Suits

No holder of contingent convertible securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement, before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a contingent convertible event of default has occurred and remains uncured.

•	The holders of not less than 25% in outstanding principal amount of the contingent convertible securities of the relevant series must make a written request that the trustee take action because of the contingent convertible event of default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Notwithstanding any other provision of the contingent convertible indenture or the contingent convertible securities, the right of any holder of contingent convertible securities to receive payment of the principal of (and premium, if any, on), and interest on, the contingent convertible securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the contingent convertible securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•	any successor corporation expressly assumes our obligations under the contingent convertible securities and the contingent convertible securities indenture and, if applicable, the provisions for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of such transaction as having been incurred by us at the time of the transaction, no contingent convertible event of default or default, and no event that, after notice or lapse of time, or both, would become a contingent convertible event of default or default, will have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of contingent convertible securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided that:

•	the successor entity expressly assumes such obligations by an amendment to the contingent convertible securities indenture, in a form satisfactory to the trustee, and we will, by an amendment to the contingent convertible securities indenture, unconditionally guarantee (such guarantee to be given on a basis consistent with the ranking of the contingent convertible securities of such series) all of such successor entity’s obligations under the contingent convertible securities of such series and the contingent convertible securities indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the contingent convertible securities indenture and as described under the section headed “Additional Amounts,” references to such successor entity’s country of organization will be added to the references to the United Kingdom);

•	the successor entity confirms in such amendment to the contingent convertible securities indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the contingent convertible securities indenture and as described under the section headed “Additional Amounts” (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom);

•	immediately after giving effect to such assumption of obligations, no contingent convertible event of default or default and no event which, after notice or lapse of time or both, would become a contingent convertible event of default or default with respect to contingent convertible securities of such series will have occurred and be continuing; and

•	such assumption occurs in accordance with applicable law and regulations (including, if and to the extent required at such time by the applicable regulatory capital rules, regulations or standards, the prior consent of the PRA).

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the contingent convertible securities indenture with respect to the contingent convertible securities of such series with the same effect as if the successor entity had been named under the contingent convertible securities indenture.

Trustee’s Duties

Except during the continuance of a contingent convertible event of default, the trustee will only be liable for performing those duties specifically set forth in the contingent convertible securities indenture. In the event a contingent convertible event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the contingent convertible indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

If a contingent convertible event of default occurs and is continuing with respect to the contingent convertible securities, the trustee will have no obligation to take any action at the direction of any holders of the contingent convertible securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent convertible securities will have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent convertible securities. However, this direction (a) must not be in conflict with any rule of law or the contingent convertible securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the contingent convertible securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a contingent convertible event of default with respect to the contingent convertible securities of any series, give to each affected holder of the contingent convertible securities of the affected series notice of any contingent convertible event of default it knows about, unless the contingent convertible event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determines in good faith that withholding of notice is in the interest of the holders.

Agreement with Respect to the Exercise of UK Bail-in Power

The contingent convertible securities will be subject to the exercise of any UK bail-in power by the relevant UK resolution authority as set forth in the applicable prospectus supplement. In particular, by its acquisition of the contingent convertible securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the contingent convertible securities or the contingent convertible securities indenture or any other agreements, arrangements or understandings between us and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority and (b) the variation of the terms of the contingent convertible securities or the contingent convertible securities indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority.

No repayment or payment of amounts due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the contingent convertible securities.

Governing Law

Except as stated above, the contingent convertible securities indenture and the contingent convertible securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. See “Subordination”.

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the contingent convertible securities indenture or the contingent convertible securities of any series and have appointed HSBC North America Holdings Inc. as agent for service of process.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

The dollar preference shares will be offered and sold solely in connection with market-making transactions.

The following is a summary of the material terms of the dollar preference shares of any series. The material terms of a particular series of the dollar preference shares offered in the form of American depositary shares (“preference share ADSs”) of a corresponding series will be summarized in the prospectus supplement relating to the dollar preference shares of that series. The material terms of a particular series of dollar preference shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. Holders of the dollar preference shares are encouraged to read our Memorandum and Articles of Association (the “Articles of Association”), shareholders resolutions passed at our annual general meeting (“AGM”) relating to the directors’ authority to allot dollar preference shares and any resolutions adopted by our board of directors or one of its authorized committees that set forth the material terms of a particular series of the dollar preference shares. Copies of the Articles of Association and the relevant resolutions have been filed as exhibits to the registration statement.

General

At the 2015 AGM, the shareholders passed an ordinary resolution granting the board the general and unconditional authority pursuant to, and for the purposes of, section 551 of the UK Companies Act 2006, as amended (the “Companies Act 2006”), to exercise all the powers of HSBC Holdings to allot shares and to grant rights to subscribe for, or to convert any security into, shares up to a specified aggregate nominal amount. In relation to dollar preference shares, the aggregate nominal amount is US$150,000 (in the form of 15,000,000 non-cumulative preference shares of $0.01 each). This authority will expire at the conclusion of the 2016 AGM or at the close of business on June 30, 2016, whichever is earlier. We then will need to seek a new general authority to allot shares.

Pursuant to this general authority to allot, and in accordance with the powers granted to them by our Articles of Association, our board of directors or a committee authorized by it can authorize the issuance of one or more series of dollar preference shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit subject to the limitations set out in the Articles of Association. The dollar preference shares will rank equal with any pounds sterling-denominated preference shares of £0.01 nominal value each and any euro-denominated preference shares of €0.01 nominal value each in our capital and with all other shares that rank equal to the sterling, euro or dollar preference shares.

The dollar preference shares of each series will have a nominal value per share, dividend rights, redemption price and liquidation value per share stated in dollar-denominated terms and will be issued only in fully paid form. For each dollar preference share of a particular series that is issued, an amount equal to the share’s nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share’s issue price and its nominal value will be credited to our share premium account. Unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, the dollar preference shares will have a nominal value of $0.01 per share.

The dollar preference shares of any series are issued in registered form and deposited with The Bank of New York Mellon, the depositary, against the issuance of American depositary shares, evidenced by American depositary receipts (“ADRs”), upon receipt of payment for the dollar preference shares. The dollar preference shares of a particular series deposited under the deposit agreement will be represented by preference share ADSs of a corresponding series. Dollar preference shares of any series withdrawn from deposit under the deposit agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. Dollar preference shares of more than one series that are deposited under the deposit agreement as units will be represented by a unit of each corresponding series of preference share ADSs. These preference share ADSs will be represented by a unit of each corresponding series of ADRs. When withdrawn from deposit, the units of dollar preference shares will be represented by one share certificate in registered form, without dividend coupons. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the dollar preference shares of that series. Dollar preference shares of each series that are withdrawn from deposit will be transferable separately. See “Description of Preference Share ADSs.”

The holder can transfer title to dollar preference shares of any series by transfer and registration on the register for the dollar preference shares of the relevant series kept by the registrar at its office in the United Kingdom. See “Registrar and Paying Agent” below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. See “Taxation—UK Taxation—Stamp Taxes.” Neither the Articles of Association nor English law currently limit the right of non-resident or foreign owners to acquire freely dollar preference shares of any series or, when entitled to vote dollar preference shares of a particular series, to vote freely the dollar preference shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of dollar preference shares of any series.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarized below, unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise. The holder of the dollar preference shares should pay particular attention to the following specific terms relating to its particular series of shares, including:

•	the designation of the dollar preference shares of such series and number of shares offered in the form of preference share ADSs;

•	the liquidation value per share of the dollar preference shares of such series;

•	the price at which the dollar preference shares of such series will be issued;

•	the dividend rate (or method of calculation of the dividend) and the dates on which dividends will be payable;

•	any redemption provisions; and

•	any other rights, preferences, privileges, limitations and restrictions related to the dollar preference shares of such series.

Dividends

The holders of the dollar preference shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution on the dates and at the rates or amounts stated, or as determined by the method of calculation described in the prospectus supplement relating to that series.

The declaration and payment of dividends on each series of dollar preference shares will be subject to the sole and absolute discretion of our board of directors. Our board of directors will not, however, declare and pay dividends on each series of dollar preference shares on each dividend payment date where, in our opinion:

•	payment of the dividend would cause us not to meet applicable capital adequacy requirements of the PRA; or

•	the profits available to us to distribute as dividends are not sufficient to enable us to pay in full both dividends on the series of dollar preference shares and the dividends on any other of our shares that are scheduled to be paid on the same date as the dividends on the series of dollar preference shares and that have an equal right to dividends as the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if the profits available to us to distribute as dividends are, in our board of directors’ opinion, not sufficient to enable us to pay in full on the same date both dividends on the dollar preference shares of the series and the dividends on any other shares that have an equal right to dividends as the dollar preference shares of that series, we are required, first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the dollar preference shares, and second, to pay dividends on the dollar preference shares of the series and any other shares ranking equally with the dollar preference shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and any arrears on past cumulative dividends on any shares ranking equal in the right to dividends with the dollar preference shares of that series. In accordance with the Companies Act 2006, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realized profits less our accumulated, realized losses.

The dividends to be paid on the dollar preference shares of any series for each dividend period will be computed based upon the amount paid up or credited as paid up on each of the dollar preference shares of that series. The dividend will be calculated by annualizing the applicable dividend amount or rate and dividing by the number of dividend periods in a year. The dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

Dividends on the dollar preference shares of any series will be non-cumulative. If the dividend, or a portion of it, on the dollar preference shares of a particular series is not required to be paid and is not paid on the relevant date scheduled for payment, then the holders of dollar preference shares of such series will lose the right they had to the dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the dollar preference shares of such series are paid for any future dividend period.

We will fix a date to pay dividends on the dollar preference shares of any series to the record holders who are listed on the register as the holders of the dollar preference shares on the relevant record date, including The Bank of New York Mellon as holder of the dollar preference shares underlying the preference share ADSs. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a dollar check drawn on a bank in London or in New York City and mailed to the holder at the address that appears on the register for the dollar preference shares. If the date we have scheduled to pay dividends on the dollar preference shares of any series is not a day on which banks in London and in New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of preference share ADSs, see “Description of Preference Share ADSs—Share Dividends and Other Distributions.”

If we have not paid the dividend on the dollar preference shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted thereafter to declare or pay dividends or distributions on any class of our shares ranking lower in the right to dividends than the dollar preference shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends on the dollar preference shares of such series for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of such series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if we have not paid in full a dividend payable on the dollar preference shares of any series on the most recent dividend payment date, we will not be permitted thereafter to redeem or purchase in any manner any of our other shares ranking equal with or lower than the relevant dollar preference shares, and we will not be permitted to contribute money to a sinking fund to redeem or purchase the other shares in any manner, until the dividends on the relevant dollar preference shares have been paid in full or an amount equal to payment in full has been set aside for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of such series. Except as provided in this prospectus and in the prospectus supplement relating to the dollar preference shares of a particular series, the holders of the dollar preference shares of any series do not have the right to share in our profits.

Liquidation Rights

If we are wound up and capital is returned to the shareholders or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar preference shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking in payment of capital equal or in priority to the series will be entitled to receive payment in dollars out of our assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking lower in the right to repayment of capital than the dollar preference shares of the series. The payment will be equal to the amount paid up (or credited as paid up) on each dollar preference share together with any premium on such share as may be determined in, or by a mechanism contained in, the prospectus supplement relating to such dollar preference share plus any dividends declared but not paid for the dividend period ending prior to the commencement of the winding up and any dividends accrued and not paid for the dividend period commencing prior to the commencement of the winding up but ending after such date, to the extent such dividend would otherwise (but for the winding up) have been payable, provided that sufficient assets exist to make such distribution having satisfied any amounts payable to the holders of shares ranking in priority to the dollar preference shares as regards the repayment of capital. If at the time we are wound up, the amounts payable with respect to the dollar preference shares of any series and any of our other preference shares ranking equal as regards repayment of capital with the dollar preference shares of such series are not paid in full, the holders of the dollar preference shares of such series and of the other preference shares will share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. After payment of the full amount to which they are entitled, the holders of the dollar preference shares of such series will have no right or claim to any of our remaining assets and will not be entitled to receive any of our profits or a return of capital in a winding up.

Redemption and Purchase

Subject to the Companies Act 2006, we have the right to redeem the whole (but not part only) of any series of dollar preference shares at certain times specified in the Articles of Association after the fifth anniversary of the date of original issue of the dollar preference shares of such series, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of such series. In respect of each dollar preference share redeemed, we will pay in dollars the aggregate of the nominal value of such dollar preference share and any premium credited as paid up on such share together with any dividend payable on the date of redemption.

If we wish to redeem dollar preference shares of any series, we must provide notice to the depositary and each record holder of the dollar preference shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption. The notice of redemption must state:

•	the redemption date;

•	the particular dollar preference shares to be redeemed;

•	the redemption price; and

•	the place or places where documents of title relating to the dollar preference shares are to be presented for redemption and payment for them will be made.

The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the dollar preference shares due for redemption will stop accruing starting on the relevant redemption date, except in the case where the payment to be made on any dollar preference share is improperly withheld or refused upon redemption. In that case, the dividend will continue to accrue from the relevant redemption date to the date of payment. In this case, a dollar preference share will not be treated as having been redeemed until the relevant redemption payment and any accrued dividend on those amounts has been paid. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or in New York City. The holder of the dollar preference shares to be redeemed must deliver to us the relevant share certificates at the place specified in the notice of redemption. In the event that any date on which any payment relating to the redemption of dollar preference shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment due because of the delay.

We may at any time purchase outstanding dollar preference shares of any series in the open market, by tender to all holders of dollar preference shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles of Association, applicable law (including the Companies Act 2006 and US federal securities laws) and applicable regulations of the Financial Conduct Authority in its capacity as the United Kingdom Listing Authority. Any dollar preference shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be cancelled by us and will no longer be issued and outstanding. Under existing PRA requirements, we can redeem or purchase preference shares of any series only with the prior consent of the PRA.

Voting Rights

The holders of the dollar preference shares having a registered address within the United Kingdom are entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as set forth below or as provided for in the prospectus supplement relating to any particular series of dollar preference shares.

If our board determines for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to receive notice of, attend and vote at our general meetings if we have failed to pay in full the dividend payable on the dollar preference shares for the dividend period or periods determined by our board for such series. If so determined by our board for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to vote on all matters put before all our general meetings until such time as we have paid in full the dividends on the dollar preference shares.

Whenever entitled to vote at our general meetings, on a show of hands, each holder of dollar preference shares present in person will have one vote and on a poll each holder of dollar preference shares present in person or by proxy will have one vote per share.

In addition, holders of the dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “Variation of Rights.”

Variation of Rights

The rights, preferences or restrictions attached to the dollar preference shares may be varied by the consent in writing of the holders of not less than three-quarters of the dollar preference shares of all series in issue or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares as a single class regardless of series.

The rights, preferences or restrictions of any particular series of dollar preference shares may be varied adversely on a different basis to other series of dollar preference shares by the consent in writing of the holders of not less than three-quarters of the dollar preference shares of that particular series or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares of that series.

An extraordinary resolution requires the approval of not less than three-quarters of the holders voting in person or by proxy at the meeting. Two persons holding or representing by proxy at least one-third of the outstanding dollar preference shares of any series must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

We may create or issue any shares of any class, or any securities convertible into shares of any class, that rank equally with the dollar preference shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the dollar preference shares, without the rights of the dollar preference shares of any series being deemed to be varied or abrogated.

The rights attached to the dollar preference shares will not be deemed to be varied or abrogated by a reduction of any share capital or purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such dollar preference share.

Registrar and Paying Agent

HSBC Holdings plc, located at 8 Canada Square, London E14 5HQ, England, will act as the registrar for the dollar preference shares of each series. The Secretary’s Office of HSBC Holdings plc, also located at 8 Canada Square, London E14 5HQ, England, will act as paying agent for the dollar preference shares of each series.

DESCRIPTION OF PREFERENCE SHARE ADSs

General

The following is a summary of the material provisions of the deposit agreement relating to preference share ADSs, as evidenced by ADRs (the “preference share ADRs deposit agreement”), among us, The Bank of New York Mellon, as the depositary (“BNYM” or the “depositary”), and all holders and beneficial owners from time to time of ADRs issued under that agreement. References in this section to “ADSs” refer to preference share ADSs.

This summary is subject to and qualified in its entirety by reference to the preference share ADRs deposit agreement, including the form of ADRs attached thereto. Terms used in this section and not otherwise defined will have the meanings set forth in the preference share ADRs deposit agreement. Copies of the preference share ADRs deposit agreement is available for inspection at the Corporate Trust Office of the depositary, located at 101 Barclay Street, New York, New York 10286. The Depositary’s principal executive office is located at One Wall Street, New York, New York, 10286.

American Depositary Receipts

The depositary will deliver ADSs evidenced by ADRs. Each ADS will represent ownership interests in one (or a fraction or a multiple of one) dollar preference share and the rights attributable to one (or a fraction or a multiple of one) dollar preference share that we will deposit with the custodian, which is currently BNYM. Each ADS will also represent securities, cash or other property deposited with BNYM but not distributed to holders of ADSs.

As BNYM will actually be the holder of the underlying dollar preference shares, you will generally exercise the rights attributable to dollar preference shares through BNYM, subject to the provisions of the preference share ADRs deposit agreement. The preference share ADRs deposit agreement sets out the obligations of BNYM.

You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Share Dividends and Other Distributions

How Will You Receive Dividends and Other Distributions on the Dollar Preference Shares?

The depositary will pay to you the cash dividends or other distributions it or the custodian receives on the dollar preference shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of dollar preference shares your ADSs represent.

•	Cash. The depositary will convert any cash dividend or distribution we pay on the dollar preference shares, other than any dividend or distribution paid in dollars, into dollars if it can, in its reasonable judgment, do so on a reasonable basis and can transfer dollars into the United States. If that is not possible, or if any approval from any government is needed and cannot, in the opinion of the depositary, be obtained or is not obtained, the preference share ADRs deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so or to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, the depositary will deduct any withholding taxes that must be paid under applicable laws. It will distribute only whole dollars and cents and will round any fractional amounts to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The depositary will distribute new ADSs representing any shares we distribute as a dividend or free distribution, if we request that the depositary make this distribution and if we furnish it promptly with satisfactory evidence, including certificates or opinions, that it is legal to do so. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds to the holders entitled to those shares. If the depositary does not distribute additional cash or ADSs, each ADS will also represent the new shares.

•	Rights to Purchase Additional Shares. If we offer holders of securities any rights, including rights to subscribe for additional shares, the depositary may take actions necessary to make these rights available to you. We must first instruct the depositary to do so and furnish it with satisfactory evidence, including certificates or opinions, that it is legal to do so. If we do not furnish this evidence and/or give these instructions and the depositary determines that it is practical to sell the rights, it may sell the rights and allocate the net proceeds to ADS holders’ accounts. The depositary may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, upon instruction from you it will exercise the rights and purchase the dollar preference shares on your behalf. The depositary will then deposit such dollar preference shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any charges the rights require you to pay.

US securities laws may restrict the sale, deposit, cancellation and transfer of the ADSs delivered after exercise of rights. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to you.

•	Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is equitable and practical. If, in the depositary’s opinion, it cannot make the distribution in that way, the depositary may adopt another method of distribution that it considers to be equitable and practical—for example by public or private sale—and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case the ADSs will also represent the newly distributed property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holder. We will have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distribution we make on our dollar preference shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How does the Depositary deliver ADSs?

The depositary will deliver the ADSs that you are entitled to receive in the offer against deposit of the underlying dollar preference shares. The depositary will deliver additional ADSs if you or your broker deposit dollar preference shares with the custodian. You must also deliver evidence satisfactory to the depositary of any necessary approvals of the governmental agency in the United Kingdom, if any, which is responsible for regulating currency exchange at that time. If required by the depositary, you must in addition deliver an agreement transferring your rights as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, the depositary will register the appropriate number of ADSs in the names you request in writing and will deliver the ADSs at its Corporate Trust Office to the persons you request in writing. The Bank of New York Mellon is not obliged to accept for deposit underlying dollar preference shares of a particular series, if, in its reasonable judgment, after consultation with us, such acceptance and maintenance or discharge of its obligations under the preference share ADRs deposit agreement would be unusually onerous because of the terms of such preference shares. However, if the depositary has accepted any underlying preference shares of a particular series, it must accept for deposit further underlying preference shares of such series.

How Do ADS Holders Cancel an ADS and Obtain Dollar Preference Shares?

You may submit a written request to withdraw dollar preference shares and turn in your ADRs evidencing your ADSs at the Corporate Trust Office of the depositary. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, the depositary will, subject to any applicable restrictions, deliver the deposited securities underlying the ADSs to an account designated by you at the office of the custodian. At your request, risk and expense, the depositary may deliver at its Corporate Trust Office any proceeds from the sale of any dividends, distributions or rights, which may be held by the depositary.

Provided that all preconditions to withdrawal and cancellation of the deposited securities have been fulfilled, the depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges;

•	compliance with any US or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of deposited securities; or

•	any other circumstances permitted under the general instructions to the SEC Form on which ADSs are registered.

This right of withdrawal may not be limited by any other provision of the preference share ADRs deposit agreement.

Redemption of ADSs

If we exercise our right to redeem the dollar preference shares of a particular series, the depositary will deliver for redemption dollar preference shares that have been deposited with it and that we have called for redemption, to the extent holders have surrendered ADRs evidencing ADSs representing such dollar preference shares. To the extent the depositary receives them, it will distribute entitlements with respect to the dollar preference shares being redeemed in accordance with the terms of the preference share ADRs deposit agreement and will deliver new ADRs evidencing ADSs representing the dollar preference shares not so redeemed. If we redeem less than all of the deposited dollar preference shares of a particular series, The Bank of New York Mellon may determine which ADRs to call for surrender in any manner that it reasonably determines to be fair and practical.

Record Dates

Whenever any distribution of cash or rights, change in the number of dollar preference shares represented by ADSs or notice of a meeting of holders of shares or ADSs is made, the depositary will fix a record date for the determination of the holders entitled to receive the benefits, rights or notice.

Voting of Deposited Securities

How Do You Vote?

If you are an ADS holder on a record date fixed by the depositary, you may exercise the voting rights of the same class of securities as the dollar preference shares represented by your ADSs, but only if we ask the depositary to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the dollar preference shares. However, you may not know about the meeting enough in advance to withdraw the dollar preference shares.

If we ask for your instructions, the depositary, at our direction, will notify you of the upcoming meeting and arrange to deliver certain materials to you. The materials will:

•	include all information included with the meeting notice sent by us to the depositary;

•	include a statement that if you were a holder on a specified record date, you will be entitled, subject to applicable restrictions, to instruct the depositary as to the exercise of voting rights; and

•	explain how you may instruct the depositary to vote the dollar preference shares or other deposited securities underlying your ADSs as you direct.

For instructions to be valid, the depositary must receive them on or before the date specified in the instructions. The depositary will try, to the extent practical, subject to applicable law and the provisions of the Articles of Association, to vote or have its agents vote the underlying dollar preference shares as you instruct. The depositary will only vote, or attempt to vote, as you instruct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your dollar preference shares or other deposited securities underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your dollar preference shares or other deposited securities underlying your ADSs are not voted as you requested.

Inspection of Transfer Books

The depositary will keep books for the registration and transfer of ADSs. These books will be open at all reasonable times for inspection by you, provided that you are inspecting the books for a purpose related to us or the preference share ADRs deposit agreement or the ADSs.

Reports and Other Communications

The depositary will make available for your inspection any reports or communications, including any proxy material, received from us, as long as these materials are received by it as the holder of the deposited securities and are generally available to our shareholders. At our written request, the depositary will also send copies of reports, notices and communications to you.

Fees and Expenses

The depositary will charge any party depositing or withdrawing dollar preference shares or any party surrendering ADRs or to whom ADSs are delivered or holders of ADRs, as applicable:

For:	ADS holders must pay:

• each issuance of an ADS, including as a result of a distribution of shares or rights or other property or upon exercise of a warrant to purchase an ADS	• $5.00 or less per 100 ADSs or portion thereof

• each cancellation of an ADS, including if the preference share ADRs deposit agreement terminates	• $5.00 or less per 100 ADSs or portion thereof

• transfer and registration of shares on our share register to or from the name of the depositary or its nominee or the custodian or its nominee when you deposit or withdraw dollar preference shares	• registration or transfer fees

For:	ADS holders must pay:

• distribution of securities	• an amount equal to the fee that would have been charged for the issuance of ADSs if the securities were dollar preference shares being deposited

• conversion of foreign currency to dollars	• expenses of the depositary

• cable, telex and facsimile transmission expenses, if expressly provided in the preference share ADRs deposit agreement	• expenses of the depositary

• servicing of dollar preference shares of any series or other deposited securities	• expenses of the depositary

• as necessary

•    taxes and governmental charges which the depositary or the custodian has to pay on any ADS or dollar preference share underlying an ADS, for example withholding taxes, stock transfer taxes or stamp duty taxes

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The depositary may deduct the amount of any taxes owed from any payments to you. It may also restrict or refuse the transfer of your ADSs or restrict or refuse the withdrawal of your underlying deposited securities until you pay any taxes owed on your ADSs or underlying securities. It may also sell deposited securities to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

•	change the par or nominal value of any of the dollar preference shares,

•	reclassify, split or consolidate any of the dollar preference shares,

•	distribute securities on any of the dollar preference shares that are not distributed to you, or

•	recapitalize, reorganize, merge, amalgamate, consolidate, sell our assets or take any similar action,

then the cash, shares or other securities received by the depositary will become new deposited securities under the preference share ADRs deposit agreement, and each ADS will automatically represent the right to receive a proportional interest in the new deposited securities. The depositary may and will, if we ask it to, distribute some or all of the cash, dollar preference shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination of the Preference Share ADRs Deposit Agreement

How May the Preference Share ADRs Deposit Agreement Be Amended?

We may agree with the depositary to amend the preference share ADRs deposit agreement and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes, governmental charges, registration fees, telecommunications charges and delivery costs or other such expenses, or prejudices any substantial existing right of ADS holders, it will only become effective 30 days after the depositary notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair your right to receive the deposited securities in exchange for your ADSs.

How May the Preference Share ADRs Deposit Agreement Be Terminated?

The depositary will terminate the preference share ADRs deposit agreement if we ask it to do so, in which case it must notify you at least 90 days before termination. The depositary may also terminate the agreement after notifying you if it informs us that it is electing to resign, and we have not appointed a new depositary bank within 90 days.

If any ADSs remain outstanding after termination, the depositary will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders and will not give any further notices or do anything else under the preference share ADRs deposit agreement other than:

•	collect dividends and distributions on the deposited securities;

•	sell rights and other property offered to holders of deposited securities; and

•	deliver dollar preference shares and other deposited securities upon cancellation of ADSs.

At any time after one year after termination of the preference share ADRs deposit agreement, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any cash it is holding under the preference share ADRs deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and cash. After termination, our only obligations will be with respect to indemnification of, and to pay specified amounts to, the depositary.

Any amendment or termination of the preference share ADRs deposit agreement with respect to one series of ADSs will not necessarily occur concurrently with the amendment or termination of any other series of ADSs. The substitution of the depositary by another depositary or the termination of the preference share ADRs deposit agreement with respect to any series of ADSs representing dollar preference shares of a series that is a component of a unit will result in the substitution of the depositary or the termination of the preference share ADRs deposit agreement with respect to all of the ADSs representing the dollar preference shares of all other series comprising the unit.

Limitations on Obligations and Liability to ADS Holders

The preference share ADRs deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the preference share ADRs deposit agreement, without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law, any provision of the Articles of Association or circumstances beyond our or the depositary’s control from performing our or the depositary’s obligations under the agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the preference share ADRs deposit agreement;

•	have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the preference share ADRs deposit agreement on your behalf or on behalf of any other party unless we are indemnified to our satisfaction;

•	may rely upon any advice of or information from any legal counsel, accountants, any person depositing shares, any ADS holder or any other person whom we believe in good faith is competent to give us that advice or information; and

•	are not responsible for any failure to carry out any instructions to vote any of the ADSs, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as such action or non-action is in good faith.

In the preference share ADRs deposit agreement, we and the depositary agree to indemnify each other under specified circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of dollar preference shares, the depositary may require:

•	payment of taxes, including stock transfer taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any dollar preference shares or other deposited securities, as well as the fees and expenses of the depositary;

•	production of satisfactory proof of the identity of the person presenting shares for deposit or ADSs upon withdrawal and of the genuineness of any signature or other information it deems necessary; and

•	compliance with regulations which the depositary may establish from time to time consistent with the preference share ADRs deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver, transfer or register transfer of ADSs generally when the transfer books of the depositary are closed or at any time if it or we think it advisable to do so.

Pre-Release of ADSs

In certain circumstances, subject to the provisions of the preference share ADRs deposit agreement, the depositary may deliver ADSs before deposit of the underlying dollar preference shares. This is called a pre-release of ADSs. The depositary may also deliver dollar preference shares prior to the receipt and cancellation of pre-released ADSs (even if those ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying dollar preference shares are delivered to the depositary. The depositary may receive ADSs instead of the dollar preference shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions:

•	before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the depositary in writing that it or its customer, as the case may be, owns the dollar preference shares or ADSs to be deposited;

•	the pre-release must be fully collateralized with cash or collateral the depositary considers appropriate; and

•	The depositary must be able to close out the pre-release on not more than five business days’ notice.

The pre-release will be subject to whatever indemnities and credit regulations that the depositary considers appropriate. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Governing Law

The preference share ADRs deposit agreement and the ADRs evidencing the ADSs are governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles.

DESCRIPTION OF ORDINARY SHARES

HSBC Holdings’ ordinary shares of nominal value $0.50 each (the “shares”) will be offered solely in connection with the offer of any contingent convertible securities (which may be converted into ordinary shares pursuant to the terms of such contingent convertible securities).

The following is a summary of the material terms of the shares, as set out in the Articles of Association and relevant provisions of the Companies Act 2006. Holders of the shares (the “shareholders”) are encouraged to read the Articles of Association and shareholders’ resolutions passed at HSBC Holdings’ AGM relating to the authority of our board of directors (the “board”) to allot shares. A copy of the Articles of Association has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

At the 2015 AGM, the shareholders passed an ordinary resolution granting the board the general and unconditional authority pursuant to, and for the purposes of, section 551 of the Companies Act 2006 to exercise all the powers of HSBC Holdings to allot shares and to grant rights to subscribe for, or to convert any security into, shares up to a specified aggregate nominal amount.

Subject to certain specified limitations described below, the board was given the authority to allot shares (a) up to an aggregate nominal amount of $1,923,509,680, including for the allotment of shares and rights to subscribe for, or to convert any security into, shares pursuant to the terms of any share plan for employees of HSBC, (b) up to an aggregate nominal amount of $3,205,849,467 in connection with (i) an offer or invitation to (x) shareholders, in proportion to the respective number of shares held by them, and (y) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary and (ii) any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association, (c) comprising equity securities (as defined in section 560 of the Companies Act 2006) up to an aggregate nominal amount of $6,411,698,934 in connection with a rights issue to (i) shareholders, in proportion to the respective number of shares held by them, and (ii) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary and (d) up to an aggregate nominal amount of £150,000 (in the form of 15,000,000 non-cumulative preference shares of £0.01 each), €150,000 (in the form of 15,000,000 non-cumulative preference shares of €0.01 each) and US$150,000 (in the form of 15,000,000 non-cumulative preference shares of US$0.01 each). However, (i) no more than $3,205,849,467 can be allotted or granted under clauses (a) and (b) on a combined basis, (ii) no more than $6,411,698,934 can be allotted under clauses (a), (b) and (c) on a combined basis and (iii) otherwise than pursuant to an allotment or grant pursuant to clauses (b), (c) and (d) or an allotment or grant pursuant to the terms of any share plan for employees of HSBC, the nominal amount of shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted by the board wholly for cash cannot in aggregate exceed $480,877,420.

In addition, the board was given the authority to allot shares up to an aggregate nominal amount of $1,813,500,000 in relation to any issue by HSBC Holdings of contingent convertible securities that automatically convert into or are exchanged for shares in prescribed circumstances. See “Description of Contingent Convertible Securities.”

These authorities will expire at the earlier of the conclusion of the 2016 AGM or at the close of business on June 30, 2016, following which we will need to seek a new general authority to allot shares.

HSBC Holdings maintains a principal share register in London and overseas branch share registers in Bermuda and Hong Kong.

Voting

Unless otherwise required by the Companies Act 2006 or the Articles of Association, the shareholders vote by ordinary resolution (such as for the election of directors, the declaration of a dividend, the appointment of auditors or the grant of authority to allot shares) at general meetings.

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, HSBC Holdings may, pursuant to the Uncertificated Securities Regulations 2001 (as amended) (the “Regulations”), specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register of members of HSBC Holdings kept pursuant to the Companies Act 2006 (the “Principal Register”) or a register of members resident in Hong Kong (the “Hong Kong Branch Register”) or a register of members resident in any such other countries or territories that the board may from time to time, in its sole discretion, determine (together with the Hong Kong Branch Register, the “Overseas Branch Registers”) in order to have the right to attend or vote at the meeting.

Subject to the restrictions referred to under “Restrictions on Voting” and any special voting rights or restrictions attached to any class of shares, ordinary resolutions will be decided on a show of hands by a simple majority of shareholders present and voting at the meeting where each shareholder has one vote, regardless of the number of shares held, unless a poll is demanded. On a poll, every holder who is present in person or by proxy and entitled to vote will have one vote for each share held. Holders of record of shares may appoint a proxy to attend and vote on their behalf.

The chairman of the meeting has the casting vote in the event of a tie in either a show of hands or poll vote, in addition to any other vote he may have.

HSBC Holdings will send out written notice at least 21 days before an annual general meeting or a general meeting convened to consider a special resolution, and at least 14 days before all other general meetings. For general meetings to be valid, at least three shareholders entitled to vote must be present in person or by proxy.

For the purpose of controlling the level of attendance or ensuring the safety of those attending at any place specified for the holding of a general meeting, the board may make from time to time such arrangements as the board, in its absolute discretion, considers to be appropriate. In any such case, the board will direct that the meeting be held at a specified place, where the chairman of the meeting will preside, and make arrangements for simultaneous attendance and participation by shareholders and proxies at other locations. The chairman of a general meeting has express authority to interrupt or adjourn the meeting if, in his opinion, it has become necessary to do so in order to secure the proper conduct of the meeting. Annual general meetings are to be held at such time and in such place as the board may determine.

A corporate shareholder may appoint a representative to attend and vote at a general meeting on its behalf.

Disclosure of Interests in Shares

The Disclosure and Transparency Rules of the UK Financial Conduct Authority require any person to notify HSBC Holdings and the UK Financial Conduct Authority if the voting rights held by such person through its direct or indirect holding of shares or certain financial instruments reach, exceed or fall below 3% and each 1% threshold thereafter up to 100%. For the purposes of determining whether a person has such a notification obligation, certain voting rights in HSBC Holdings may be disregarded under the Disclosure and Transparency Rules.

Section 793 of the Companies Act 2006 gives HSBC Holdings the power to require persons whom it believes to be, or to have been within the previous three years, interested in its voting shares to disclose prescribed particulars of those interests. Under Section 794 of the Companies Act 2006, and Article 85 of the Articles of Association, failure to supply the information required may lead to disenfranchisement of the relevant shares and, where those shares represent at least 0.25% of the shares in issue, a prohibition on their transfer and receipt of dividends and other payments in respect of those shares.

A similar power is given to HSBC Holdings by the Securities (Disclosure of Interests) Ordinance, which applies to companies listed on the Stock Exchange of Hong Kong (“SEHK”).

Restrictions on Voting

Any shareholder (or any other person appearing to be interested in the shares) who has been served with a notice under section 793 of the Companies Act 2006, as described above, and has not given HSBC Holdings any information required by the notice within 14 days from receiving the notice, will not be entitled to be present or to vote either personally or by proxy at a general meeting, unless the directors determine that this restriction should not apply.

A shareholder can vote (whether in person or by proxy) and exercise other rights or privileges as a shareholder only if he has paid all calls or other amounts presently due.

Dividends and Other Distributions

HSBC Holdings may declare dividends by ordinary resolution, but it may not pay dividends in excess of the amount recommended by its board. Except as otherwise provided by the terms of issue or special rights of any shares, dividends are declared and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividends are paid. The board may declare and pay interim dividends as appears to the board to be justified by the profits available for distribution. Dividends declared but not yet paid do not bear interest. The board may deduct from any dividend declared but not yet paid to any person any amounts due from that person to HSBC Holdings on account of calls or otherwise in relation to the shares. The board may, with the prior authority of an ordinary resolution and subject to such terms and conditions as the board may determine, offer to any holder of shares the right to elect to receive shares of the same or a different currency, credited as fully paid, instead of cash in any currency in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution.

On any distribution by way of capitalisation, the amount to be distributed will be appropriated among the shareholders (whether or not fully paid) in proportion to their holdings of shares and such amount will be applied on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them, or in paying up in full unissued shares or debentures of HSBC Holdings of a nominal amount equal to that amount, and the shares or debentures will be allotted to those shareholders.

All dividends will be apportioned and paid proportionately to the percentage of the nominal amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid, save that if any share is issued on terms providing that it will rank for dividend as from a particular date, it will rank for dividend accordingly. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency as the board may determine. If and whenever the shares on which a dividend is declared are denominated in different currencies, the dividend will be declared in a single currency.

Any dividend unclaimed after a period of 12 years from the date of declaration of such dividend may be forfeited and revert to HSBC Holdings. No dividends or other monies payable on or in respect of a share will bear interest against HSBC Holdings.

Liquidation Rights

Shares rank pari passu with each other in all respects. If HSBC Holdings is wound up, after payment of all liabilities, preferred shares and the deduction of any provision made under section 719 of the Companies Act 2006 or section 187 of the Insolvency Act 1986 (which enables the liquidator to make payments to employees or former employees on the cessation or transfer of HSBC Holdings’ business), the remaining assets available for distribution to holders of the shares will be distributed among the shareholders in proportion to the number of shares that they hold. On the date of the distribution, the amount paid to any shareholder whose shares are not fully paid up will be reduced to reflect the amount owed. After receiving approval of the shareholders by an extraordinary resolution and meeting any legal requirements, the liquidator may divide the assets in kind among the shareholders in the manner that it sees fit.

Untraced Shareholders

HSBC Holdings can sell any shares of a holder (including any further shares issued in respect of those shares) if such holder has not cashed any cheque, order or warrant payable and HSBC Holdings has not received any communication in respect of the shares from the relevant shareholder (or other person entitled to the shares) for a period of 12 years during which at least three dividends were payable with respect to the shares. HSBC Holdings must advertise its intention to sell the shares in newspapers published in the United Kingdom and one newspaper circulating in the area of the address on the register or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices notified under Article 167.3 of the Articles of Association (unless any such address is in Hong Kong), and in one leading English language daily newspaper and one leading Chinese language daily newspaper printed and circulating in Hong Kong (in the manner specified in the Articles of Association) and inform the stock exchanges on which the shares and HSBC Holdings’ American depository shares are listed and traded.

HSBC Holdings may then sell the shares if it does not receive any response from the shareholder within three months of publishing the advertisements. After selling the shares, HSBC Holdings will owe the former shareholder (or other person previously entitled to the shares) only the sale amount, without interest.

Transfer of Shares

The shares may be transferred by an instrument in any usual form or in any other form approved by the board. The board may refuse, in their absolute discretion, to register a transfer, unless:

•	the ordinary shares are fully paid (provided that the board will not refuse to register a transfer if to do so would prevent dealing in the shares taking place on an open and proper basis);

•	it is duly stamped (if required);

•	it is duly presented for registration together with the share certificate and other evidence of title as the board reasonably require;

•	it is in respect of only one class of shares;

•	it is in favor of a single transferee or not more than four joint transferees; and

•	HSBC Holdings has no lien on the shares.

Moreover, a transfer of shares will not be registered if the holder has failed to provide the required particulars as described under “Disclosure of Interests in Shares.”

The transferor will remain the holder of the shares concerned until the name of the transferee is entered in the share register in respect of the transfer.

If the board refuses to register a transfer of a share, it must inform the transferee of its refusal within two months of receiving the transfer request, together with the reasons for the refusal. The board must return the refused instrument of transfer to the person depositing it, except in the case of suspected fraud.

The registration of transfers may be suspended at any time and for any periods as the board may determine.

Unless expressly provided by the Articles of Association or required by law or court order, HSBC Holdings cannot recognize any person other than the registered holder of a share as the owner of such share.

The board is required to keep the following registers of its members:

•	in the UK, the Principal Register;

•	in Hong Kong, the Hong Kong Branch Register; and

•	the Overseas Branch Registers.

Subject to applicable law, any class of shares may be held, registered, converted to, transferred or otherwise dealt with, in uncertificated form or certificated form and converted from uncertificated form to certificated form in accordance with the Regulations and the practices instituted by Euroclear UK & Ireland Limited, or such other person as may from time to time be approved by Her Majesty’s Treasury under the Regulations as operator of the relevant system.

Variation of Class Rights and Alteration of Share Capital

Subject to the provisions of the Companies Act 2006, the consent in writing of the holders of at least three-quarters in nominal value of the issued shares in a class, or the sanction by the shareholders of that class of a special resolution passed at a separate general meeting, is required to vary or abrogate the rights of the class, unless otherwise provided by the terms of issue of the shares of that class. Two persons holding or representing by proxy at least one-third of the nominal amount of the shares of the relevant class must be present for the separate general meeting to be valid (except at an adjourned meeting, at which the quorum will be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll. The issuance of new shares ranking in priority to, or pari passu with, an existing class of shares is not considered to be a “variation” in the rights of already existing shares, unless the existing shares provide so expressly.

HSBC Holdings may also vary or abrogate rights attached to the shares by a special resolution without the separate consent or sanction of the holders of any class of shares so long as the rights attached to all the shares are varied or abrogated in the same manner and to the same extent.

HSBC Holdings may issue shares with rights or restrictions as it sees fit, including redeemable shares, so long as it does so in accordance with the Companies Act 2006 and the Articles of Association and without reducing any rights attached to any existing shares.

As a matter of English law, HSBC Holdings may:

•	by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person; and

•	by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Pre-emptive Rights

As HSBC Holdings is a company incorporated in the United Kingdom, in general, its shareholders have automatic pre-emptive rights pursuant to section 561 of the Companies Act 2006. However, these pre-emptive rights can be overridden by a special resolution of shareholders.

Lien on Shares

HSBC Holdings has a lien on shares which are not fully paid (to the extent permitted by the Companies Act 2006). The board may waive the lien in whole or in part, or temporarily, and may sell shares subject to a lien as it sees fit. On the terms set out in the Articles of Association, the board is entitled to sell a share subject to the lien only after giving 14 days’ notice of its intent to sell in default. The proceeds of sale will first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of shares in certificated form), to the person entitled to the shares at the time of sale.

Calls

From time to time the board may make calls on the shareholders for any amounts unpaid on the shares. These calls must be made with 14 days’ notice specifying the time, place and manner of payment, which may include payment in installments. The person on whom a call is made remains liable for the call despite any subsequent transfer of the shares on which the call was made. The joint holders of a share are jointly and severally liable for the payment of all calls.

Shareholders who have not paid all calls (and any accrued interest) due are not entitled to receive a dividend or vote at shareholders’ meetings either in person or by proxy (except as proxy for another member), are not counted as present and may not form part of a quorum.

Forfeiture of Shares

If any shareholder does not pay any part of any call on or before the payment date, the board may send the shareholder a notice of the amount unpaid (including interest and other costs and expenses incurred by HSBC Holdings) and if the shareholder does not pay the amount owed on a date not less than 14 days after receiving the notice, the board, by resolution, may forfeit the relevant share at any time before full payment is made. The forfeited share and any dividends declared or other monies payable in respect of the forfeited share will then become the property of HSBC Holdings. A shareholder whose shares have been forfeited will cease to be a shareholder in respect of the shares, but will, notwithstanding the forfeiture, remain liable to pay to HSBC Holdings all monies which at the date of forfeiture were presently payable together with interest without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

Purchase of Shares

HSBC Holdings can purchase any of its own shares of any class, including any redeemable shares, in any manner that it deems fit, subject to the provisions of the Companies Act 2006, the Hong Kong Code on Share Repurchases, the Exchange Act, the listing rules of the UKLA, the SEHK and the New York Stock Exchange and the Articles of Association.

Mandatory Takeover-Bids, Squeeze-Out and Sell-Out Rules

There are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the shares in the Articles of Association. However, pursuant to the City Code on Takeovers and Mergers, subject to certain exemptions a mandatory offer must be made for our shares where a bidder together with any concert parties acquires an interest in shares carrying 30% or more of the voting rights carried by our shares; or if a bidder, together with any concert parties, holding not less than 30% but not more than 50% of the voting rights carried by our shares increases the percentage of shares carrying voting rights in which they are interested. Such mandatory offer must be made in cash (or be accompanied by a cash alternative) and be at a level of no less than the highest price paid by the bidder or any concert party for any interest in shares of the relevant class during the 12 months prior to the announcement of the offer. In addition, the Companies Act 2006 provides a bidder with a right to squeeze out minority shareholders (section 979 of the Companies Act 2006) and minority shareholders with a right to be bought out (section 983 of the Companies Act 2006), in each case where such bidder has acquired, or has unconditionally contracted to acquire, both 90% in value of our shares and 90% of the voting rights carried by the shares.

TAXATION

This section discusses (i) material UK tax consequences of the ownership of the ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities and debt securities by certain beneficial holders thereof, and (ii) material US federal income tax consequences of the ownership of the dollar preference shares, preference share ADSs and debt securities by certain beneficial holders thereof. This section does not discuss material US federal income tax consequences of owning contingent convertible securities and ordinary shares. Material US federal income tax consequences of owning contingent convertible securities and ordinary shares will be described in the relevant prospectus supplement.

This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the United Kingdom (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident in the United Kingdom for UK tax purposes at any material time (an “Eligible US Holder”). This discussion should be read in conjunction with the discussion of tax consequences to holders in the applicable prospectus supplement. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable prospectus supplement, holders should rely on the tax consequences described in the applicable prospectus supplement instead of this prospectus.

You generally will be entitled to benefits under the Treaty if you are:

•	the beneficial owner of the ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities, as applicable, and of any dividends or interest that you receive;

•	an individual resident or citizen of the United States, a US corporation, or a US partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to US taxation in the hands of a US resident person); and

•	not also a resident of the United Kingdom for UK tax purposes.

If you hold ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities in connection with the conduct of business or the performance of personal services in the United Kingdom or otherwise in connection with a branch, agency or permanent establishment in the United Kingdom, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation of benefits provision, apply in limited circumstances to ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will beneficially hold dollar preference shares, preference share ADSs, or debt securities and, in the case of the UK tax disclosure only, ordinary shares or contingent convertible securities, as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, partnerships or other entities classified as partnerships for US federal income tax purposes, persons that control (directly or indirectly) 10% or more of our voting stock or who are otherwise connected with us for UK tax purposes, persons that elect mark-to-market treatment, persons that hold ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, and US persons whose functional currency is not the US dollar. In addition, this discussion does not address any aspects of the Medicare contribution tax on net investment income. Furthermore, this summary does not address the tax treatment of the debt securities and contingent convertible securities following any exercise of the UK bail-in power by the relevant UK resolution authority.

This prospectus indicates that we may issue: undated subordinated debt securities; instruments which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); instruments which allow for the cancellation or deferral of our payment obligations at our option or under certain defined circumstances; instruments which provide for payments in a currency other than the currency in which such instruments are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; preference shares that are redeemable after a certain period; and instruments (other than contingent convertible securities) that are convertible into shares or securities. Unless expressly indicated otherwise, this section does not consider the tax consequences associated with an instrument that has any one of, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold an instrument that has any one of, or any combination of, these features. Accordingly, the following discussion should be used for general information purposes only, and you should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular security.

The statements regarding US and UK tax laws and published administrative practices set forth below are based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date of this prospectus. These laws and practices are subject to change without notice, possibly with retrospective effect. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.

For purposes of the Treaty and the US Internal Revenue Code of 1986, as amended (the “Code”), beneficial owners of ADSs will be treated as owners of the underlying shares. Deposits and withdrawals of shares in exchange for ADSs will not result in the realization of gain or loss for US federal income tax purposes.

UK Taxation

Taxation of Debt Securities and Contingent Convertible Securities

Payments of Interest

References to “interest” in this section mean interest as understood in UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities or contingent convertible securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.

Payments of interest on a debt security or a contingent convertible security should be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to “quoted Eurobonds” provided that the debt securities or contingent convertible securities are listed and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange, the London Stock Exchange and the Irish Stock Exchange are currently recognized for these purposes. Debt securities and contingent convertible securities will be treated as listed on the London Stock Exchange if they are included in the Official List by the United Kingdom Listing Authority and are admitted to trading on the Main Market or Professional Securities Market of the London Stock Exchange. Debt securities and contingent convertible securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the main market of the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area. Debt securities and contingent convertible securities will be treated as listed on the Irish Stock Exchange if they are (i) included in the Official List of the Irish Stock Exchange and (ii) admitted to trading on the Main Securities Market or Global Exchange Market of the Irish Stock Exchange.

In other cases (save as may be described in the relevant prospectus supplement), interest would be paid after deduction of UK income tax at the rate of 20%, although if you are an Eligible US Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs (“HMRC”) may, if it accepts the claim, authorize subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within four years after the end of the UK year of assessment to which the income relates and must be accompanied by the original statement showing the amount of income tax deducted that would have been provided by us when the interest payment was made. A year of assessment runs from April 6 in one calendar year to April 5 in the following calendar year.

Payments of interest on a debt security or a contingent convertible security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on capital gains realized on the sale or other disposal or redemption or conversion of a debt security or a contingent convertible security.

Taxation of Ordinary Shares, Dollar Preference Shares and Preference Share ADSs

Payments of Dividends

We will not be required to make any withholding or deduction for or on account of UK tax from any dividends that we pay on ordinary shares, dollar preference shares and preference share ADSs representing them.

Payments of dividends on ordinary shares, dollar preference shares and preference share ADSs will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, dividends with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on any capital gain realized on the disposal (including redemption) of an ordinary share, dollar preference share or preference share ADS.

Stamp Taxes

Debt Securities and Contingent Convertible Securities. The UK stamp duty and stamp duty reserve tax treatment of debt securities and contingent convertible securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue; the prospectus supplement relating to any particular series of debt securities or contingent convertible securities will summarize the applicable UK stamp duty and stamp duty reserve tax treatment.

Ordinary Shares, Dollar Preference Shares and Preference Share ADSs. UK stamp duty or stamp duty reserve tax will normally be payable on or in respect of transfers of, or agreements to transfer, the ordinary shares or the dollar preference shares (not being ADSs), and accordingly if you acquire or intend to acquire ordinary shares or dollar preference shares you are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

No UK stamp duty or stamp duty reserve tax will be payable on the issue of ordinary shares or dollar preference shares.

In practice, no UK stamp duty should be payable on the transfer of an ADS or beneficial ownership of an ADS, provided that the ADS and any separate instrument of transfer or written agreement to transfer are executed and remain at all times outside the United Kingdom. No UK stamp duty reserve tax will be payable in respect of an agreement to transfer ADSs or beneficial ownership of ADSs.

Inheritance Tax

An ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax Treaty”) and who is not for such purposes a national of the United Kingdom will not, provided any US federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security except in certain cases where the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the United Kingdom), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against US federal tax liability for the amount of any tax paid in the United Kingdom in a case where the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security is subject both to UK inheritance tax and to US federal estate or gift tax.

Provision of Information

Information relating to securities may be required to be provided to HMRC in certain circumstances pursuant to certain domestic and international reporting and transparency regimes. This may include (but is not limited to) information relating to the value of the securities, amounts paid or credited with respect to the securities, details of the holders or the beneficial owners of the securities (or the persons for whom the securities are held), details of the persons who exercise control over entities that are, or are treated as, holders of the securities, details of the persons to whom payments derived from the securities are or may be paid and information and documents in connection with transactions relating to the securities. Information may be required to be provided by, amongst others, the issuer, the holders of the securities, persons by or through whom payments derived from the securities are made or credited or who receive such payments (or who would be entitled to receive such payments if they were made), persons who effect or are a party to transactions relating to the securities on behalf of others and certain registrars or administrators. Accordingly, in order to enable these requirements to be met, holders of the securities may be required to provide information to the issuer or to other persons. In certain circumstances, the information obtained by HMRC may be exchanged with tax authorities in other countries.

EU Savings Directive and Directive on Administrative Cooperation in the Field of Taxation Under Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), each Member State of the European Union was required to provide to the tax authorities of another such Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. The Savings Directive was, however, repealed with effect from January 1, 2016 in the case of Member States other than Austria and will be repealed with effect from January 1, 2017 in the case of Austria. Austria will, until January 1, 2017 (unless during such period it elects otherwise), operate a withholding system in relation to such payments instead of an information reporting system. The rate of withholding is 35%. However, the beneficial owner of the interest (or similar income) payment may elect that certain provision of information procedures should be applied instead of withholding, provided that certain conditions are met.

The repeal of the Savings Directive is to prevent overlap with the new mandatory automatic exchange of financial account information being implemented under Council Directive 2011/16/EU on Administrative Cooperation in the Field of Taxation (as amended) (the “DAC”). The DAC is generally broader in scope than the Savings Directive, although it does not impose withholding taxes.

A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted similar measures to the Savings Directive. Some of those measures have been revised to be aligned with the DAC, and other such measures may be similarly revised in the future.

Investors who are in any doubt as to their position should consult their professional advisers.

The Proposed Financial Transactions Tax (“FTT”)

The European Commission has published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovenia, Slovakia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the securities (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of securities are advised to seek their own professional advice in relation to the FTT.

US Taxation

Taxation of Senior Debt Securities and Dated Subordinated Debt Securities

US Tax Characterization

The characterization of senior debt securities or dated subordinated debt securities for US federal income tax purposes will depend on the particular terms of those securities, and may not be entirely clear in all cases. The discussion of US federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness (and not equity) for US federal income tax purposes. You should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular senior debt security or dated subordinated debt security for such purposes.

Payments of Interest

You will be required to include payments of interest on a senior debt security or dated subordinated debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting).

In the case of senior debt securities or dated subordinated debt securities denominated in a currency other than US dollars, the amount of interest income you will be required to realize if you use the cash method of accounting for tax purposes will be the US dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into US dollars at that time.

If you use the accrual method of accounting, you generally must translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the senior debt securities or dated subordinated debt securities.

Purchase, Sale, or Retirement

Your basis in a senior debt security or dated subordinated debt security for US federal income tax purposes generally will equal the cost of such debt security to you, increased by any amounts includible in income by you as original issue discount (as described below) and reduced by any amortized premium and any payments other than qualified stated interest (as described below). In the case of a senior debt security or dated subordinated debt security denominated in a foreign currency, the cost of such debt security will be the US dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and traded on an established securities market, a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) will determine the US dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a senior debt security or dated subordinated debt security in respect of foreign currency-denominated original issue discount and premium will be determined in the manner described below for such adjustments. The conversion of US dollars to a foreign currency and the immediate use of that currency to purchase a senior debt security or dated subordinated debt security generally will not in itself result in taxable gain or loss for an Eligible US Holder.

Upon the sale, exchange or retirement of a senior debt security or dated subordinated debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a senior debt security or dated subordinated debt security, the amount realized generally will be the US dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the US dollar value of the amount realized by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement.

If you are an accrual basis taxpayer, the special election in respect of the purchase and sale of senior debt securities or dated subordinated debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited.

Notwithstanding the foregoing, any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security.

Original Issue Discount

If you own senior debt securities or dated subordinated debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. Eligible US Holders of such debt securities should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for US federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

If we issue senior debt securities or dated subordinated debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, we will refer to debt securities bearing original issue discount as “discount securities.” The “issue price” of the senior debt securities or dated subordinated debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The stated redemption price at maturity of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or based on certain indices. Floating rate debt securities generally will be treated as “variable rate debt instruments” under the original issue discount regulations. The stated interest on a variable rate debt instrument generally will be treated as “qualified stated interest” and such a debt instrument will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to Eligible US Holders of any such debt securities in the relevant prospectus supplement.

In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a variable rate debt instrument, both the “annual yield to maturity” and the “qualified stated interest” will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt instruments, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a variable rate debt instrument is based on more than one interest index.)

The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “annual yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in income in respect of a discount security denominated in US dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a discount security (i.e., the excess of all remaining payments to be received on the discount security, including payments of qualified stated interest, over the amount you paid for such discount security).

In the case of a discount security denominated in a foreign currency, you should determine the US dollar amount includible in income as original issue discount for each accrual period by:

(i)	calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)	translating the foreign currency amount so derived at the average exchange rate in effect during the accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognize a different amount of original issue discount income in each accrual period than you would be required to recognize if you were the holder of a similar discount security denominated in US dollars. Also, exchange gain or loss will be recognized when the original issue discount is paid or when you dispose of the discount security as accrued original issue discount is treated as accrued interest for purposes of determining an Eligible US Holder’s exchange gain or loss. See “—Payments of Interest” above.

If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Certain of the discount securities may provide for redemption prior to their maturity date, either at our option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable prospectus supplement and should consult their own tax advisers with respect to such features since the tax treatment of such discount securities will depend on their particular terms.

Taxation of Dollar Preference Shares, Preference Share ADSs and Undated Subordinated Debt Securities

US Tax Characterization of Undated Subordinated Securities

The characterization of undated subordinated debt securities depends on the particular terms of those securities, and may not be clear in all cases. The discussion of US federal income tax consequences in this section assumes that the undated subordinated debt securities will be treated as equity of the issuer (and not debt). Accordingly, payments of interest on such securities will be treated as dividends. You should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular undated subordinated debt security for such purposes.

Payments of Dividend

If we pay dividends (including interest on undated subordinated securities for this purpose), you must include those dividends in your income when you receive them without regard to your method of tax accounting. The dividends are expected to be treated as foreign source income. If you receive dividend payments denominated in foreign currency, you should determine the amount of your dividend income by converting the foreign currency into US dollars at the exchange rate in effect on the date of your (or the depositary’s, in the case of preference share ADSs) receipt of the dividend.

Subject to certain exceptions for short-term and hedged positions, the US dollar amount of dividends (including interest on undated subordinated securities treated as equity; see “—US Tax Characterization of Undated Subordinated Securities”) received by a non-corporate Eligible US Holder will be subject to US taxation at preferential rates if the dividends are “qualified dividends.” The dividends generally will be qualified dividends if we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company for US federal income tax purposes (a “PFIC”). Based on our audited financial statements and relevant market data, we believe that we were not a PFIC with respect to our 2015 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market data, we do not anticipate becoming a PFIC in our current taxable year or in the foreseeable future. You should consult your own tax adviser regarding the availability of the reduced dividend tax rate in light of your particular situation and regarding the computation of your foreign tax credit, if any, with respect to any qualified dividend income you receive.

Sale, Exchange or Retirement

You will generally recognize capital gain or loss on a sale, exchange or redemption (other than a redemption treated as a distribution) in an amount equal to the difference between the amount realized (excluding any amounts treated as dividends for US federal income tax purposes) and your tax basis in the instrument. You should consult your own tax adviser as to the US federal income tax consequences of a redemption of any redeemable shares (including dollar preference shares) or preference share ADSs. If you acquired a dollar preference share, preference share ADS or undated subordinated debt security as part of a unit comprising more than one share, preference share ADS or undated subordinated debt security, your tax basis in each component of the unit will generally be determined by allocating the purchase price for the unit between those components based on their relative fair market values at the time you acquired the unit. Such gain or loss generally will be long-term capital gain or loss if you have held the dollar preference shares, preference share ADSs or undated subordinated debt securities for more than one year at the time of disposition. The net amount of long-term capital gain realized by an individual holder generally is subject to taxation at reduced rates. A holder’s ability to offset capital losses against ordinary income is limited.

US Information Reporting and Backup Withholding

Dividends, interest and proceeds from the sale or other disposition of dollar preference shares, preference share ADSs, equity or debt securities that are paid in the United States or through a US-related financial intermediary may be subject to information reporting and backup withholding unless the recipient (i) is a corporation or, other exempt recipient and, when required, establishes such fact or (ii) a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s US federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup-withholding rule by filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

Foreign Account Tax Compliance Act

As a result of FATCA and related intergovernmental agreements, holders of dollar preference shares, preference share ADSs, equity and debt securities may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners (as described in further detail in “UK Taxation—Provision of Information,” above), which may be reported to the HMRC, and ultimately, the Internal Revenue Service. It is also possible that payments on the dollar preference shares, preference share ADSs, equity and debt securities may be subject to a withholding tax of 30% beginning on January 1, 2019, as a result of FATCA. With respect to securities that are treated as debt for US federal income tax purposes and are not materially modified on or after the applicable “grandfathering date,” payments on the securities will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the date on which final US Treasury regulations defining the term “foreign passthru payment” are filed with the Federal Register. We will not pay additional amounts (as such term is used under “Description of Debt Securities—Additional Amounts”) on account of any withholding tax imposed by FATCA.

FATCA is particularly complex. Each prospective holder of securities should consult its own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect each holder in its particular circumstance.

UNDERWRITING (CONFLICTS OF INTEREST)

Initial Offering and Sale of Securities

We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, HSBC in the ordinary course of business.

In relation to each Member State of the European Economic Area each underwriter, dealer or agent in connection with an offering of securities has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the Relevant Implementation Date) it has not made and will not make an offer of securities which are the subject of the offering contemplated by the prospectus, or any prospectus supplement, to the public in that Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer to the public in that Member State:

(a)	if the final terms in relation to the securities specify that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Member State (a “Non-exempt Offer”) following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable, and the issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter, dealer or agent for any such offer; or

(d)	at any time in other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (b) to (d) above will require the issuer or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each underwriter, dealer or agent in connection with an offering of securities represents and agrees that:

(a) in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (“FSMA”) by the issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

Conflicts of Interest

HSBC Securities (USA) Inc., an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities. To the extent an initial offering of the securities will be distributed by HSBC Securities (USA) Inc., each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of HSBC Holdings plc will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In addition, HSBC Securities (USA) Inc. may use this prospectus in connection with offers and sales related to market-making activities. HSBC Securities (USA) Inc. may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

Market-Making Resales

This prospectus may be used by HSBC Securities (USA) Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC Holdings plc may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

HSBC Holdings plc does not expect to receive any proceeds from market-making transactions. HSBC Holdings plc does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC Holdings plc.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by HSBC Securities (USA) Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither HSBC Securities (USA) Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and our English solicitors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Our consolidated financial statements as at December 31, 2015 and for the year ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 appearing in our Form 6-K dated February 25, 2016 have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as at December 31, 2014 and for each of the two years ended December 31, 2014 and 2013, appearing in our Form 6-K dated February 25, 2016, have been incorporated by reference and include the effects of the adjustments as described in Note 1A to our consolidated financial statements. KPMG Audit Plc, an independent registered public accounting firm, audited our consolidated financial statements as at December 31, 2014, and for each of the two years ended December 31, 2014 and 2013, before the effects of these adjustments. PricewaterhouseCoopers LLP, an independent registered public accounting firm audited the adjustments. Our consolidated financial statements as at December 31, 2014, and for each of the two years ended December 31, 2014 and 2013, have been incorporated by reference herein in reliance upon the reports of (1) KPMG Audit Plc, solely with respect to the financial statements before the effects of the adjustments, and (2) PricewaterhouseCoopers LLP, solely with respect to the adjustments, and upon the authority of said firms as experts in accounting and auditing.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by HSBC Holdings or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder will under any circumstance create an implication that there has been no change in the affairs of HSBC Holdings since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

HSBC

HSBC HOLDINGS PLC

$2,000,000,000 6.875% Perpetual Subordinated Contingent Convertible Securities

(Callable June 2021 and Every Five Years Thereafter)

Prospectus Supplement

Sole Structuring Adviser and Book-Running Manager

HSBC

Prospectus Supplement dated May 24, 2016.